CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Maximum Aggregate Offering Price	Amount of Registration Fee
2.670% Senior Notes due 2026	$1,000,000,000	$92,700(1)
3.276% Senior Notes due 2028	$500,000,000	$46,350(1)
3.569% Senior Notes due 2031	$1,000,000,000	$92,700(1)
Guarantees of 2.670% Senior Notes due 2026	—	(2)
Guarantees of 3.276% Senior Notes due 2028	—	(2)
Guarantees of 3.569% Senior Notes due 2031	—	(2)
Total		$231,750

(1)	Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended.
(2)	Pursuant to Rule 457(n), no registration fee is payable with respect to any such guarantees.

Filed Pursuant to Rule 424(b)5

Registration No. 333-249491

PROSPECTUS SUPPLEMENT

(To prospectus dated October 15, 2020)

CDW LLC and CDW Finance Corporation

$1,000,000,000 2.670% Senior Notes due 2026

$500,000,000 3.276% Senior Notes due 2028

$1,000,000,000 3.569% Senior Notes due 2031

We are offering $1,000,000,000 aggregate principal amount of 2.670% Notes due 2026 (the “2026 Notes”), $500,000,000 aggregate principal amount of 3.276% Notes due 2028 (the “2028 Notes”) and $1,000,000,000 aggregate principal amount of 3.569% Notes due 2031 (the “2031 Notes” and, together with the 2026 Notes and the 2028 Notes, the “notes”), which will bear interest at the applicable rate per year for each series as set forth above. The 2026 Notes will mature on December 1, 2026, the 2028 Notes will mature on December 1, 2028 and the 2031 Notes will mature on December 1, 2031. Interest on the notes will accrue from December 1, 2021, and the first interest payment date will be June 1, 2022.

The notes will be redeemable at our option, in whole at any time, or in part from time to time, prior to their maturity at the respective redemption prices set forth herein. See “Description of Notes—Optional Redemption.” We do not intend to list the notes on any securities exchange. Currently, there are no public markets for the notes.

We expect to use the net proceeds from the offering of the notes to partially fund the cash consideration payable by us for the acquisition all of the issued and outstanding equity interests in Granite Parent, Inc., the indirect parent of Sirius Computer Solutions, Inc., and to pay related fees, costs and expenses. If (x) the consummation of the Acquisition (as defined herein) does not occur on or before October 11, 2022 (the “Special Mandatory Redemption Date”); (y) we notify the Trustee (as defined herein) that we will not pursue the consummation of the Acquisition; or (z) the Purchase Agreement (as defined herein) has been terminated without the consummation of the Acquisition, we will be required to redeem the notes then outstanding (such redemption, the “Special Mandatory Redemption”) at a redemption price equal to 101% of the principal amount of the notes to be redeemed plus accrued and unpaid interest, if any, to, but excluding, the Special Mandatory Redemption Date.

The notes will be unsecured senior obligations of CDW LLC and CDW Finance Corporation (“CDW Finance”), will rank equal in right of payment with all of their existing and future senior indebtedness, but will be effectively subordinated to their existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness, and will be senior in right of payment to any of their future subordinated indebtedness. The notes will be guaranteed on an unsecured senior basis by CDW Corporation, the direct parent of CDW LLC and CDW Finance, and all of the direct and indirect domestic subsidiaries of CDW LLC that are guarantors under our senior credit facilities. The notes will be structurally subordinated to all of the liabilities and preferred stock of each of the subsidiaries of CDW LLC that do not guarantee the notes.

Investing in the notes involves risks. You should refer to “Risk factors” beginning on page S-10 of this prospectus supplement and the periodic reports and other information that we file with the Securities and Exchange Commission (the “SEC”) incorporated by reference in this prospectus supplement and carefully consider that information before deciding to purchase any notes.

	Per 2026 Note	Per 2028 Note	Per 2031 Note	Total
Public offering price (i)	100%	100%	100%	$2,500,000,000
Underwriting discounts paid by us	0.600%	0.625%	0.650%	$ 15,625,000
Net proceeds, before expenses, to us (i)	99.400%	99.375%	99.350%	$2,484,375,000

(i)	Plus accrued interest, if any, from December 1, 2021.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

We expect that delivery of the notes will be made to investors in book-entry form through The Depository Trust Company on or about December 1, 2021.

Joint Bookrunning Managers

J.P. Morgan	BofA Securities	Wells Fargo Securities	Morgan Stanley

Capital One Securities	Mizuho Securities	MUFG

Co-managers

Goldman Sachs & Co. LLC	Scotiabank	US Bancorp	Siebert Williams Shank

November 23, 2021

PROSPECTUS SUPPLEMENT

PROSPECTUS

We are responsible for the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus and any free-writing prospectus we prepare or authorize. We have not authorized anyone to provide you with different information. You should not assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus is accurate as of any date other than the date set forth on the front of the document. We and the underwriters are not making an offer of these securities in any state where the offer is not permitted.

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ABOUT THIS DOCUMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and other matters relating to us and our financial condition. The second part is the accompanying prospectus, which gives more general information about securities we may offer from time to time, some of which will not apply to this offering. This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC using the SEC’s shelf registration rules. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described in this prospectus supplement and the accompanying prospectus in the sections titled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” To the extent there is a conflict between the information contained in the accompanying prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus or this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

We and the underwriters have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. This prospectus supplement, the accompanying prospectus and any such free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus supplement, the accompanying prospectus and any such free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus and any such free writing prospectus subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus supplement, the accompanying prospectus and any such free writing prospectus is delivered or securities are sold on a later date.

We reserve the right to withdraw this offering at any time. We and the underwriters also reserve the right to reject any offer to purchase, in whole or in part, for any reason, or to sell less than the amount of notes offered hereby.

TRADEMARKS AND SERVICE MARKS

This prospectus supplement and the accompanying prospectus include our trademarks, such as “CDW,” which are protected under applicable intellectual property laws and are the property of CDW Corporation or its subsidiaries. This prospectus supplement and the accompanying prospectus also contain trademarks, service marks, trade names and copyrights of other companies, which are the property of their respective owners.

Solely for convenience, trademarks and trade names referred to in this prospectus supplement and the accompanying prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks and trade names.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information included or incorporated by reference in this prospectus supplement and the accompanying prospectus. You should carefully read the entire prospectus supplement and the entire accompanying prospectus, including the sections entitled “Risk Factors” and the risk factors and consolidated financial statements and notes related to those statements incorporated by reference in this prospectus supplement and the accompanying prospectus, before deciding to purchase any notes. Unless otherwise indicated or the context otherwise requires, the terms “we,” “us,” “our,” the “Company,” “CDW” and other similar terms refer to the business of CDW Corporation and its consolidated subsidiaries and the term “Sirius” refers to Granite Parent Inc. and its consolidated subsidiaries.

OUR COMPANY

We are a Fortune 500 company, member of the S&P 500 Index, and a leading multi-brand provider of information technology (“IT”) solutions to small, medium and large business, government, education and healthcare customers in the United States (“US”), the United Kingdom (“UK”) and Canada. Our broad array of offerings ranges from discrete hardware and software products to integrated IT solutions and services that include on-premise, hybrid and cloud capabilities across data center and networking, digital workspace, security and virtualization.

We are vendor, technology and consumption model “agnostic,” with a solutions portfolio including more than 100,000 products and services from more than 1,000 leading and emerging brands. Our solutions are delivered in physical, virtual and cloud-based environments through approximately 7,000 customer-facing coworkers, including sellers, highly-skilled technology specialists and advanced service delivery engineers. We are a leading sales channel partner for many original equipment manufacturers (“OEMs”), software publishers and cloud providers (collectively, our “vendor partners”), whose products we sell or include in the solutions we offer. We provide our vendor partners with a cost-effective way to reach customers and deliver a consistent brand experience through our established end-market coverage, technical expertise and extensive customer access.

We simplify the complexities of technology across design, selection, procurement, integration and management for our customers. Our goal is to have our customers, regardless of their size, view us as a trusted adviser and extension of their IT resources. We do not manufacture products. Our multi-brand offering approach enables us to identify the products or combination of products from our vendor partners that best address each customer’s specific IT requirements.

We provide integrated IT solutions in more than 150 countries for customers with primary locations in the United States, UK and Canada, which are large and growing markets. According to the International Data Corporation (“IDC”), the total US, UK and Canadian IT market generated approximately $1 trillion in sales in 2020. We believe our addressable markets in the US, UK and Canada represent approximately $360 billion in annual sales. These are highly fragmented markets served by thousands of IT resellers and solutions providers. For the year ended December 31, 2020, we estimate that our total Net sales of $18.5 billion represented approximately 5% of our addressable markets. We believe that demand for IT will continue to outpace general economic growth in the markets we serve, fueled by new technologies, including hybrid and cloud computing, virtualization and mobility as well as growing end-user demand for security, efficiency and productivity.

CDW LLC is an Illinois limited liability company and a subsidiary of CDW Corporation, a Delaware corporation. CDW Finance is a Delaware corporation and a subsidiary of CDW Corporation. Our principal executive offices are located at 75 Tri-State International, Lincolnshire, Illinois 60069, and our telephone number at that address is (847) 465-6000. Our website is located at http://www.cdw.com. The information on our website is not part of this prospectus supplement or the accompanying prospectus (other than our SEC reports that are expressly incorporated by reference herein).

RECENT DEVELOPMENTS

Sirius Acquisition

On October 15, 2021, CDW entered into a Purchase and Sale Agreement (the “Purchase Agreement”) to acquire all issued and outstanding equity interests in Granite Parent, Inc., the parent company of Sirius Computer Solutions, Inc. for $2.5 billion in cash, subject to certain adjustments (the “Acquisition”).

Sirius is a leading provider of secure, mission-critical technology-based solutions and is one of the largest IT solutions integrators in the United States, leveraging its services-led approach, broad portfolio of hybrid infrastructure solutions, and deep technical expertise of its 2,600 coworkers to support corporate and public customers. This strategic acquisition will enhance CDW’s breadth and depth of services and solutions offerings.

The completion of the Acquisition is subject to customary closing conditions, including among other things, the expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”). The applicable waiting period under the HSR Act expired on November 17, 2021. CDW expects the Acquisition to close in fourth quarter 2021, subject to the satisfaction of customary closing conditions.

Proposed Debt Refinancing

On October 20, 2021, CDW LLC entered into a financing commitment letter (the “Commitment Letter”) with JPMorgan Chase Bank, N.A. (the “Arranger”) which contemplates the arrangement of (i) a senior unsecured revolving credit facility in an aggregate principal amount of up to $1.6 billion (the “New Revolving Facility”) and (ii) a senior unsecured term loan facility in an aggregate principal amount of up to $1.42 billion (the “New Term Loan Facility” and together with the New Revolving Facility, the “New Senior Credit Facilities”). Pursuant to the Commitment Letter, the Arranger has provided certain financing commitments to CDW and has agreed to use commercially reasonable efforts to arrange the syndication of the New Senior Credit Facilities, each subject to customary terms and conditions. The New Senior Credit Facilities are expected to be guaranteed by the same subsidiaries of ours that guarantee the Existing Senior Credit Facilities (as defined below) and the notes and are expected to have a five-year maturity.

CDW expects to use the proceeds of the New Senior Credit Facilities to repay all of its outstanding indebtedness under its senior asset-based revolving credit facility (the “ABL Facility”) and its existing senior secured term loan facility (the “Existing Term Loan Facility” and together with the ABL Facility, the “Existing Senior Credit Facilities”). Our proposed entry into the New Senior Credit Facilities and the full repayment of the Existing Senior Credit Facilities is referred to in this prospectus supplement as the “Refinancing.”

We currently expect the Refinancing to occur contemporaneously with the issuance of the notes offered hereby and contemporaneously with the closing of the Acquisition. However, neither this offering nor the closing of the Acquisition are conditioned upon the Refinancing, and we cannot assure you that the Refinancing will occur on the terms described by this prospectus supplement, or at all.

THE OFFERING

The summary below describes the principal terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of Notes” section of this prospectus supplement contains more detailed descriptions of the terms and conditions of the notes.

Issuers	CDW LLC and CDW Finance Corporation (the “Issuers”).

Securities

$1,000,000,000 aggregate principal amount of 2.670% senior notes due 2026.

$500,000,000 aggregate principal amount of 3.276% senior notes due 2028.

$1,000,000,000 aggregate principal amount of 3.569% senior notes due 2031.

Maturity Date	The 2026 Notes will mature on December 1, 2026. The 2028 Notes will mature on December 1, 2028. The 2031 Notes will mature on December 1, 2031.

Interest

Interest on the 2026 Notes will be payable in cash and will accrue at a rate of 2.670% per annum.

Interest on the 2028 Notes will be payable in cash and will accrue at a rate of 3.276% per annum.

Interest on the 2031 Notes will be payable in cash and will accrue at a rate of 3.569% per annum.

Interest Payment Dates	June 1 and December 1, commencing on June 1, 2022. Interest will accrue from December 1, 2021.

Ranking	The notes and the related guarantees will be the issuers’ and the guarantors’ senior unsecured obligations and will:

•  be effectively subordinated to all of our and the guarantors’ existing and future secured debt (which will include our Existing Senior Credit Facilities if the refinancing does not occur) and to our inventory financing agreements that we have entered into with certain financial intermediaries in order to facilitate the purchase of certain inventory, in each case to the extent of the value of the assets securing such debt or other obligations;

• be structurally subordinated to all existing and future indebtedness and other liabilities of CDW LLC’s non-guarantor subsidiaries;

• rank equal in right of payment with all of our and the guarantors’ existing and future unsecured senior debt, including our 5.5% senior notes due 2024 (the “2024 Senior

Notes”), our 4.125% senior notes due 2025 (the “ 2025 Senior Notes”), our 4.25% senior notes due 2028 (the “2028 Senior Notes”), and our 3.25% senior notes due 2029 (the “2029 Senior Notes”), and the related guarantees; and

• rank senior in right of payment to all of our and the guarantors’ future subordinated debt.

As of September 30, 2021, after giving effect to this offering, the consummation of the Acquisition and the Refinancing, we would have had $6.6 billion of total long-term debt outstanding and $416 million of obligations outstanding under our inventory financing agreements, including obligations assumed from the Acquisition, and the ability to borrow approximately $1.2 billion under our New Revolving Credit Facility.

Guarantees	The notes will be fully and unconditionally guaranteed, jointly and severally, on an unsecured senior basis by CDW Corporation and by each of CDW LLC’s direct and indirect wholly owned domestic subsidiaries and CDW LLC’s future wholly owned direct or indirect domestic subsidiaries that guarantees our existing indebtedness or the existing indebtedness of the guarantors. Following the consummation of the Acquisition, we expect that Sirius and each of its material domestic subsidiaries will also become guarantors of the notes.

Our non-guarantor subsidiaries represented approximately 16% of our total assets and approximately 10% of our total liabilities as of September 30, 2021. In addition, for the nine months ended September 30, 2021, our non-guarantor subsidiaries generated approximately 12% of our net sales and 7% of our net income.

Optional Redemption

Prior to the applicable Par Call Date (as defined in this prospectus supplement) of the 2026 Notes, the 2028 Notes and the 2031 Notes, respectively, such notes will be subject to redemption at a redemption price equal to the greater of the following amounts, plus, in each case, accrued and unpaid interest thereon to, but not including the redemption date:

•  100% of the aggregate principal amount of the notes then outstanding to be redeemed; or

•  the sum of the present values of the Remaining Scheduled Payments (as defined in this prospectus supplement) on the notes to be redeemed.

The present value of the Remaining Scheduled Payments will be determined by discounting such payments on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using the Treasury Rate plus 0.25% in the case of the 2026 Notes, 0.30% in the case of the 2028 Notes and 0.30% in the case of the 2031 Notes.

On or after the applicable Par Call Date, we may redeem all or part of any series of the notes at a redemption price equal to 100% of the aggregate principal amount of the notes to be redeemed on the redemption date, plus accrued and unpaid interest on such notes to, but excluding, the redemption date.

See “Description of Notes—Optional Redemption.”

Special Mandatory Redemption	If (x) the consummation of the Acquisition does not occur on or before October 11, 2022; (y) we notify the Trustee that we will not pursue the consummation of the Acquisition; or (z) the Purchase Agreement has been terminated without the consummation of the Acquisition, then in any such case we will be required to redeem the notes then outstanding at a redemption price equal to 101% of the principal amount of the notes to be redeemed plus accrued and unpaid interest, if any, to, but excluding, the Special Mandatory Redemption Date. See “Description of Notes—Special Mandatory Redemption.”

Change of Control Repurchase Event	Upon the occurrence of specific kinds of change of control repurchase events, you will have the right, as holders of the notes, to cause us to repurchase some or all of your notes at 101% of their face amount, plus accrued and unpaid interest to the repurchase date. See “Description of Notes—Repurchase at the Option of Holders—Change of Control Repurchase Event.”

Certain Covenants	The indenture that will govern the notes offered hereby will contain covenants that will, among other things, limit our ability and the ability of our restricted subsidiaries to:

• create liens on certain assets to secure debt;

• enter into sale and lease-back transactions; and

• consolidate, merge, sell or otherwise dispose of all or substantially all of our assets.

No Prior Market	The notes will be new securities for which there is currently no market. Although the underwriters have informed us that they intend to make a market in the notes, they are not obligated to do so, and they may discontinue market making activities at any time without notice. Accordingly, we cannot assure you that a liquid market for the notes will develop or be maintained.

Use of Proceeds	We intend to use the net proceeds from the offering of the notes to partially fund the cash consideration payable by us for the Acquisition and to pay related fees, costs and expenses. See “Use of Proceeds.”

Risk Factors	See “Risk Factors” included in this prospectus supplement and the accompanying prospectus, as well as the risk factors incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of factors that you should carefully consider before deciding to purchase any notes.

SUMMARY HISTORICAL FINANCIAL DATA OF CDW

The following information as of December 31, 2020 and 2019, and for each of the years in the three-year period ended December 31, 2020, has been derived from our audited consolidated financial statements and accompanying notes contained in our Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated by reference into this prospectus supplement. The following information as of September 30, 2021 and for the nine months ended September 30, 2021 and 2020 have been derived from our unaudited consolidated financial statements contained in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, which is incorporated by reference into this prospectus supplement. The following information is only a summary and does not provide all of the information contained in our financial statements.

The unaudited consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and, in the opinion of our management, include all adjustments necessary for a fair statement of the information set forth therein. The results of interim periods are not necessarily indicative of results that may be expected for the full year or any future periods.

(dollars in millions)	Nine Months Ended September 30,		Year Ended December 31,
	2021	2020	2020	2019	2018
	(unaudited)
Statement of Operations Data:
Net sales	$15,283.9	$13,511.3	$18,467.5	$18,032.4	$16,240.5
Cost of sales	12,691.0	11,182.1	15,257.4	14,992.5	13,533.6

Gross profit	2,592.9	2,329.2	3,210.1	3,039.9	2,706.9
Selling and administrative expenses	1,513.2	1,482.2	2,030.9	1,906.3	1,719.6

Operating income	1,079.7	847.0	1,179.2	1,133.6	987.3
Interest expense, net	(107.5)	(117.8)	(154.9)	(159.4)	(148.6)
Other (expense) income, net	38.3	(21.9)	(22.0)	(24.5)	1.8

Income before income taxes	1,010.5	707.3	1,002.3	949.7	840.5
Income tax expense	(237.2)	(157.1)	(213.8)	(212.9)	(197.5)

Net income	$773.3	$550.2	$788.5	$736.8	$643.0

Balance Sheet Data (at end of period):
Cash and cash equivalents	$245.1		$1,410.2	$154.0
Total assets	9,011.6		9,344.7	7,999.4

SUMMARY HISTORICAL FINANCIAL DATA OF SIRIUS

The following information as of December 31, 2020 and for the one year period ended December 31, 2020 has been derived from Sirius’ audited consolidated financial statements and accompanying notes included elsewhere in this prospectus supplement. The following information as of September 30, 2021 and for the nine months ended September 30, 2021 have been derived from Sirius’ unaudited consolidated financial statements included elsewhere in this prospectus supplement. The following information is only a summary and does not provide all of the information contained in Sirius’ financial statements.

The unaudited consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and, in the opinion of Sirius’ management, include all adjustments necessary for a fair statement of the information set forth therein. The results of interim periods are not necessarily indicative of results that may be expected for the full year or any future periods.

(dollars in millions)	Nine Months Ended September 30, 2021	Year Ended December 31, 2020
	(unaudited)
Statement of Comprehensive Income Data:
Total revenues	$649.8	$867.1
Total cost of revenues	172.7	234.2

Gross margin	477.1	632.9
Sales, general, & administrative expenses	331.2	440.4
Depreciation and amortization expenses	48.0	61.8

Operating income	97.9	130.7
Interest expense, net	48.7	70.0
Miscellaneous expense	0.6	2.3

Income before income taxes	48.6	58.4
Income taxes	13.5	18.3

Net income	$35.1	$40.1

Balance Sheet Data (at end of period):
Cash and cash equivalents	$191.3	$128.6
Total assets	2,925.4	2,999.7

SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

The following table presents summary unaudited pro forma condensed combined financial information about our financial condition and results of operations on a pro forma basis giving effect to the Acquisition and certain related transactions, as set forth in the unaudited pro forma condensed combined financial statements included elsewhere in this prospectus supplement. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 and the nine months ended September 30, 2021 give effect to the Acquisition and certain related transactions as if it had been consummated on January 1, 2020. The unaudited pro forma condensed combined balance sheet as of September 30, 2021 has been prepared to give effect to the Acquisition as if it had been consummated on September 30, 2021.

The summary unaudited pro forma condensed combined financial information is derived from, and should be read in conjunction with, our consolidated financial statements and related notes incorporated by reference into this prospectus supplement, and the consolidated financial statements and related notes of Sirius included elsewhere in this prospectus supplement, together with the more detailed information as set forth in the unaudited pro forma financial statements included elsewhere in this prospectus supplement and the related notes included in this prospectus supplement. The summary unaudited pro forma condensed combined financial information set forth below has been presented for informational purposes only and is not necessarily indicative of what the combined financial condition or results of operations actually would have been had the applicable transaction been completed as of the dates indicated. In addition, the summary unaudited pro forma condensed combined financial information presented below does not purport to project the combined financial condition or operating results for any future period.

(dollars in millions)	Nine Months Ended September 30, 2021	Year Ended December 31, 2020
	(unaudited)
Statement of Comprehensive Income Data:
Net sales	$16,867	$20,649
Cost of sales	13,835	16,869

Gross profit	3,032	3,780
Selling & administrative expenses	1,912	2,649
Operating income	1,120	1,131
Interest expense, net	(169)	(237)
Other (expense) income, net	37	(78)

Income before income taxes	988	816
Income tax expense	(233)	(172)

Net income	$755	$644

Balance Sheet Data (at end of period):
Cash and cash equivalents	$194
Total assets	12,888

RISK FACTORS

You should carefully consider the following risk factors and the risk factors included under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated by reference in this prospectus supplement, and evaluate all of the information included and incorporated by reference in this prospectus supplement and the accompanying prospectus, including the filings we make with the SEC, before you decide to purchase any notes. Our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks. If any of these risks are realized, the trading price of the notes would likely decline and we may not be able to make payments of interest and principal on the notes, and you may lose all or part of your original investment.

Risks Related to the Notes

We have a substantial amount of indebtedness, which could have important consequences to our business and prevent us from fulfilling our obligations under the notes.

We have a substantial amount of indebtedness. As of September 30, 2021, after giving effect to this offering, the Acquisition and the Refinancing, we would have had $6.6 billion of total long-term debt outstanding and $416 million of obligations outstanding under our inventory financing agreements, including obligations assumed from the Acquisition, and the ability to borrow approximately $1.2 billion under our New Revolving Credit Facility. Our substantial indebtedness could have important consequences to the holders of the notes, including the following:

•	making it more difficult for us to satisfy our obligations with respect to the notes and our other indebtedness;

•

requiring us to dedicate a substantial portion of our cash flow from operations to debt service payments on our and our subsidiaries’ debt, which reduces the funds available for working capital, capital expenditures, acquisitions and other general corporate purposes;

•

requiring us to comply with restrictive covenants in our New Senior Credit Facilities (or our Existing Senior Credit Facilities, if the Refinancing does not occur) and the more limited restrictive covenants in the indentures governing our 2024 Senior Notes, our 2025 Senior Notes, our 2028 Senior Notes, our 2029 Senior Notes and the indenture that will govern the notes offered hereby, which limit the manner in which we conduct our business;

•	making it more difficult for us to obtain vendor financing from our vendor partners, including original equipment manufacturers and software publishers;

•	limiting our flexibility in planning for, or reacting to, changes in the industry in which we operate;

•	placing us at a competitive disadvantage compared to any of our less leveraged competitors;

•	increasing our vulnerability to both general and industry-specific adverse economic conditions; and

•

limiting our ability to obtain additional debt or equity financing to fund future working capital, capital expenditures, acquisitions or other general corporate requirements and increasing our cost of borrowing.

We will be required to generate sufficient cash to service our indebtedness, including the notes, and, if not successful, we may be forced to take other actions to satisfy our obligations under our indebtedness.

Our ability to make scheduled payments on or to refinance our debt obligations depends on our financial and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. Our outstanding long-term debt will impose significant cash interest payment obligations on us and, accordingly, we will have to generate significant cash flow from operating activities to fund our debt service obligations. We cannot assure you that we will maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay capital expenditures, sell assets or operations, seek additional debt or equity capital, restructure or refinance our indebtedness, including the notes, or revise or delay our strategic plan. We cannot assure you that we would be able to take any of these actions, that these actions would be successful and permit us to meet our scheduled debt service obligations or satisfy our capital requirements, or that these actions would be permitted under the terms of our existing or future debt agreements, including our Senior Credit Facilities, our existing indentures and the indenture that will govern the notes offered hereby. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. Our Existing Senior Credit Facilities restrict our ability to dispose of assets and use the proceeds from the disposition. We may not be able to consummate those dispositions or to obtain the proceeds which we could realize from them and these proceeds may not be adequate to meet any debt service obligations then due.

If we cannot make scheduled payments on our debt, we will be in default and, as a result:

•	our debt holders could declare all outstanding principal and interest to be due and payable; and

•	we could be forced into bankruptcy or liquidation, which could result in holders of notes losing their investment in the notes.

Despite our indebtedness levels, we and our subsidiaries may be able to incur substantially more debt, including secured debt. This could further increase the risks associated with our leverage.

We and our subsidiaries may be able to incur substantial additional indebtedness in the future. The terms of our Senior Credit Facilities and our existing indentures do not, and the indenture that will govern the notes offered hereby will not, fully prohibit us or our subsidiaries from doing so. To the extent that we incur additional indebtedness or such other obligations, the risks associated with our substantial indebtedness described above, including our possible inability to service our debt, will increase. As of September 30, 2021, after giving effect to this offering, the consummation of the Acquisition and the Refinancing, we would have had approximately $1.2 billion available for additional borrowing under our New Revolving Credit Facility.

Restrictive covenants under our Existing Senior Credit Facilities and, to a lesser degree, our New Senior Credit Facilities and our existing indentures may adversely affect our operations and liquidity.

Our Existing Senior Credit Facilities and, to a lesser degree, the New Senior Credit Facilities we expect to enter into in connection with the Refinancing and our existing indentures contain, and any future indebtedness of ours may contain, various covenants that limit our ability to, among other things:

•	incur or guarantee additional debt;

•	pay dividends or make distributions to holders of our capital stock or to make certain other restricted payments or investments;

•	repurchase or redeem capital stock;

•	make loans, capital expenditures or investments or acquisitions;

•	receive dividends or other payments from our subsidiaries;

•	enter into transactions with affiliates;

•	create liens;

•	merge or consolidate with other companies or transfer all or substantially all of our assets;

•	transfer or sell assets, including capital stock of subsidiaries; and

•	prepay, repurchase or redeem debt that is junior in right of payment to the notes.

Additionally, our New Senior Credit Facilities require (or, if the Refinancing has not been consummated, are expected to require) us to maintain a maximum leverage ratio of consolidated total indebtedness (as defined in the New Senior Credit Facilities) to consolidated EBITDA of, initially, 4.50x and, from and after the fiscal quarter ending on or about March 31, 2023, 4.00x (and, in the case of the first four full fiscal quarters following the consummation of a qualified acquisition (as defined in the New Senior Credit Facilities), 4.50x) as of the end of each fiscal quarter.

As a result of these covenants, we are limited in the manner in which we conduct our business and we may be unable to engage in favorable business activities or finance future operations or capital needs. A breach of any of these covenants or any of the other restrictive covenants would result in a default under our Senior Credit Facilities. Upon the occurrence of an event of default under our Senior Credit Facilities, the lenders:

•	will not be required to lend any additional amounts to us;

•	could elect to declare all borrowings outstanding thereunder, together with accrued and unpaid interest and fees, to be due and payable; or

•	could require us to apply all of our available cash to repay these borrowings.

The acceleration of amounts outstanding under our Senior Credit Facilities would trigger an event of default under our existing indentures.

If the lenders under our Senior Credit Facilities accelerate the repayment of borrowings, we cannot assure you that we will have sufficient assets to repay our Senior Credit Facilities and our other indebtedness, including the notes, or the ability to borrow sufficient funds to refinance such indebtedness. Even if we were able to obtain new financing, it may not be on commercially reasonable terms, or terms that are acceptable to us.

The notes will be unsecured and will be effectively subordinated to our and the guarantors’ secured debt.

The Issuers’ obligations under the notes and the guarantors’ obligations under the guarantees of the notes will not be secured by any of our or our subsidiaries’ assets. Borrowings under our Existing Senior Credit Facilities are secured by a security interest in substantially all of our assets and the assets of the guarantors. Although we expect the Refinancing will replace the majority of our secured debt with unsecured debt, there can be no assurance that the Refinancing will occur, or that we will not incur additional secured debt in the future. The indenture that will govern the notes will permit us and our subsidiaries to incur additional secured debt. As a result, the notes and the guarantees will be effectively subordinated to all of the Issuers’ and the guarantors’ secured debt and other obligations to the extent of the value of the assets securing such obligations. If the Issuers and the guarantors were to become insolvent or otherwise fail to make payments on the notes, holders of the Issuers’ and the guarantors’ secured obligations would be paid first and would receive payments from the assets securing such obligations before the holders of the notes would receive any payments. You may therefore not be fully repaid in the event we become insolvent or otherwise fail to make payments on the notes

Variable rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly.

Certain of our borrowings, primarily borrowings under our Senior Credit Facilities, are at variable rates of interest and expose us to interest rate risk. As of September 30, 2021, after giving effect to the Refinancing, we would have had approximately $1.6 billion of variable rate debt outstanding. If interest rates increase, our debt service obligations on the variable rate indebtedness would increase even though the amount borrowed remained the same, and our net income would decrease. Although we have entered into interest rate cap agreements on our Term Loan Facility to reduce interest rate volatility, we cannot assure you we will be able to enter into interest rate cap agreements in the future on acceptable terms or that such caps or the caps we have in place now will be effective.

The notes are structurally subordinated to all indebtedness of our existing or future subsidiaries that do not become guarantors of the notes.

Holders of the notes do not have any claim as a creditor against any of our existing subsidiaries that are not guarantors of the notes or against any of our future subsidiaries that do not become guarantors of the notes. Indebtedness and other liabilities, including trade payables of those subsidiaries will be structurally senior to claims of holders of the notes against those subsidiaries. As of September 30, 2021, our non-guarantor subsidiaries had approximately $791.3 million of total liabilities, all of which would have been structurally senior to the notes.

The notes are not guaranteed by our foreign subsidiaries and will not be guaranteed by any future foreign subsidiaries. Nor are they guaranteed by certain immaterial domestic subsidiaries. Our non-guarantor subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due under the notes, or to make any funds available therefor, whether by dividends, loans, distributions or other payments. In the event of a bankruptcy, liquidation, reorganization or other winding up of any of these non-guarantor subsidiaries or any future subsidiary that is not a guarantor of the notes, these non-guarantor subsidiaries will pay the holders of their debts, holders of preferred equity interests and their trade creditors before they will be able to distribute any of their assets to us (except to the extent we have a claim as a creditor of such non-guarantor subsidiary). Any right that we or the subsidiary guarantors have to receive any assets of any non-guarantor subsidiaries upon the bankruptcy, liquidation, reorganization or other winding up of those subsidiaries, and the consequent rights of holders of notes to realize proceeds from the sale of any of those subsidiaries’ assets, will be effectively subordinated to the claims of those subsidiaries’ creditors, including trade creditors and holders of preferred equity interests of those subsidiaries.

As of and for the nine months ended September 30, 2021, our non-guarantor subsidiaries represented approximately 16% of our total assets, 10% of our total liabilities, including trade payables, 12% of our net sales and 7% of our net income, respectively, in each case after intercompany eliminations.

In addition, the indenture that will govern the notes offered hereby permits these subsidiaries to incur additional indebtedness and does not contain any limitation on the amount of certain other liabilities, such as trade payables, that may be incurred by these subsidiaries.

Our ability to service our debt and meet our cash requirements depends on many factors, some of which are beyond our control.

Our ability to satisfy our obligations and meet our cash requirements for the foreseeable future will depend on our future operating performance and financial results, which will be subject, in part, to factors beyond our control, including interest rates and general economic, financial and business conditions. If we are unable to generate sufficient cash flow to service our debt, we may be required to:

•	refinance all or a portion of our debt, including the notes;

•	obtain additional financing;

•	sell some of our assets or operations;

•	reduce or delay capital expenditures and/or acquisitions; or

•	revise or delay our strategic plan, including our recently announced capital allocation strategy.

If we are required to take any of these actions, it could have a material adverse effect on our business, financial condition and results of operations. In addition, we cannot assure you that we would be able to take any of these actions, that these actions would enable us to continue to satisfy our capital requirements or that these actions would be permitted under the terms of our various debt instruments, including our Senior Credit Facilities, our existing indentures and the indenture that will govern the notes offered hereby. In addition, our Existing Senior Credit Facilities restrict our ability to sell assets and to use the proceeds from the sales. We may not be able to sell assets quickly enough or for sufficient amounts to enable us to meet our obligations, including our obligations on the notes. Therefore, it may be difficult for us to make required payments on the notes in the event of an acceleration of the maturity of the notes.

Our ability to make payments on the notes depends on our ability to receive dividends and other distributions from our subsidiaries.

Our principal assets are the equity interests that we hold in our operating subsidiaries. As a result, we are dependent on dividends and other distributions from our subsidiaries to generate the funds necessary to meet our financial obligations, including the payment of principal and interest on our outstanding debt. Our subsidiaries may not generate sufficient cash from operations to enable us to make principal and interest payments on our indebtedness, including the notes. In addition, any payment of dividends, distributions, loans or advances to us by our subsidiaries could be subject to restrictions on dividends or, in the case of foreign subsidiaries, restrictions on repatriation of earnings under applicable local law and monetary transfer restrictions in the jurisdictions in which our subsidiaries operate. In addition, payments to us by our subsidiaries will be contingent upon our subsidiaries’ earnings. Our subsidiaries are permitted under the terms of our indebtedness to incur additional indebtedness that may restrict payments from those subsidiaries to us. We cannot assure you that agreements governing current and future indebtedness of our subsidiaries will permit those subsidiaries to provide us with sufficient cash to fund payments on the notes when due.

Our subsidiaries are legally distinct from us and, except for our existing and future subsidiaries that will be guarantors of the notes, have no obligation, contingent or otherwise, to pay amounts due on our debt or to make funds available to us for such payment.

If we default on our obligations to pay our indebtedness, we may not be able to make payments on the notes.

Any default under the agreements governing our indebtedness, including a default under our Senior Credit Facilities that is not waived by the required lenders, and the remedies sought by the holders of such indebtedness, could make us unable to pay principal, premium, if any, and interest on the notes and substantially decrease the value of the notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness (including covenants in our Existing Senior Credit Facilities and, to a lesser degree, the New Senior Credit Facilities we expect to enter into in connection with the Refinancing and the indentures governing our 2024 Senior Notes, our 2025 Senior Notes, our 2028 Senior Notes, our 2029 Senior Notes and the indenture that will govern the notes offered hereby), we could be in default under the terms of the agreements governing such indebtedness, including our Senior Credit Facilities, our existing indentures and the indenture that will govern the notes offered hereby. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, the lenders under our Senior Credit Facilities could elect to terminate their commitments thereunder and cease making further loans and we could be forced into bankruptcy or liquidation. If our operating performance declines, we may in the future need to obtain waivers from the required lenders under our Senior Credit Facilities to avoid being in default. If we breach our covenants under our Senior Credit Facilities and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default under our Senior Credit Facilities, the lenders could exercise their rights, as described above, and we could be forced into bankruptcy or liquidation. See “Description of Notes” in this prospectus supplement.

If we are required to redeem the notes in connection with a special mandatory redemption, holders of the notes may not obtain their expected return on the notes.

If (x) the consummation of the Acquisition does not occur on or before October 11, 2022; (y) we notify the Trustee that we will not pursue the consummation of the Acquisition; or (z) the Purchase Agreement has been terminated without the consummation of the Acquisition, we will be required to redeem the mandatorily redeemable notes then outstanding at a redemption price equal to 101% of the principal amount of the notes to be redeemed plus accrued and unpaid interest, if any, to, but excluding, the Special Mandatory Redemption Date. Our ability to consummate the Acquisition is subject to various closing conditions, including regulatory approvals and other matters over which we have limited or no control. If we abandon the Acquisition and are required to redeem the notes, holders of such notes may not obtain their expected return on such notes and may not be able to reinvest the proceeds from a special mandatory redemption in an investment that results in a comparable return. Holders of the notes will have no right to opt out of the special mandatory redemption provisions of such notes.

Your decision to invest in the notes is made at the time of the offering of the notes. Further, holders of the notes will have no rights under the special mandatory redemption provision if the Acquisition is consummated, nor will such holders have any right to require us to redeem such notes, if, between the closing of the notes offering and the closing of the Acquisition, we experience any changes in our business or financial condition or if the terms of the Acquisition change.

We may be unable to redeem the notes in the event of a special mandatory redemption.

We are not obligated to place the proceeds of this offering of notes in escrow prior to the closing of the Acquisition or to provide a security interest in such proceeds, and there are no other restrictions on our use of such proceeds during such time. Accordingly, we will need to fund any special mandatory redemption using proceeds that we have voluntarily retained or from other sources of liquidity. As a result, in the event of a special mandatory redemption, we may not have sufficient funds to redeem the notes.

We may be unable to purchase the notes upon a change of control repurchase event which would result in a default under the indenture that will govern the notes offered hereby and would adversely affect our business.

Under certain circumstances, we are required, under the terms of the notes, to offer to purchase all of the outstanding notes at 101% of their principal amount if we experience a change of control and a related downgrade in the credit rating of the notes. Our failure to repay holders tendering notes upon a change of control and related downgrade will result in an event of default under the notes. If a change in control and a related downgrade were to occur, we cannot assure you that we would have sufficient funds to purchase the notes, or any other securities that we would be required to offer to purchase, particularly if that change of control event triggers a similar repurchase requirement for, or results in the acceleration of, other indebtedness. We may require additional financing from third parties to fund any such purchases, but we cannot assure you that we would be able to obtain such financing.

The change of control provision may not protect you in the event we complete a highly leveraged transaction, reorganization, restructuring, merger or other similar transaction, unless such transaction constitutes a change of control repurchase event. Such a transaction may not involve a change of the magnitude required under the definition of change of control or may not result in a ratings downgrade to trigger our obligation to repurchase the notes. Except as described under “Description of Notes—Repurchase at the Option of Holders—Change of Control,” the notes do not contain provisions that permit the holders of the notes to require us to repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

Federal and state statutes allow courts, under specific circumstances, to void notes and adversely affect the validity and enforceability of the guarantees and require noteholders to return payments received.

The issuance of, and payments made under, the notes and the guarantees may be subject to review under federal and state fraudulent transfer and conveyance statutes. While the relevant laws may vary from state to state, generally under such laws the incurrence of an obligation (such as under the notes or guarantees) or the making of a payment or other transfer will be a fraudulent conveyance if (1) we or any of our guarantors, as applicable, incurred such obligation or made such payment with the intent of hindering, delaying or defrauding creditors or (2) we or any of our guarantors, as applicable, received less than reasonably equivalent value or fair consideration in return for incurring such obligation or making such payment and, in the case of (2) only, one of the following is also true:

•	we or the applicable guarantor were insolvent at the time of or rendered insolvent by reason of the incurrence of the obligation or the making of such payment; or

•	the incurrence of the obligation or the making of such payment of the consideration left us or the applicable guarantor with an unreasonably small amount of capital to carry on our or its business; or

•	we or the applicable guarantor intended to, or believed that we or it would, incur debts beyond our or its ability to pay them as they mature.

If a court were to find that the issuance of the notes or guarantees, or a payment made under the notes or guarantees, was a fraudulent conveyance, the court could void the payment obligations under the notes or such guarantees or subordinate the notes or such guarantees to presently existing and future indebtedness of ours or any such guarantor, and require the holders of the notes to repay particular amounts or any amounts received with respect to the notes or such guarantees. In the event of a finding that a fraudulent conveyance occurred, you may not receive any repayment on the notes. Further, the voiding of the notes or the guarantees could result in an event of default with respect to our other debt and that of our guarantors that could result in acceleration of such debt.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. In general, however, a court would consider an issuer or a guarantor insolvent if:

•	the sum of its debts, including contingent and unliquidated liabilities, was greater than all of its property, at a fair valuation;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent unliquidated liabilities, as they become absolute and matured; or

•	it could not pay its debts as they became due.

We cannot be certain as to the standards a court would use to determine whether or not we or the guarantors were solvent at the relevant time, or regardless of the standard that a court uses, that the notes and the guarantees would not be subordinated to our or any guarantor’s other debt.

If the guarantees were legally challenged, any guarantee could also be subject to the claim that, since the guarantee was incurred for our benefit, and only indirectly for the benefit of the guarantor, the obligations of the applicable guarantor were incurred for less than reasonably equivalent value or fair consideration. A court could thus void the obligations under the guarantees, subordinate them to the applicable guarantor’s other debt or take other action detrimental to the holders of the notes.

Each guarantee contains a provision intended to limit the guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer. This provision may not be effective to protect the guarantees from being voided under fraudulent transfer law, or may reduce or eliminate the guarantor’s obligation to an amount that effectively makes the guarantee worthless. Although subsequently overturned on other grounds, a recent Florida bankruptcy court decision found that this kind of provision was ineffective to protect the guarantees.

The trading prices for the notes will be directly affected by many factors, including our credit rating.

Credit rating agencies continually revise their ratings for companies they follow or discontinue rating companies, including us. Any ratings downgrade or decisions by a credit rating agency to discontinue rating us could adversely affect the trading price of the notes, or the trading market for the notes, to the extent a trading market for the notes develops. The condition of the financial and credit markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future and any fluctuation may impact the trading price of the notes.

We cannot assure you that an active trading market will develop for the notes.

Prior to this offering, there has been no trading market for the notes, and we do not intend to apply to list the notes on any securities exchange or to arrange for quotation on any automated dealer quotation system. We have been informed by the underwriters that they intend to make a market in the notes after this offering is completed. However, the underwriters may cease their market-making at any time without notice. In addition, the liquidity of the trading market in the notes, and the market price quoted for the notes, may be adversely affected by changes in the overall market for this type of security and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, we cannot assure you that an active trading market will develop for the notes. If an active trading market does not develop or is not maintained, the market price and liquidity of the notes may be adversely affected. In that case you may not be able to sell your notes at a particular time or you may not be able to sell your notes at a favorable price.

USE OF PROCEEDS

We estimate that our net proceeds from the issuance and sale of the notes will be approximately $2,478 million, after deducting underwriters’ discounts and our estimated offering expenses. We intend to use the net proceeds from this offering, together with cash on hand and borrowings under our New Revolving Credit Facility (or, if the Refinancing is not completed, borrowings under our ABL Facility), to fund the purchase price of the Acquisition, and to pay related fees and expenses. In advance of consummating the Acquisition, we intend to complete the Refinancing, although the Acquisition is not contingent upon the Refinancing and there can be no assurance that the Refinancing will occur on the terms described in this prospectus supplement, or at all.

The notes will be subject to a special mandatory redemption in the event the Acquisition is not consummated as described in “Description of Notes—Special Mandatory Redemption.”

CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents and capitalization as of September 30, 2021 on:

•	an actual basis;

•

a pro forma basis to give pro forma effect to this offering and the Acquisition and the other adjustments described under “Unaudited Pro Forma Condensed Combined Financial Statements” and “Use of Proceeds”; and

•

a pro forma as adjusted basis to give further effect to the Refinancing, which we currently expect to occur contemporaneously with the issuance of the Notes offered hereby and contemporaneously with the closing of the Acquisition. See “Summary—Recent Developments—Proposed Debt Refinancing”.

This information should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the historical consolidated financial statements and related notes in our filings incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of September 30, 2021
(in millions)	Actual	Pro Forma	Pro Forma Adjusted
Cash and cash equivalents	$245.1	$194.1	$202.0

Debt (including current portion):
ABL Facility	165.9	165.9	—
Existing Term Loan Facility(1)	1,412.2	1,412.2	—
New Revolving Credit Facility(2)	—	—	165.9
New Term Loan Facility	—	—	1,420.0
2024 Senior Notes(3)	575.0	575.0	575.0
2025 Senior Notes(4)	600.0	600.0	600.0
2028 Senior Notes(5)	600.0	600.0	600.0
2029 Senior Notes(6)	700.0	700.0	700.0
2026 Senior Notes offered hereby	—	1,000	1,000
2028 Senior Notes offered hereby	—	500	500
2031 Senior Notes offered hereby	—	1,000	1,000
Finance lease obligations	13.5	13.5	13.5

Total debt (including current portion)(7)	4,066.6	6,566.6	6,574.4
Stockholders’ equity	837.0	802.0	802.0

Total capitalization	$4,903.6	$7,368.6	$7,376.4

(1)	Excludes unamortized discount and deferred financing costs of $2.8 million.
(2)

Assuming the completion of the Refinancing and after giving pro forma effect to this offering and the Acquisition, as of September 30, 2021, we would have had the ability to borrow approximately $1.2 billion under our New Revolving Credit Facility.

(3)	Does not account for unamortized deferred financing costs of $2.4 million.
(4)	Does not account for unamortized deferred financing costs of $5.3 million.
(5)	Does not account for unamortized deferred financing costs of $5.6 million.
(6)	Does not account for unamortized deferred financing costs of $7.6 million.
(7)

The amount does not include the $340.0 million balance of accounts payable–inventory financing as of September 30, 2021 related to the obligations under our inventory financing agreements (or $416 million as of September 30, 2021 on a pro forma basis). We include these obligations in current liabilities and not in total debt because we have not in the past incurred, and in the future do not expect to incur, any interest expense under these agreements. Also excludes $23.3 million of other liabilities (or $159.3 million as of September 30, 2021 on a pro forma basis) which are classified as debt under GAAP but are not treated as indebtedness under our Existing Senior Credit Facilities and which we do not expect will be treated as indebtedness under our New Senior Credit Facilities.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial statements present the combined financial information of CDW and Sirius, adjusted to give effect to the Acquisition in accordance with the terms and conditions outlined in the Purchase Agreement between CDW LLC and Sirius Computer Solutions Holdco, LP, and related financing transactions (including the issuance and sale of the notes offered hereby). The following unaudited pro forma condensed combined financial statements have been prepared in accordance with Article 11 of Regulation S-X, Pro Forma Financial Information, as amended by Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses,” which is herein referred to as Article 11.

Article 11 provides simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and the option to present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). CDW has elected not to present Management’s Adjustments and has only presented Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined financial statements do not give effect to the Refinancing described elsewhere in this prospectus supplement.

The unaudited pro forma condensed combined balance sheet as of September 30, 2021 combines the historical balance sheets of CDW and Sirius on a pro forma basis as if the Acquisition and related financing transactions had been consummated on September 30, 2021. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2021 and the year ended December 31, 2020 combine the historical statements of operations of CDW and Sirius on a pro forma basis as if the Acquisition and related financing transactions had been consummated on January 1, 2020, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the Acquisition and related financing transactions occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial statements do not purport to project the future operating results or financial position of the combined company following the completion of the Acquisition and related financing transactions.

The unaudited pro forma adjustments represent management’s estimates based on preliminary information and estimates available as of the date of the prospectus supplement in which these unaudited pro forma condensed combined financial statements are included and are subject to change, perhaps materially, as additional information becomes available and analyses are performed. The assumptions and estimates underlying the pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements are described in the accompanying notes.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2021

(amounts in millions)

	CDW Historical	Sirius Historical	Acquisition Pro Forma Adjustments		Financing Pro Forma Adjustments		CDW Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$245	$191	$(37)	1A	$2,478	1H	$194
			(1,009)	1B
			(1,662)	1C
			(12)	1D
Accounts receivable, net of allowance	3,561	810	—		—		4,371
Merchandise inventory	844	12	—		—		856
Other current assets	642	121	12	1D	—		775

Total current assets	5,292	1,134	(2,708)		2,478		6,196
Goodwill	2,805	711	880	1C	—		4,396
Other intangible assets, net	503	855	276	1C	—		1,634
Other assets	412	225	40	1E	—		662
			2	1F
			(17)	1C

Total Assets	$9,012	$2,925	$(1,527)		$2,478		$12,888

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable-trade	2,281	772	$(76)	1G	—		2,977
Accounts payable-inventory financing	340	—	76	1G	—		416
Current maturities of long-term debt	29	60	(7)	1B	—		82
Contract liabilities	304	43	(10)	1C	—		337
Accrued expenses and other current liabilities	879	112	(3)	1A	—		991
			3	1F

Total current liabilities	3,833	987	(17)		—		4,803
Debt	4,038	1,085	(1,002)	1B	2,478	1H	6,599
Other liabilities	304	284	56	1C	—		684
			40	1E

Total Liabilities	$8,175	$2,356	$(923)		$2,478		$12,086

Stockholders’ equity:
Common stock	1	—	—		—		1
Paid-in capital	3,336	491	(491)	1C	—		3,336
(Accumulated deficit)/Retained Earnings	(2,403)	78	(34)	1A	—		(2,438)
			(78)	1C
			(1)	1F
Accumulated other comprehensive loss	(97)	—	—		—		(97)

Total stockholders’ equity	837	569	(604)		—		802

Total Liabilities and Stockholders’ Equity	$9,012	$2,925	$(1,527)		$2,478		$12,888

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021

(amounts in millions, except per share data)

	CDW Historical	Sirius Historical	Acquisition Pro Forma Adjustments		Financing Pro Forma Adjustments		CDW Pro Forma Combined
Net sales	$15,284	$650	$933	2A	$—		$16,867
Cost of sales	12,691	173	937	2A	—		13,835
			36	2C
			(2)	2D

Gross profit	2,593	477	(38)		—		3,032
Selling and administrative expenses	1,513	379	(36)	2C	—		1,912
			(38)	2D
			87	2E
			6	2F
			1	2H

Operating income	1,080	98	(58)		—		1,120
Interest expense, net	(108)	(49)	49	2D	(61)	2K	(169)
Other income (expense), net	38	(1)	—		—		37

Income before income taxes	1,010	48	(9)		(61)		988
Income tax expense	(237)	(13)	2	2J	15	2K	(233)

Net income	$773	$35	$(7)		$(46)		$755

Net income per common share:
Basic	$5.54						$5.42
Diluted	$5.47						$5.34

Weighted-average common shares outstanding:
Basic	139.5						139.5
Diluted	141.4						141.5

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2020

(amounts in millions, except per share data)

	CDW Historical	Sirius Historical	Acquisition Pro Forma Adjustments		Financing Pro Forma Adjustments		CDW Pro Forma Combined
Net sales	$18,468	$867	$1,324	2A	$—		$20,649
			(10)	2B	—		—
Cost of sales	15,258	234	1,329	2A	—		16,869
			51	2C
			(3)	2D

Gross profit	3,210	633	(63)		—		3,780
Selling and administrative expenses	2,031	502	(51)	2C	—		2,649
			(47)	2D
			116	2E
			31	2F
			37	2G
			2	2H
			28	2I

Operating income	1,179	131	(179)		—		1,131
Interest expense, net	(155)	(70)	70	2D	(82)	2K	(237)
Other expense, net	(21)	(3)	(54)	2I	—		(78)

Income before income taxes	1,003	58	(163)		(82)		816
Income tax expense	(214)	(18)	39	2J	21	2K	(172)

Net income	$789	$40	$(124)		$(61)		$644

Net income per common share:
Basic	$5.53						$4.52
Diluted	$5.45						$4.45

Weighted-average common shares outstanding:
Basic	142.6						142.6
Diluted	144.8						144.8

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(in millions, except per share data or otherwise noted)

Note 1. Description of the Transactions

Sirius Acquisition Overview

On October 15, 2021, CDW LLC entered into a definitive Purchase Agreement to acquire Sirius, for $2.5 billion in cash (subject to certain adjustments), the consummation of which is subject to customary closing conditions. Sirius is a leading provider of secure, mission-critical technology-based solutions and is one of the largest IT solutions integrators in the United States, leveraging its services-led approach, broad portfolio of hybrid infrastructure solutions, and deep technical expertise of its 2,600 coworkers to support corporate and public customers. The consideration for the Acquisition is expected to be primarily funded with the net proceeds of the notes offered hereby, as described below.

Transaction Financing

In connection with entry into the Purchase Agreement, on October 15, 2021, CDW LLC entered into a commitment letter for a 364-day senior unsecured bridge loan facility in an aggregate principal amount up to $2.5 billion (the “Bridge Facility”). Given that CDW LLC intends to obtain permanent financing for the Acquisition through this offering of notes, the Bridge Facility is not expected to be used. The net proceeds of the notes offered hereby, together with cash on hand and, if necessary, borrowings under the ABL Facility or New Revolving Facility, will be used to fund the purchase price of the Acquisition, and to pay related fees and expenses. Certain fees will be incurred under the Bridge Facility regardless of whether the funds are drawn thereunder, and these fees, to the extent not included in the historical financial statements of the Company, are included in the pro forma transaction expense adjustment.

Note 2. Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial statements are derived from the historical consolidated financial statements of CDW and the historical consolidated financial statements of Sirius. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 and the nine-month period ended September 30, 2021 have been prepared as if the Acquisition and related financing transactions had been consummated on January 1, 2020, and the unaudited pro forma condensed combined balance sheet was prepared as if the Acquisition and related financing transactions had been consummated on September 30, 2021.

The unaudited pro forma condensed combined financial statements are prepared as a business combination using the acquisition method of accounting in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Topic 805, Business Combinations, using the fair value concepts defined in ASC Topic 820, Fair Value Measurements and Disclosures. CDW has been treated as the acquirer for financial reporting purposes. Under the acquisition method of accounting, the purchase consideration allocated to Sirius’ assets and liabilities for preparation of these pro forma financial statements is based upon their estimated preliminary fair values assuming the Acquisition was completed as of September 30, 2021. The amount of the estimated purchase consideration that was in excess of the estimated preliminary fair values of Sirius’ net assets and liabilities on September 30, 2021 is recorded as goodwill in the pro forma condensed combined balance sheet.

Given that the Acquisition has not been completed as of the date of the prospectus supplement in which these unaudited pro forma condensed combined financial statements are included, CDW has not performed the detailed valuation studies necessary to arrive at the final estimates of the fair value of Sirius’ assets to be acquired, the liabilities to be assumed and the related allocations of purchase price. Actual results may differ from these unaudited pro forma condensed combined financial statements once the Acquisition is completed and CDW has determined the final purchase price for Sirius and has completed the valuation studies necessary to finalize the required purchase price allocations, including identifying any additional conforming accounting policy changes for Sirius. The final purchase accounting adjustments may be materially different from the unaudited pro forma adjustments.

These unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not give effect to any cost savings from operating efficiencies, revenue synergies, differences in stand-alone costs or carve out allocations for Sirius or costs for the integration of Sirius’ operations. These unaudited pro forma condensed combined financial statements also do not purport to represent what the actual consolidated results of operations of CDW would have been had the Acquisition been completed on the dates assumed, nor are they indicative of future consolidated results of operations or the consolidated financial position of the combined company. Any transaction, separation or integration costs will be expensed in the appropriate accounting periods after completion of the Acquisition.

Note 3. Accounting Policies

The accounting policies used in the preparation of these unaudited pro forma condensed combined financial statements are those set out in CDW’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020. CDW conducted an initial review of Sirius’ accounting policies to determine if differences in accounting policies and account classifications require reclassification of results of operations or reclassification of assets or liabilities to conform to CDW’s accounting policies and classifications. During the preparation of these unaudited pro forma condensed combined financial statements, CDW identified the following differences in accounting policies:

•

Accounting Standard Update (“ASU”) 2016-02, Leases (Topic 842) (“Topic 842”) has not yet been adopted by Sirius. An estimated pro forma adjustment has been included to conform with CDW’s accounting policy for leases. For additional information, refer to Note 5 (Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Financial Information).

•

ASU 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments has not yet been adopted by Sirius. The impact to conform with CDW’s accounting policy for estimating credit losses is not expected to have a significant impact, and therefore no pro forma adjustment has been included.

CDW also identified certain reclassifications and adjustments necessary to conform Sirius’ classification to CDW’s financial statement presentation. The following is a summary of these reclassifications and adjustments:

•

Based on Sirius’ revenue recognition policies identified during CDW’s preliminary review, all drop-ship hardware and software licenses revenue are recognized on a net basis whereas CDW recognizes all drop-ship hardware and certain software licenses on a gross basis given that CDW is primarily responsible for fulfilment and acceptability of the specified good. An estimated pro forma adjustment has been made for the impact of recognizing revenue as a principal in transactions related to drop-ship hardware and certain software licenses as if such transactions aligned with CDW’s indicators for gross recognition. CDW is currently in the process of performing its analysis of Sirius’ customer contracts and establishing a plan to align with CDW’s business practices. As a result, the Net sales presentation may materially change as additional information is identified in the future.

•

Sirius has inventory financing agreements with certain financial intermediaries to facilitate the purchase of inventory, which are classified as Accounts payable-trade in its historical balance sheet. Such inventory financing agreements share similar terms and characteristics with CDW’s existing agreements, and therefore a pro forma adjustment has been made to conform with CDW’s presentation as Accounts payable-inventory financing.

•

Sirius has a different allocation policy for classifying certain payroll expenses as either Cost of sales or Selling and administrative expenses. A pro forma adjustment has been included to conform Sirius’ allocation of payroll expenses to CDW’s policy.

The reclassifications and adjustments made in the preparation of the unaudited pro forma condensed combined financial statements are presented in Note 5 (Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Financial Information). The pro forma financial data may not reflect all reclassifications necessary to conform Sirius’ presentation to CDW’s due to limitations on the availability of information as of the date of this prospectus supplement. Upon completion of the Acquisition, CDW will further review Sirius’ accounting policies. As a result of that review, CDW may identify additional differences between the accounting policies that could materially impact the presentation of the combined financial statements.

Note 4. Preliminary Purchase Consideration and Purchase Price Allocation

Under the acquisition method of accounting, the identifiable assets acquired and liabilities assumed are recorded at their acquisition date fair values. The purchase price allocation is preliminary and based on estimates of the fair value as of September 30, 2021 as well as the estimated purchase consideration that will be subject to final purchase price adjustments in accordance with the terms of the Purchase Agreement when the Acquisition is consummated.

CDW has made certain adjustments to the historical book values of the assets and liabilities of Sirius to reflect preliminary estimates of fair value necessary to prepare the unaudited pro forma condensed combined financial statements, with the excess of the purchase price over the adjusted historical net assets of Sirius recorded as goodwill. Upon final completion of the fair value assessment and determination of the final purchase price consideration, the ultimate purchase price allocation may differ from the preliminary assessment outlined below. Any changes to the initial estimates of the fair value of the assets and liabilities will be allocated to residual goodwill.

The following table summarizes the components of the preliminary purchase price, assuming the Acquisition had been consummated on September 30, 2021:

Estimated Consideration (in millions)
Base purchase price	$2,500
Preliminary purchase price adjustments	(20)
Acquired cash	70

Total estimated consideration	$2,550

The table below represents a preliminary allocation of the estimated total consideration for the Acquisition to the net assets acquired based on CDW’s preliminary estimate of their respective fair values:

(in millions)	As of September 30, 2021
Cash and cash equivalents	$70
Accounts receivable	810
Other intangible assets, net	1,131
Goodwill	1,591
Other assets	355

Total assets acquired	3,957

Accounts payable-trade	645
Debt	136
Deferred tax liabilities	242
Other liabilities	384

Total liabilities assumed	1,407

Net assets acquired	$2,550

Estimated purchase price	$2,550

The preliminary unaudited pro forma purchase price allocation has been made solely for the purposes of preparing these unaudited pro forma condensed combined financial statements. CDW estimated the fair value of Sirius’ assets and liabilities based on discussions with Sirius’ management, due diligence review in connection with the Acquisition, and other information available to CDW. The analysis was performed at an aggregate level and was based on estimates that are reflective of market participant assumptions. In addition, the estimated fair value of identifiable intangible assets was determined using the income approach which requires, among other things, a projection of all future cash flows, an estimated long-term growth rate, and an estimated discount rate. The table below summarizes the preliminary estimated fair value of identifiable intangible assets acquired, including the estimated useful lives which was used to determine the amortization expense on a straight-line basis.

(in millions)	Estimated fair value	Estimated useful lives (in years)	Amortization expense for the year ended December 31, 2020	Amortization expense for the nine months ended September 30, 2021
Customer relationships	$1,078	11	$98	$74
Trade names	53	3	18	13

	$1,131		$116	$87

The final total consideration and amounts allocated to Sirius’ assets and liabilities could differ materially from the preliminary amounts presented in these unaudited pro forma condensed combined financial statements. A decrease in the fair value of Sirius’ assets or an increase in the fair value of Sirius’ liabilities from the preliminary valuations presented would result in a dollar-for-dollar corresponding increase in the amount of goodwill that will result from the Acquisition. In addition, if the value of the property and equipment and identifiable intangible assets is higher than the amounts included in these unaudited pro forma condensed combined financial statements, it may result in higher depreciation and amortization expense than is presented in the unaudited pro forma condensed combined statements of operations. Any such increases could be material and could result in CDW’s actual future financial condition and results of operations differing materially from those presented in the unaudited pro forma condensed combined financial statements.

Note 5. Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The Transaction Accounting Adjustments related to the Acquisition included in the unaudited pro forma condensed combined balance sheet as of September 30, 2021 are as follows:

1A.

Reflects the cash payment and retained earnings impact for CDW’s transaction costs that have been incurred or are expected to be incurred in connection with the Acquisition that have not yet been recognized in the historical period. Additionally, reflects cash paid at the closing of the Acquisition to settle any transaction expenses that have been recognized in the historical period and are included in accrued expenses on CDW’s historical balance sheet. Transaction costs include financial advisors, legal services, and professional accounting services related to the Acquisition.

1B.

Reflects the settlement of $1 billion of Sirius’ existing debt required to be paid off at the closing of the Acquisition. Such debt will not be assumed by CDW and therefore is included in the overall estimated purchase consideration. The remaining historical debt balance will be assumed by CDW which relates to discounted customer receivables that are not accounted for as a sale under ASC Topic 860, Transfers and Servicing.

1C.

Reflects the cash consideration paid to Sirius Computer Solutions Holdco, LP upon the closing of the Acquisition, including cash paid for seller’s transaction costs, such as the $44 million prepayment penalty fee associated with the extinguishment of Sirius’ existing debt. This adjustment also includes purchase accounting adjustments made to Sirius’ historical balances, including:

•	The adjustment to record contract liabilities at fair value.

•

The removal of assets and liabilities that are not part of the net assets acquired at the closing of the Acquisition, including deferred rent, liability-classified equity awards which vest and are paid at closing, and deferred commission expense.

•

The adjustment to recognize the acquired identifiable intangible assets at their estimated fair value based on a preliminary intangible asset valuation performed in connection with the preliminary allocation of the purchase price. For additional information, refer to Note 4 (Preliminary Purchase Consideration and Purchase Price Allocation).

•	The adjustment to recognize the estimated goodwill based on the preliminary allocation of the purchase price.

•

The recognition of an additional $81 million in deferred tax liabilities related to the fair value adjustments, principally intangible assets, which were calculated using a statutory income tax rate of 26.1%. This adjustment also includes the subsequent reclassification of CDW’s deferred tax assets to deferred tax liabilities of $14 million in accordance with the jurisdictional netting requirements of ASC Topic 740, Income Taxes.

•	The removal of the $121 million excess maximum cash balance that remains with Sirius Computer Solutions Holdco, LP in accordance with the Purchase Agreement.

•	The removal of the historical equity of Sirius.

1D.

Reflects the cash payment for the representation and warranty insurance policy required to be obtained by CDW at the closing of the Acquisition and recognition of the related prepaid insurance asset which will be amortized over the six-year term of the policy.

1E.

Reflects the recognition of the estimated right-of-use asset and lease liability in accordance with Topic 842, to conform with CDW’s accounting policy for leases. Upon completion of the Acquisition, CDW will complete the detailed analysis which may result in additional adjustments.

1F.	Reflects the sales return reserve and related right of return asset recorded for estimated returns arising from the Sirius net to gross revenue adjustment discussed in 2A below.

1G.	Reflects the reclassification of Sirius’ inventory financing payable out of accounts payable and to the accounts payable—inventory financing line item to conform to CDW’s presentation.

The Transaction Accounting Adjustment related to the financing of the Acquisition that is included in the unaudited pro forma condensed combined balance sheet as of September 30, 2021 is as follows:

1H.	Reflects the issuance of $2.5 billion of notes to finance the Acquisition, less an estimated $22 million in debt issuance costs related to the financing.

The Transaction Accounting Adjustments related to the Acquisition that are included in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 and nine months ended September 30, 2021 are as follows:

2A.

Reflects the preliminary estimated reclassification of cost of sales related to sales of drop-ship hardware and certain software licenses recognized on a net basis in Sirius’ historical statement of operations out of Net sales and into Cost of sales as described in Note 3 (Accounting Policies), net of expected returns. This adjustment is subject to further detailed analysis and assessment that is ongoing as of this time.

2B.	Reflects the amortization of the fair value adjustment to contract liabilities recorded at the closing of the Acquisition.

2C.

Reflects the reclassification of certain payroll expenses from Selling and administrative expense in Sirius’ historical statements of operations to Cost of sales to conform with CDW’s historical presentation. For additional information, refer to Note 3 (Accounting Policies).

2D.	Reflects the removal of historical expenses related to:

•	Amortization of pre-acquisition intangible assets of Sirius. The post-closing amortization expense on the newly recorded intangible assets is recorded in 2E below, and

•	Interest expense on Sirius’ historical debt balances which will be paid off at the closing of the Acquisition.

2E.

Reflects the amortization of the intangible assets recorded upon the closing of the Acquisition. For additional information, refer to Note 4 (Preliminary Purchase Consideration and Purchase Price Allocation).

2F.	Reflects the estimated expenses incurred related to retention awards preliminarily determined:

•	$27 million of cash retention awards to be issued at the closing of the Acquisition, which are expected to vest over 13 months and will be expensed ratably over the vesting period, and

•

$23 million of equity-based retention awards, primarily restricted stock units, to be issued at the closing of the Acquisition which are expected to vest over an average 4-year period and will be expensed ratably over the vesting period.

2G.

Reflects the expense incurred upon vesting of existing Sirius equity awards which will vest immediately upon the change in control and will be expensed and paid out upon the closing of the Acquisition.

2H.

Reflects the amortization of the representation and warranty insurance policy capitalized at the closing of the Acquisition. The prepaid asset recorded will be amortized over the six-year term of the policy.

2I.

Reflects the expense recognized for transaction costs that have been incurred or are expected to be incurred in connection with the Acquisition that have not yet been recognized in the historical periods. This adjustment primarily includes an estimated prepayment penalty fee of $44 million related to the payoff of certain outstanding debt balances of Sirius which will be settled in conjunction with the closing of the Acquisition.

2J.

Reflects the adjustment to CDW’s income tax expense resulting from the Acquisition-related pro forma adjustments. The estimated income tax rate applied to the pro forma adjustments for both the year ended December 31, 2020 and nine months ended September 30, 2021 is 26.1%. The estimated pro forma blended statutory rate and all other tax amounts are stated at their historical amounts as the combined company’s overall effective tax rate has not yet been determined.

The Transaction Accounting Adjustment related to the financing of the Acquisition included in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 and nine months ended September 30, 2021 is as follows:

2K.

Reflects interest expense on the notes offered hereby to be used to fund the Acquisition, including the estimated amortization of debt issuance costs, and the related income tax benefit from the pro forma impact. The pro forma adjustment to record interest expense assumes the notes were issued on January 1, 2020 and were outstanding for the entire year ended December 31, 2020 and nine months ended September 30, 2021. For purposes of calculating this pro forma adjustment, actual interest rates of 2.670%, 3.276% and 3.569% were used to calculate the interest expense related to the 2026 Notes, 2028 Notes and 2031 Notes, respectively.

Note 6. Earnings per Share

Represents the earnings per share calculated using the historical weighted average shares outstanding, and the issuance of additional equity awards in connection with the Acquisition, assuming the equity awards were outstanding since January 1, 2020. As the Acquisition is being reflected as if it had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted earnings per share assumes that the equity awards issuable relating to the Acquisition have been outstanding for the entire periods presented. The issuance of additional equity awards has no impact to the basic weighted-average shares outstanding on a pro forma basis for both the year ended December 31, 2020 and nine months ended September 30, 2021.

	For the year ended December 31, 2020	For the nine months ended September 30, 2021
(in millions, except per share amounts)
Pro forma net income	$644	$755
Basic pro forma weighted-average shares outstanding	142.6	139.5
Historical diluted weighted-average shares outstanding	144.8	141.4
Additional diluted shares on equity-based retention awards	—	0.1
Diluted pro forma weighted average shares outstanding	144.8	141.5
Basic pro forma earnings per share attributable to common stockholders	$4.52	$5.42

Diluted pro forma earnings per share attributable to common stockholders	$4.45	$5.34

DESCRIPTION OF NOTES

CDW LLC (“CDW”) and CDW Finance Corporation (“FinanceCo,” and together with CDW, the “Issuers”) will issue the notes under the indenture dated December 1, 2014 (the “Base Indenture”) among CDW LLC, CDW Finance Corporation, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented to reflect certain terms of the 2.670% senior notes due 2026 (the “2026 Senior Notes”) by a seventh supplemental indenture to be dated on or about December 1, 2021 (the “Seventh Supplemental Indenture”), to reflect certain terms of the 3.276% senior notes due 2028 (the “2028 Senior Notes”) by an eighth supplemental indenture to be dated on or about December 1, 2021 (the “Eighth Supplemental Indenture”) and to reflect certain terms of the 3.569% senior notes due 2031 (the “2031 Senior Notes,” and together with the 2026 Senior Notes and the 2028 Senior Notes, the “Notes”) by a ninth supplemental indenture to be dated on or about December 1, 2021 (the “Ninth Supplemental Indenture,” and together with the Base Indenture, the Seventh Supplemental Indenture and the Eighth Supplemental Indenture, the “Indenture”) among CDW LLC, CDW Finance Corporation, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those expressly made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

In this description, the term “Issuers” refers only to CDW LLC and CDW Finance Corporation and not to any of their Subsidiaries, the term “CDW” refers only to CDW LLC and not to any of its Subsidiaries. CDW Finance Corporation was formed on August 6, 2010 for the sole purpose of acting as a co-Issuer of debt securities and does not have any material assets. For a description of restrictions on CDW Finance Corporation’s activities, see “—Certain Covenants—Restrictions on Activities of CDW Finance Corporation.”

The following description is a summary of the material provisions of the Indenture, the Notes and the Guarantees. The following description does not restate these documents in their entirety. You are encouraged to read these documents because they, and not this description, define your rights as Holders of the Notes.

Certain defined terms used in this description but not defined below under “—Certain Definitions” have the meanings assigned to them in the Indenture.

The registered Holder of a Note will be treated as the owner of it for all purposes. Only registered Holders will have rights under the Indenture.

Brief Description of the Notes and the Guarantees

The Notes and the Guarantees thereof:

•	will be general unsecured senior obligations of the Issuers and the Guarantors;

•	will rank senior in right of payment to any future Subordinated Indebtedness of the Issuers and Guarantors;

•

will rank equally in right of payment with all existing and future senior Indebtedness of the Issuers and the Guarantors, including the 2024 Senior Notes, the 2025 Senior Notes, the 2028 Senior Notes, the 2029 Senior Notes and the Senior Credit Facilities;

•	will be effectively subordinated to any existing and future Secured Indebtedness of the Issuers and the Guarantors to the extent of the value of the assets securing such Secured Indebtedness;

•

will be effectively subordinated to any existing and future obligations under the Existing Inventory Financing Agreements and other similar inventory financing agreements that are secured by a Lien to the extent of the value of the assets securing such obligations;

•	will be structurally subordinated to any existing and future indebtedness and liabilities of non-guarantor Subsidiaries; and

•	will be initially unconditionally guaranteed on a joint and several and senior basis by CDW Corporation (the “Parent”) and each Restricted Subsidiary that guarantees the Senior Credit Facilities.

Substantially all of the operations of CDW are conducted through its Subsidiaries, but not all of CDW’s Subsidiaries will Guarantee the Notes. Unless a Subsidiary is a Guarantor, claims of creditors of such Subsidiary, including trade creditors, and claims of preferred stockholders (if any) of such Subsidiary generally will have priority with respect to the assets and earnings of such Subsidiary over the claims of creditors of CDW, including Holders of the Notes. The Notes, therefore, will be structurally subordinated to creditors (including trade creditors) and preferred stockholders (if any) of Subsidiaries of CDW that are not Guarantors. For the nine months ended September 30, 2021, the non-guarantor Subsidiaries generated approximately 12% and 7% of CDW’s net sales and net income, respectively. In addition, as of September 30, 2021, the non-guarantor Subsidiaries held approximately 16% of CDW’s consolidated total assets and approximately 10% of CDW’s total liabilities, all of which would have been structurally senior to the Notes. See “Risk Factors—Risks Related to the Notes—The notes are structurally subordinated to all indebtedness of our existing or future subsidiaries that do not become guarantors of the notes.”

The Indebtedness evidenced by the Notes is unsecured senior Indebtedness of the Issuers and the Guarantors, and as such, will be effectively subordinated to any Secured Indebtedness or other secured obligations of the Issuers and the Guarantors to the extent of the value of the assets securing such Secured Indebtedness. As of September 30, 2021, CDW and its Subsidiaries had approximately $1,591.5 million of Secured Indebtedness outstanding. We expect to replace substantially all of our Secured Indebtedness with unsecured indebtedness upon the closing of the Refinancing. See “Risk Factors—Risks Related to the Notes—The notes will be unsecured and will be effectively subordinated to our and our guarantors’ secured debt.”

Principal, Maturity and Interest

The Issuers will issue $1,000 million in aggregate principal amount of 2026 Senior Notes, $500 million in aggregate principal amount of 2028 Senior Notes and $1,000 million in aggregate principal amount of 2031 Senior Notes in this offering. The Issuers may issue additional Notes of any series under the Indenture from time to time after this offering. The Notes and any additional Notes of the same series contemporaneously or subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. It is possible, however, that the Notes and any other additional Notes of the same series will not be treated as part of the same issue for U.S. federal income tax purposes. The Issuers will issue the Notes in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. The 2026 Senior Notes will mature on December 1, 2026. The 2028 Senior Notes will mature on December 1, 2028. The 2031 Senior Notes will mature on December 1, 2031.

Interest on the 2026 Senior Notes will accrue at the rate of 2.670% per annum and will be payable semi-annually in arrears on June 1 and December 1, commencing on June 1, 2022. The Issuers will make each interest payment to the Holders of record on the immediately preceding May 15 and November 15.

Interest on the 2028 Senior Notes will accrue at the rate of 3.276% per annum and will be payable semi-annually in arrears on June 1 and December 1, commencing on June 1, 2022. The Issuers will make each interest payment to the Holders of record on the immediately preceding May 15 and November 15.

Interest on the 2031 Senior Notes will accrue at the rate of 3.569% per annum and will be payable semi-annually in arrears on June 1 and December 1, commencing on June 1, 2022. The Issuers will make each interest payment to the Holders of record on the immediately preceding May 15 and November 15.

Interest is computed on the basis of a 360-day year comprised of twelve 30-day months. Interest accrues from the date it was most recently paid.

Paying Agent and Registrar for the Notes

CDW will maintain one or more paying agents (each, a “paying agent”) for the Notes within the City and State of New York.

CDW will also maintain one or more registrars (each, a “registrar”) and a transfer agent. The Trustee will serve as initial registrar and transfer agent at its corporate trust office. The registrar and the transfer agent will maintain a register reflecting ownership of Notes outstanding from time to time and will make payments on and facilitate transfer of Notes on behalf of CDW at the office or agency of the registrar within the City and State of New York.

CDW may change the paying agents, the registrars or the transfer agents without prior notice to the Holders. CDW or any Restricted Subsidiary may act as a paying agent or registrar.

Transfer and Exchange

A Holder may transfer or exchange Notes in accordance with the Indenture. The registrar and the Trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders will be required to pay all taxes due on transfer. CDW is not required to transfer or exchange any Note selected for redemption. Also, CDW is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

Guarantees

The Guarantors will jointly and severally fully and unconditionally guarantee, on a senior unsecured basis, the performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Issuers under the Notes, whether for payment of principal of, premium, if any, or interest in respect of the Notes, expenses, indemnification or otherwise, on the terms set forth in the Indenture.

Parent and the Restricted Subsidiaries which guarantee the Senior Credit Facilities will initially guarantee the Notes at such time as they guarantee the Senior Credit Facilities (which is expected to be within 30 days after the Acquisition is consummated in the case of Target and its Subsidiaries and the Issue Date in the case of CDW’s other Subsidiary Guarantors). Each of the Guarantees of the Notes will be a general unsecured senior obligation of each Guarantor.

The obligations of each Guarantor (other than a company that is a direct or indirect parent of CDW) under its Guarantee will be limited as necessary to prevent the Guarantee from constituting a fraudulent conveyance under applicable law.

Any entity that makes a payment under its Guarantee will be entitled upon payment in full of all guaranteed obligations under the Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

If a Guarantee were rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the Guarantor, and, depending on the amount of such indebtedness, a Guarantor’s liability on its Guarantee could be reduced to zero. See “Risk Factors—Risks Related to the Notes—Federal and state statutes allow courts, under specific circumstances, to void notes and adversely affect the validity and enforceability of the guarantees and require noteholders to return payments received.”

Each Guarantor may consolidate with or merge into or sell its assets to CDW or another Guarantor without limitation, or with, into or to any other Persons upon the terms and conditions set forth in the Indenture. See “—Certain Covenants—Merger, Consolidation or Sale of Assets.” The Guarantee of a Guarantor will be automatically released and discharged in the event that:

(a)    the sale, disposition or other transfer (including through merger or consolidation) of (x) Capital Stock of the applicable Guarantor (including any sale, disposition or other transfer), after which, in the case of a subsidiary Guarantor, such Guarantor is no longer a Restricted Subsidiary, or (y) all or substantially all the assets of such Guarantor; provided that, in each case, such sale, disposition or other transfer is made in compliance with the provisions of the Indenture;

(b)    [Reserved];

(c)    in the case of any Restricted Subsidiary which after the Issue Date is required to guarantee the Notes pursuant to the covenant described under “—Certain Covenants—Additional Guarantees,” the release or discharge of the guarantee by such Restricted Subsidiary of all of the Indebtedness of CDW or any Restricted Subsidiary or the repayment of all of the Indebtedness or Disqualified Stock, in each case, which resulted in the obligation to guarantee the Notes;

(d)    CDW exercises its legal defeasance option or its covenant defeasance option as described under “—Legal Defeasance and Covenant Defeasance” or its obligations under the Indenture are discharged in accordance with the terms of the Indenture; or

(e)    such Guarantor is also a guarantor or borrower under the Senior Credit Facilities and, at the time of release of its Guarantee, (x) has been released from its guarantee of the Senior Credit Facilities (which may be conditioned on the concurrent release hereunder) except as a result of a discharge or release arising from payment under such guarantee and (y) does not guarantee (and is not required to guarantee pursuant to the covenant described under “—Certain Covenants—Additional Guarantees”) any Indebtedness of CDW or any Restricted Subsidiaries (other than any guarantee that will be released upon the release of the Guarantee hereunder).

Optional Redemption

Prior to the applicable Par Call Date (as defined below), the Issuers may redeem the 2026 Senior Notes, 2028 Senior Notes or the 2031 Senior Notes at their option at any time, either in whole or in part, upon at least 15 days, but not more than 60 days, prior notice given by mail to the registered address of each Holder of the Notes to be redeemed or otherwise delivered electronically to Holders of global notes, with a copy to the Trustee. If the Issuers elect to redeem the Notes prior to the applicable Par Call Date, they will pay a redemption price equal to the greater of the following amounts, plus, in each case, accrued and unpaid interest thereon to, but not including, the redemption date:

•	100% of the aggregate principal amount of the Notes to be redeemed on the redemption date; or

•	the sum of the present values of the Remaining Scheduled Payments.

In determining the present values of the Remaining Scheduled Payments, CDW will discount such payments to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Treasury Rate plus 0.25% in the case of the 2026 Senior Notes, 0.30% in the case of the 2028 Senior Notes and 0.30% in the case of the 2031 Senior Notes.

In addition, at any time and from time to time, on or after the applicable Par Call Date, the Issuers may redeem the 2026 Senior Notes, 2028 Senior Notes and the 2031 Senior Notes at their option, either in whole or in part, upon at least 15 days, but not more than 60 days, prior notice given by mail to the registered address of each Holder of the Notes to be redeemed or otherwise delivered electronically to Holders of global notes, with a copy to the Trustee, at a redemption price equal to 100% of the aggregate principal amount of the Notes to be redeemed on the redemption date, plus accrued and unpaid interest on such notes to, but excluding, the redemption date. Except as set forth above and under “—Special mandatory redemption,” the 2026 Senior Notes are not redeemable prior to November 1, 2026, the 2028 Senior Notes are not redeemable prior to October 1, 2028 and the 2031 Senior Notes are not redeemable prior to September 1, 2031.

The following terms are relevant to the determination of the redemption price:

“Treasury Rate” means, with respect to any redemption date:

•

the arithmetic average (rounded to the nearest 1/100th of a percentage point) of the yields for the immediately preceding full week published in the most recent Federal Reserve Statistical Release H.15

(or if such statistical release is no longer published or the relevant information is no longer available thereon, any such other reasonably comparable index published weekly by the Board of Governors of the Federal Reserve System) that has become publicly available prior to the date of determination and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue; provided that if no maturity is within three months before or after the maturity date for such Notes (assuming, for this purpose, that the Notes matured on the applicable Par Call Date in the case of the 2026 Senior Notes, the 2028 Senior Notes and the 2031 Senior Notes), yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from those yields on a straight line basis rounding to the nearest month; or

•

if that release, or any successor release, is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.

The Treasury Rate will be calculated on the third business day preceding the redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the notes to be redeemed (assuming, for this purpose, that the Notes matured on the applicable Par Call Date in the case of the 2026 Senior Notes, the 2028 Senior Notes and the 2031 Senior Notes) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the arithmetic average of three Reference Treasury Dealer Quotations for such redemption date after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than five Reference Treasury Dealer Quotations, the arithmetic average of all Reference Treasury Dealer Quotations for such redemption date.

“Independent Investment Banker” means one of J.P. Morgan Securities LLC, BofA Securities, Inc., Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC or their respective successors, as may be appointed from time to time by CDW.

“Par Call Date” with respect to the 2026 Senior Notes, shall mean at any time on or after November 1, 2026, with respect to the 2028 Senior Notes, shall mean at any time on or after October 1, 2028 and with respect to the 2031 Senior Notes, shall mean at any time on or after September 1, 2031.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the arithmetic average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed, in each case, as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer as of 5:00 p.m., New York City time, on the third business day preceding such redemption date.

“Reference Treasury Dealer” means each of (1) J.P. Morgan Securities LLC, BofA Securities, Inc., Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC or their affiliates, and their respective successors and (2) one other primary U.S. Government securities dealer in New York City (a “primary treasury dealer”) selected by CDW and its successors; provided, however, that if any of the foregoing shall cease to be a primary treasury dealer, CDW shall substitute therefor another primary treasury dealer.

“Remaining Scheduled Payments” means, with respect to any Note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption (assuming, for this purpose, that the notes matured on the applicable Par Call Date); provided, however, that, if such redemption date is not an interest payment date with respect to such Note, the amount of the next scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.

Special Mandatory Redemption

If (i) the consummation of the Sirius Acquisition does not occur on or before 11:59 p.m. New York City time on October 11, 2022, (ii) we notify the Trustee and the Holders that we will not pursue the consummation of the Sirius Acquisition or (iii) the Purchase Agreement has been terminated without the consummation of the Sirius Acquisition (each of (i), (ii) and (iii), a “Special Mandatory Redemption Trigger”), we will be required to redeem each series of Notes then outstanding (such redemption, the “Special Mandatory Redemption”) at a redemption price equal to 101% of the principal amount of the Notes of each series plus accrued and unpaid interest, if any, to, but excluding, the Special Mandatory Redemption Date (the “Special Mandatory Redemption Price”).

In the event that we become obligated to redeem the Notes pursuant to the Special Mandatory Redemption, we will promptly, and in any event not more than five business days after the date on which a Special Mandatory Redemption Trigger occurred, deliver notice of the Special Mandatory Redemption to the Trustee and the Holders which shall stipulate the date upon which the Notes of each series will be redeemed (the “Special Mandatory Redemption Date,” which date shall be on or about the fifth business day following the date of such notice) together with a notice of Special Mandatory Redemption for the Trustee to deliver to each Holder of such series of Notes. At our request, given at least two business days before such notice is to be sent, the Trustee will then promptly mail, or electronically deliver, according to the procedures of DTC, such notice of Special Mandatory Redemption to each Holder of such series. Unless we default in payment of the Special Mandatory Redemption Price, on and after such Special Mandatory Redemption Date, interest will cease to accrue on each series of Notes.

Notwithstanding the foregoing, installments of interest on the Notes of each series that are due and payable on interest payment dates falling on or prior to the Special Mandatory Redemption Date will be payable on such interest payment dates to Holders of such Notes as of the close of business on the relevant record dates in accordance with the Notes and the Indenture.

Mandatory Redemption

Except as set forth above under “Special Mandatory Redemption,” the Issuers are not required to make mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Issuers may be required to offer to purchase Notes as described under “—Repurchase at the Option of Holders—Change of Control Repurchase Event.” The Issuers may at any time and from time to time purchase Notes in the open market or otherwise as permitted by the Indenture.

Repurchase at the Option of Holders

Change of Control

If a Change of Control Repurchase Event occurs with respect to the Notes of a series, unless CDW at such time has given notice of redemption under “—Optional Redemption” with respect to all outstanding Notes of such series, each Holder of the Notes of such series will have the right to require CDW to repurchase all or any part (equal to $2,000 or integral multiples of $1,000 in excess thereof) of that Holder’s Notes of that series pursuant to an offer on the terms set forth in the Indenture (a “Change of Control Offer”). In the Change of Control Offer, CDW will offer a payment (a “Change of Control Payment”) in cash equal to 101% of the aggregate principal amount of the Notes of the series repurchased plus accrued and unpaid interest, if any, on the Notes of the series repurchased, to but not including the date of purchase. Within 30 days following any Change of Control Repurchase Event, unless CDW at such time has given notice of redemption under “—Optional Redemption” with respect to all outstanding Notes of a series, or, at CDW’s option and as set forth below, in advance of a Change of Control, CDW will mail or electronically deliver a notice to each Holder of the applicable series, with a copy to the Trustee, describing the transaction or transactions that constitute the Change of Control and offering to repurchase the Notes of that series on the date of such Change of Control Payment specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed or electronically delivered (the “Change of Control Payment Date”), pursuant to the procedures required by the Indenture and described in such notice. CDW will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, CDW will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Repurchase Event provisions of the Indenture by virtue of such conflict.

On the Change of Control Payment Date, CDW will, to the extent lawful:

(1)    accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(2)    deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(3)    deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by CDW.

The paying agent will promptly mail or deliver by electronic means (in the case of global notes) to each Holder of Notes of the applicable series properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder of that series a new Note equal in principal amount to any unpurchased portion of any Notes of that series surrendered; provided that each new Note will be in a minimum principal amount of $2,000 or integral multiples of $1,000 in excess thereof. CDW will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

CDW will not be required to make a Change of Control Offer upon a Change of Control Repurchase Event if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by CDW and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer or (ii) a notice of redemption has been given pursuant to the Indenture as described under “—Optional Redemption” unless and until there is a default in the payment of the applicable redemption price. A Change of Control Offer may be made in advance of a Change of Control Repurchase Event and may be conditional upon the occurrence of a Change of Control Repurchase Event, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

The Senior Credit Facilities provide that the occurrence of certain change of control events with respect to Parent or CDW would constitute a default thereunder. Prior to complying with any of the provisions of this “Change of Control Repurchase Event” covenant under the Indenture governing the Notes, but in any event within 90 days following a Change of Control Repurchase Event, to the extent required to permit CDW to comply with this covenant, CDW will need to either repay all outstanding Indebtedness under the Senior Credit Facilities or other Indebtedness ranking pari passu with the Notes or obtain the requisite consents, if any, under all agreements governing such outstanding Indebtedness. If CDW does not repay such Indebtedness or obtain such consents, CDW will remain prohibited from purchasing Notes in a Change of Control Repurchase Event, which after appropriate notice and lapse of time would result in an Event of Default under the Indenture, which would in turn constitute a default under the Senior Credit Facilities.

Future Indebtedness that CDW or its Subsidiaries may incur may contain prohibitions on the occurrence of certain events that would constitute a Change of Control or require the repurchase of such indebtedness upon a Change of Control. Moreover, the exercise by the Holders of their right to require CDW to repurchase their Notes could cause a default under such Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on CDW or its Subsidiaries. Finally, CDW’s ability to pay cash to the Holders of the applicable series of Notes following the occurrence of a Change of Control Repurchase Event may be limited by its then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. See “Risk Factors—Risks Related to the Notes—We may be unable to purchase the notes upon a change of control repurchase event which would result in a default under the indenture that will govern the notes offered hereby and would adversely affect our business.”

The provisions described above that require CDW to make a Change of Control Offer following a Change of Control Repurchase Event will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control Repurchase Event, the Indenture does not contain provisions that permit the Holders of the Notes to require that CDW repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

The Change of Control Repurchase Event purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of CDW or its Subsidiaries and, thus, the removal of incumbent management. CDW has no present intention to engage in a transaction involving a Change of Control, although it is possible that CDW could decide to do so in the future. Subject to the limitations discussed below, CDW or its Subsidiaries could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control Repurchase Event under the Indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect the capital structure of CDW or its credit ratings. The Indenture does not contain any covenants or provisions that may afford Holders of the Notes protection in the event of a highly leveraged transaction.

The definition of “Change of Control” includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of CDW and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Notes to require CDW to repurchase its Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of CDW and its Subsidiaries taken as a whole to another Person or group may be uncertain. In addition, the Chancery Court of Delaware has raised the possibility that a “Change of Control” as a result of a failure to have “continuing directors” comprising a majority of a Board of Directors may be unenforceable on public policy grounds.

Selection and Notice

If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption on a pro rata basis to the extent practicable or by lot, in any case subject to the procedures of The Depository Trust Company.

No Notes of $2,000 or less can be redeemed in part. Except as otherwise provided herein, in the case of global notes, notices of redemption will be delivered electronically at least 15 but not more than 60 days before the redemption date to each Holder of Notes, except that redemption notices may be delivered more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of that Note that is to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder of that Note upon cancellation of the original Note. Subject to the terms of the applicable redemption notice (including any conditions contained therein), Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

Certain Covenants

Set forth below are summaries of certain covenants that are contained in the Indenture, which bind CDW and its Restricted Subsidiaries.

Liens

CDW will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist (collectively, “incur”) any Lien (except Permitted Liens) on any Principal Property of CDW or such Restricted Subsidiary securing Indebtedness unless the Notes are equally and ratably secured with (or on a senior basis to, in the case of obligations subordinated in right of payment to the Notes) the obligations so secured until such time as such obligations are no longer secured by a Lien. The preceding sentence will not require CDW or any Restricted Subsidiary to secure the Notes if the Lien consists of a Permitted Lien. Any Lien created for the benefit of the Holders of the Notes pursuant to the preceding paragraph shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the initial Lien that gave rise to the obligation to so secure the Notes.

Sale and Lease-back Transactions

CDW will not and will not permit any Restricted Subsidiary to, enter into any Sale and Lease-Back Transaction with respect to any Principal Property with another Person (other than with CDW or Restricted Subsidiaries) unless either:

(a)    CDW or such Restricted Subsidiary could incur Indebtedness secured by a Lien on the property to be leased in an amount at least equal to the Attributable Value of such Sale and Lease-Back Transaction without equally and ratably securing the Notes; or

(b)    within 180 days CDW applies the greater of the net proceeds of the sale of the leased property or the fair value of the leased property, net of all Notes delivered under the Indenture, to the voluntary retirement of debt for borrowed money and/or the acquisition or construction of any Principal Property.

Merger, Consolidation or Sale of Assets

CDW may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not CDW is the surviving corporation); or (2) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of the properties or assets of CDW and its Restricted Subsidiaries, taken as a whole, in one or more related transactions, to another Person; unless:

(1)    (a) CDW is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than CDW) or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made is a corporation or limited liability company organized or existing under the laws of the United States, any state of the United States, the District of Columbia or any territory thereof (CDW or such Person, including the Person to which such sale, assignment, transfer, conveyance, lease or other disposition has been made, as the case may be, being herein called the “Successor Company”);

(2)    the Successor Company (if other than CDW) assumes all the obligations of CDW under the Notes and the Indenture pursuant to agreements reasonably satisfactory to the Trustee;

(3)    immediately after such transaction, no Default or Event of Default exists; and

(4)    each Guarantor (except if it is the other party to the transactions described above in which case clause (2) above shall apply) shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under the Notes and the Indenture.

Notwithstanding the foregoing, (i) clauses (3) and (4) above will not be applicable to: (a) any Restricted Subsidiary consolidating with, merging into or selling, assigning, transferring, conveying, leasing or otherwise disposing of all or part of its properties and assets to CDW or to another Guarantor; and (b) CDW merging with an Affiliate solely for the purpose of reincorporating CDW, as the case may be, in another jurisdiction; and (ii) any Foreign Subsidiary may consolidate with or merge into or transfer all or part of its properties and assets to any other Foreign Subsidiary; provided that if the Foreign Subsidiary so consolidating, merging or transferring all or part of its properties and assets is a Foreign Subsidiary that is a Guarantor, such Foreign Subsidiary shall, substantially simultaneously with such merger, transfer or disposition, terminate its Guarantee and otherwise be in compliance with the terms of the Indenture.

The predecessor company will be released from its obligations under the Indenture and the Notes and the Successor Company will succeed to, and be substituted for, and may exercise every right and power of, CDW under the Indenture and the Notes, but, in the case of a lease of all or substantially all its assets, the predecessor company will not be released from the obligation to pay the principal of and interest on the Notes.

Subject to certain limitations described in the Indenture governing release of a Guarantee upon the sale, disposition or transfer of a Guarantor, each Guarantor (other than Parent) will not, and CDW will not permit such Guarantor to, (1) consolidate or merge with or into another Person (whether or not such Guarantor is the surviving Person); or (2) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of its properties or assets; unless:

(1)    (a) such Guarantor is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made is a corporation or limited liability company organized or existing under the laws of the United States, any state of the United States or the District of Columbia or any territory thereof (such Guarantor or such Person, including the Person to which such sale, assignment, transfer, conveyance, lease or other disposition has been made, as the case may be, being herein called the “Successor Guarantor”);

(2)    the Successor Guarantor (if other than such Guarantor) assumes all the obligations of such Guarantor under any applicable Guarantees and the Indenture pursuant to a supplemental indenture satisfactory to the Trustee; and

(3)    immediately after such transaction, no Default or Event of Default exists.

In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered, together with an Opinion of Counsel and an Officer’s Certificate to the effect that such consolidation, merger, sale or conveyance was made in accordance with the provisions of the Indenture and all conditions precedent thereto have been complied with, to the Trustee and satisfactory in form to the Trustee, of the Guarantee and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. All the Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all such Guarantees had been issued at the date of the execution hereof.

Notwithstanding the foregoing, any Guarantor may (A) consolidate with, merge into or sell, assign, transfer, convey, lease or otherwise dispose of all or part of its properties and assets to CDW or to another Guarantor or (B) dissolve, liquidate or windup its affairs if at that time it does not hold any material assets.

The Indenture provides that Parent will not (1) consolidate or merge with or into another Person (whether or not Parent is the surviving corporation); or (2) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of its properties or assets; unless:

(1)    (a) Parent is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than Parent) or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made is a corporation or limited liability company organized or existing under the laws of the United States, any state of the United States or the District of Columbia or any territory thereof (Parent or such Person, including the Person to which such sale, assignment, transfer, conveyance, lease or other disposition has been made, as the case may be, being herein called the “Successor Parent Guarantor”);

(2)    the Successor Parent Guarantor (if other than Parent) assumes all the obligations of the Guarantor under each Guarantee to which such Guarantor is a party and the Indenture pursuant to a supplemental indenture reasonably satisfactory to the Trustee; and

(3)    immediately after such transaction, no Default or Event of Default exists.

In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered, together with an Opinion of Counsel and an Officer’s Certificate to the effect that such consolidation, merger, sale or conveyance was made in accordance with the provisions of the Indenture and all conditions precedent thereto have been complied with, to the Trustee and satisfactory in form to the Trustee, of Parent and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by Parent, such successor Person shall succeed to and be substituted for Parent with the same effect as if it had been named herein as a Parent. All the Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all such Guarantees had been issued at the date of the execution hereof.

Notwithstanding the foregoing, Parent may consolidate with, merge into or sell, assign, transfer, convey, lease or otherwise dispose of all or part of its properties and assets to CDW or to another Guarantor.

For purposes of this covenant, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Restricted Subsidiaries of CDW, which properties and assets, if held by CDW instead of such Restricted Subsidiaries, would constitute all or substantially all of the properties and assets of CDW on a consolidated basis, shall be deemed to be the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of CDW.

Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the property or assets of a Person.

Additional Guarantees

CDW shall cause each Restricted Subsidiary that guarantees any Indebtedness of CDW or any of the Guarantors, in each case, within ten Business Days of such incurrence of any such Indebtedness or guarantee of such Indebtedness, to execute and deliver to the Trustee a Guarantee (including a supplemental indenture to the Indenture providing for such guarantee), together with an Opinion of Counsel, pursuant to which such Restricted Subsidiary will unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any and interest on the Notes and all other obligations under the Indenture on the same terms and conditions as those set forth in the Indenture.

Each Guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by that Restricted Subsidiary without rendering the Guarantee, as it relates to such Restricted Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Each Guarantee shall automatically be released in accordance with the provisions of the Indenture described under “—Guarantees.”

Restrictions on Activities of CDW Finance Corporation

CDW Finance Corporation may not acquire or hold any material assets, voluntarily take any action to become liable for any material obligations or engage in any business activities or operations; provided that CDW Finance Corporation may be a co-obligor with respect to Indebtedness (including, for the avoidance of doubt, the Notes) if CDW is a primary obligor on such Indebtedness, the net proceeds of such Indebtedness are received by CDW or one or more of the Restricted Subsidiaries and such Indebtedness is otherwise permitted to be incurred under the Indenture.

Reports

Whether or not required by the Commission, so long as any Notes are outstanding, if not filed electronically with the Commission through the Commission’s Electronic Data Gathering, Analysis, and Retrieval System (or any successor system), CDW will furnish to the Trustee and the Holders, without cost to the Trustee, within the time periods specified in the Commission’s rules and regulations for a filer that is a “non-accelerated filer”:

(1)    substantially the same quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K, if CDW were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by CDW’s certified independent accountants; and

(2)    substantially the same current reports that would be required to be filed with the Commission on Form 8-K if CDW were required to file such reports.

To the extent any such information is not so filed or furnished, as applicable, within the time periods specified above and such information is subsequently filed or furnished, as applicable, CDW will be deemed to have satisfied its obligations with respect thereto at such time and any Default or Event of Default with respect thereto shall be deemed to have been cured; provided that such cure shall not otherwise affect the rights of the Holders under “—Events of Default and Remedies” if Holders of at least 25% in principal amount of the then total outstanding Notes of any series have declared the principal, premium, if any, interest and any other monetary obligations on all the then-outstanding Notes of such series to be due and payable immediately and such declaration shall not have been rescinded or cancelled prior to such cure.

In addition, if at any time any direct or indirect parent company (other than Parent) becomes a Guarantor (there being no obligation of any such parent company to do so), holds no material assets other than cash, Cash Equivalents and the Capital Stock of CDW or any other direct or indirect parent of CDW (and performs the related incidental activities associated with such ownership) and complies with the requirements of Rules 13-01 and 13-02 of Regulation S-X promulgated by the Commission, the reports, information and other documents required to be filed and furnished to Holders of the Notes pursuant to this covenant may, at the option of CDW, be filed by and be those of such parent company rather than CDW; provided that the same are accompanied by consolidating information as required by Rules 13-01 and 13-02 of Regulation S-X promulgated by the Commission that explains in reasonable detail the differences between the information relating to Parent and such other parent, on the one hand, and the information relating to CDW and its Restricted Subsidiaries on a standalone basis, on the other hand. For the avoidance of doubt, if Parent has made available through the

Commission’s Electronic Data Gathering, Analysis, and Retrieval System (or any successor system) the reports, information and other documents required to be filed and furnished to Holders of Notes pursuant to this covenant, CDW shall be deemed to be in compliance with the provisions of this covenant.

Delivery of the information, documents and other reports described above to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive or actual notice of any information contained therein or determinable from information contained therein, including the Issuers’ compliance with any of their covenants under the Indenture (as to which the Trustee is entitled to conclusively rely on an Officer’s Certificate). The Trustee shall have no obligation to determine whether or not such information, documents or reports have been filed with the Commission.

Events of Default and Remedies

The following are each an “Event of Default” under the Indenture with respect to the Notes of each series:

(1)    the Issuers default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes of that series;

(2)    the Issuers default in the payment when due of interest on or with respect to the Notes of that series and such default continues for a period of 30 days;

(3)    the Issuers default in the performance of, or breach any covenant, warranty or other agreement contained in, the Indenture (other than a default in the performance or breach of a covenant, warranty or agreement which is specifically dealt with in clauses (1) or (2) above) and such default or breach continues for a period of 60 days after the notice specified below or 90 days with respect to the covenant described under “—Reports”;

(4)    a default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuers or any Restricted Subsidiary or the payment of which is guaranteed by the Issuers or any Restricted Subsidiary (other than Indebtedness owed to the Issuers or a Restricted Subsidiary), if (A) such default either (1) results from the failure to pay any principal and accrued and unpaid interest, if any, on such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or (2) relates to an obligation other than the obligation to pay principal and accrued and unpaid interest, if any, on any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its maturity date and (B) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregates in excess of $200.0 million (or its foreign currency equivalent) or more at any one time outstanding;

(5)    certain events of bankruptcy affecting the Issuers or any Significant Subsidiary (or any group of Subsidiaries that, taken together as of the date of the most recent audited financial statements of the Issuers, would constitute a Significant Subsidiary);

(6)    the failure by the Issuers or any Significant Subsidiary to pay final judgments aggregating in excess of $200.0 million (other than any judgments covered by indemnities or insurance policies issued by reputable and creditworthy companies and as to which liability coverage has not been denied by the insurance company or indemnifying party), which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after the applicable judgment becomes final and nonappealable; or

(7)    the Guarantee of Parent or a Significant Subsidiary that is a Guarantor or any group of Subsidiaries that are Guarantors and that, taken together as of the date of the most recent audited financial statements of the Issuers, would constitute a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms hereof) or Parent or any Guarantor denies or disaffirms its obligations under any Indenture or Guarantee, other than by reason of the release of the Guarantee in accordance with the terms of any Indenture.

If an Event of Default (other than an Event of Default specified in clause (5) above with respect to the Issuers) shall occur and be continuing, the Trustee acting at the written direction of the Holders of at least 25% in aggregate principal amount of the outstanding Notes of that series under the Indenture may declare the principal of the Notes of that series and any accrued interest on the Notes of that series to be due and payable by notice in writing to the Issuers and the Trustee specifying the respective Event of Default and that it is a “notice of acceleration,” and the same shall become immediately due and payable.

Upon such declaration of acceleration, the aggregate principal amount of, and accrued and unpaid interest, if any, on all of the outstanding Notes of that series shall ipso facto become and be immediately due and payable in cash without any declaration or other act on the part of the Trustee or any Holder of the Notes of that series. After such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the outstanding Notes of such series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal of or interest on the Notes of such series, have been cured or waived as provided in the Indenture.

The Holders of a majority in principal amount of the outstanding Notes of that series may rescind and cancel such declaration and its consequences:

(1)    if the rescission would not conflict with any judgment or decree;

(2)    if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

(3)    to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

(4)    if the Issuers have paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

(5)    in the event of the cure or waiver of an Event of Default of the type described in clause (5) of the description above of Events of Default, the Trustee shall have received an Officer’s Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

The Holders of a majority in principal amount of the Notes of any series issued and then outstanding under the Indenture may waive any existing Default or Event of Default under the Indenture with respect to the Notes of that series, and its consequences, except a default in the payment of the principal of or interest on the Notes of such series.

In the event of any Event of Default specified in clause (4) of the first paragraph of this section, such Event of Default and all consequences thereof (excluding, however, any resulting payment default) will be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders of the Notes of that series, if within 30 days after such Event of Default arose the Issuers deliver an Officer’s Certificate to the Trustee stating that (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged, (y) the Holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has been cured, it being understood that in no event shall an acceleration of the principal amount of the Notes of that series as described above be annulled, waived or rescinded upon the happening of any such events.

Holders of the Notes may not enforce the Indenture or such Notes except as provided in such Indenture and under the Trust Indenture Act. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders of the Notes, unless such Holders have offered to the Trustee reasonable indemnity satisfactory to the Trustee. Subject to all provisions of the Indenture and applicable law, the Holders of a majority in aggregate principal amount of the then-outstanding Notes of any series issued under the Indenture have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture. Upon becoming aware of any Default or Event of Default, the Issuers are required to promptly deliver to the Trustee a statement specifying such Default or Event of Default (unless such Default or Event of Default has been cured prior to such time).

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator, stockholder, unitholder or member of the Issuers, any of their Subsidiaries or any of their direct or indirect parent companies, including Parent, as such, has any liability for any obligations of the Issuers or any Guarantor under the Notes, the Indenture, the Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes of any series by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the Commission that such waiver is against public policy.

Governing Law

Each of the Indenture, the Notes and the Guarantees is governed by, and construed in accordance with, the laws of the State of New York.

Legal Defeasance and Covenant Defeasance

The Issuers may, concurrently and only concurrently, at their option and at any time, elect to have all of their obligations and the obligations of the applicable Guarantors discharged with respect to any outstanding Notes of each series issued under the Indenture (“Legal Defeasance”) except for:

(1)    the rights of Holders of outstanding Notes of that series issued thereunder to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due solely out of the trust referred to below;

(2)    the Issuers’ obligations with respect to the Notes of each series issued thereunder concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)    the rights, powers, trusts, duties and immunities of the Trustee, and Issuers’ obligations in connection therewith; and

(4)    the Legal Defeasance provisions of the Indenture.

In addition, the Issuers may, at their option and at any time, elect to have their obligations and the obligations of the Guarantors released with respect to certain covenants that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the Notes of each series issued thereunder. In the event that a Covenant Defeasance occurs, certain events (not including nonpayment, bankruptcy, receivership, rehabilitation and insolvency events of the Issuers but including such events with respect to any Significant Subsidiary) described under “—Events of Default and Remedies” will no longer constitute an Event of Default with respect to the Notes of each series issued under the Indenture.

In order to exercise either Legal Defeasance or Covenant Defeasance under an Indenture:

(1)    the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes issued thereunder, cash in U.S. dollars, non-callable U.S. Government Securities, or a combination of cash in U.S. dollars and non-callable U.S. Government Securities, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the outstanding Notes (calculated on the cash interest rate, if applicable) issued thereunder on the applicable maturity date or on the applicable redemption date, as the case may be, of such principal, premium, if any, or interest on such Notes and the Issuers must specify whether such Notes are being defeased to maturity or to a particular redemption date;

(2)    in the case of Legal Defeasance, the Issuers have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, (a) the Issuers have received from, or there has been published by, the United States Internal Revenue Service a ruling or (b) since the date of the such Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, subject to customary assumptions and exclusions, the beneficial owners of the outstanding Notes of that series will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)    in the case of Covenant Defeasance, the Issuers have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the beneficial owners of the outstanding Notes of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)    no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to make such deposit and the grant of any Lien securing such borrowings);

(5)    such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any other material agreement or instrument (other than the Indenture) to which the Issuers or any Guarantor is a party or by which the Issuers or any Guarantor is bound;

(6)    the Issuers must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders of the Notes of that series over the other creditors of the Issuers or any Guarantor or defeating, hindering, delaying or defrauding creditors of the Issuers or any Guarantor or others; and

(7)    the Issuers must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the Indenture as it relates to any series of Notes (and the Notes of a series) may be amended or supplemented with the consent of the applicable Required Holders (including, without limitation, consents obtained in connection with a purchase of, or tender offer for, such Notes), and any existing default or compliance with any provision of the Indenture and the Notes of a series may be waived (except a default in respect of the payment of principal or interest on such Notes) with the consent of the applicable Required Holders (including, with respect to the Holders of Notes of a series, without limitation, consents obtained in connection with a purchase of, or tender offer for, Notes of such series).

Without the consent of each affected Holder of Notes of a series, an amendment or waiver of the Indenture may not:

(1)    reduce the principal amount of Notes of such series issued thereunder whose Holders must consent to an amendment; or change the definition of “Required Holders”;

(2)    reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes of such series issued thereunder (other than the provisions relating to the covenants described above under “—Repurchase at the Option of Holders” except as set forth in clause (10) below);

(3)    reduce the rate of or change the time for payment of interest on any Note of such series issued thereunder;

(4)    waive a Default or Event of Default in the payment of principal of, premium, if any, or interest on the Notes of such series issued thereunder (except a rescission of acceleration of the Notes of such series by the Required Holders and a waiver of the payment default that resulted from such acceleration or in respect of a covenant or provision contained in the Indenture or any Guarantee which cannot be amended or modified without the consent of all Holders of such series);

(5)    make any Note of such series payable in money other than that stated in such Notes;

(6)    make any change in the provisions of any Indenture relating to waivers of past Defaults or the rights of Holders of Notes of such series to receive payments of principal of, or interest or premium, if any, on the Notes of such series issued thereunder or impair the right of any Holder of Notes of such series to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(7)    waive a redemption payment with respect to any Note issued thereunder (other than a payment required by one of the covenants described above under “—Repurchase at the Option of Holders” except as set forth in clause (10) below);

(8)    make any change to or modify the ranking of the Notes of such series that would adversely affect the Holders of Notes of such series;

(9)    modify the Guarantees in any manner adverse to the Holders of the Notes of such series;

(10)    amend, change or modify in any material respect the obligation of CDW to make and consummate a Change of Control Offer in respect of a Change of Control Repurchase Event that has occurred; or

(11)    make any change in the preceding amendment and waiver provisions.

Notwithstanding the preceding, without the consent of any Holder of the Notes of a series, CDW, the Guarantors and the Trustee may amend or supplement the Indenture, any Guarantee and the Notes of such series issued thereunder:

(1)    to cure any ambiguity, mistake, defect or inconsistency, as certified by CDW;

(2)    to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3)    to provide for the assumption by a Successor Company or a successor company of a Guarantor, as applicable, of CDW’s or such Guarantor’s obligations under the Indenture, the Notes of such series or any Guarantee;

(4)    to make any change that would provide any additional rights or benefits to the Holders of Notes of such series or that does not adversely affect the legal rights under the Indenture of any such Holder; provided that such changes pursuant to this clause shall not adversely affect the interests of the Holders of such series in any material respect, as determined in good faith by the Board of Directors of CDW;

(5)    to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(6)    to provide for the issuance of additional Notes of such series in accordance with the terms of the Indenture (including, without limitation, any changes necessary to facilitate the issuance of additional Notes of such series for resale in transactions pursuant to Rule 144A or Regulation S promulgated under the Securities Act and any subsequent registration);

(7)    to add a Guarantee of the Notes;

(8)    to release a Guarantor upon its sale or other permitted release from its Guarantee; provided that such sale or release is in accordance with the applicable provisions of the Indenture;

(9)    to mortgage, pledge, hypothecate or grant any other Lien in favor of the Trustee for the benefit of the Holders of the Notes of such series, as security for the payment and performance of all or any portion of the Obligations, in any property or assets, or otherwise to secure the Notes; or

(10)    to conform the text of the Indenture, the Guarantees or the Notes of such series to any provision of this “Description of Notes” to the extent that such provision in this “Description of Notes” was intended to be a verbatim recitation of a provision of the Indenture, the Guarantee or Notes of such series, as certified by CDW.

Satisfaction and Discharge

The Indenture shall be discharged and will cease to be of further effect as to the Notes of any series issued thereunder, when:

(1)    either:

(a)    all such Notes of that series that have been authenticated and delivered, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Issuers, have been delivered to the Trustee for cancellation; or

(b)    all Notes of that series issued thereunder that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing or electronic delivery of a notice of redemption or otherwise or will become due and payable by reason of the mailing or electronic delivery of a notice of redemption or otherwise within one year and the Issuers have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Notes of that series, cash in U.S. dollars, non-callable U.S. Government Securities, or a combination thereof, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes of that series not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(2)    no Default or Event of Default shall have occurred and be continuing on the date of the deposit or will occur as a result of the deposit (other than a Default resulting from borrowing of funds to be applied to such deposit and any similar and simultaneous deposit relating to other Indebtedness, and in each case the grant of any Lien securing such borrowing) and the deposit will not result in a breach or violation of, or constitute a default under, any other material instrument to which the Issuers are a party or by which the Issuers are bound;

(3)    the Issuers have paid or caused to be paid all sums payable by them under such Indenture; and

(4)    the Issuers have delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the Notes of that series issued thereunder at maturity or the redemption date, as the case may be.

In addition, the Issuers must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge with respect to the Indenture have been satisfied.

Concerning the Trustee

If the Trustee becomes a creditor of CDW, the Indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest, it must eliminate such conflict within 90 days or resign.

The Holders of a majority in principal amount of the then-outstanding Notes of a series issued under the Indenture will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee under the Indenture, subject to certain exceptions. The Indenture provides that in case an Event of Default occurs and is continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of such person’s own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes of a series issued thereunder, unless such Holder has offered to the Trustee security and indemnity satisfactory to the Trustee against any loss, liability or expense.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a more detailed presentation of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“2024 Senior Notes” means the Issuers’ $575.0 million 5.5% senior notes due 2024.

“2025 Senior Notes” means the Issuers’ $600.0 million 4.125% senior notes due 2025.

“2028 Senior Notes” means the Issuers’ $600.0 million 4.25% senior notes due 2028.

“2029 Senior Notes” means the Issuers’ $700.0 million 3.25% senior notes due 2029.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Attributable Value” means, in respect of any Sale and Lease-Back Transaction, as of the time of determination, the lesser of:

(a)    the sale price of the Principal Property so leased multiplied by a fraction, the numerator of which is the remaining portion of the base term of the lease included in such Sale and Lease-Back Transaction and the denominator of which is the base term of such lease; and

(b)    the total obligation (discounted to present value at the rate of interest implicit in the transaction, as determined in good faith by CDW, or, if it is not practicable to determine such rate, the rate of interest specified by the terms of the debt securities, in either case compounded semi-annually) of the lessee for rental payments (other than amounts required to be paid on account of property taxes as well as maintenance, repairs, insurance, water rates and other items that do not constitute payments for property rights) during the remaining portion of the base term of the lease included in such Sale and Lease-Back Transaction.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns,” “Beneficially Owned” and “Beneficial Ownership” have a corresponding meaning.

“Board of Directors” means:

(1)    with respect to a corporation, the board of directors of the corporation;

(2)    with respect to a partnership, the board of directors of the general partner of the partnership; and

(3)    with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of CDW or any Restricted Subsidiary to have been duly adopted by the Board of Directors, unless the context specifically requires that such resolution be adopted by a majority of the disinterested directors, in which case by a majority of such directors, and to be in full force and effect on the date of such certification and delivered to the Trustee.

“Business Day” means each day which is not a Legal Holiday.

“Capital Stock” means:

(1)    in the case of a corporation, capital stock;

(2)    in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock;

(3)    in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)    any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means:

(1)    U.S. dollars;

(2)    (i) Sterling, Canadian Dollars, Euro, or any national currency of any participating member state of the economic and monetary union contemplated by the Treaty on European Union; or

(ii)    in the case of CDW or a Restricted Subsidiary, such local currencies held by them from time to time in the ordinary course of business;

(3)    securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

(4)    certificates of deposit, time deposits and Eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with (i) any lender under the Senior Credit Facilities or an Affiliate thereof or (ii) any commercial bank having capital and surplus of not less than $250.0 million in the case of U.S. banks and $100.0 million (or the U.S. Dollar Equivalent as of the date of determination) in the case of non-U.S. banks;

(5)    repurchase obligations for underlying securities of the types described in clauses (3) and (4) above entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6)    commercial paper rated P-1 by Moody’s or A-1 by S&P and in each case maturing within 24 months after the date of creation thereof;

(7)    marketable short-term money market and similar securities having a rating of P-1 or A-1 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof;

(8)    investment funds investing 95% of their assets in securities of the types described in clauses (1) through (7) above;

(9)    readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition;

(10)    investments with average maturities of 12 months or less from the date of acquisition in money market funds rated A (or the equivalent thereof) or better by S&P or A3 (or the equivalent thereof) or better by Moody’s:

(11)    shares of investment companies that are registered under the Investment Company Act of 1940 and substantially all the investments of which are one or more of the types of securities described in clauses (1) through (10) above; and

(12)    in the case of any Foreign Subsidiary, investments of comparable tenure and credit quality to those described in the foregoing clauses (1) through (11) above or other high quality short term investments, in each case, customarily utilized in countries in which such Foreign Subsidiary operates for short term cash management purposes.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above; provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Cash Pooling Arrangements” means a deposit account arrangement among a single depository institution, CDW and one or more Foreign Subsidiaries involving the pooling of cash deposits in and overdrafts in respect of one or more deposit accounts (each located outside of the United States and any States and territories thereof) with such institution by CDW and such Foreign Subsidiaries for cash management purposes.

“Change of Control” means the occurrence of any of the following:

(1)    the sale, lease, transfer or other conveyance, in one or a series of related transactions, of all or substantially all of the assets of CDW and its Subsidiaries, taken as a whole, to any Person;

(2)    the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d5(b)(1) under the Exchange Act) in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of Beneficial Ownership, directly or indirectly, of 50% or more of the total voting power of the Voting Stock of CDW or any of its direct or indirect parent entities, including, without limitation, Parent;

(3)    the adoption of a plan relating to the liquidation or dissolution of CDW; or

(4)     CDW or any of its direct or indirect parent entities, including, without limitation, Parent, consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into CDW or any of its direct or indirect parent entities, including, without limitation, Parent, in any such event pursuant to a transaction in which any of the outstanding voting stock of CDW or any of its direct or indirect parent entities, including, without limitation, Parent, or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Voting Stock of CDW or any of its direct or indirect parent entities, including, without limitation, Parent, outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person immediately after giving effect to such transaction.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Ratings Event.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect on the Issue Date, and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Stock” of any Person means Capital Stock in such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to Capital Stock of any other class in such Person.

“Consolidated Total Assets” means at any date, total assets of CDW and its Subsidiaries on a consolidated basis prepared in accordance with GAAP, shown on the most recent balance sheet of CDW and its Subsidiaries.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing or having the economic effect of guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof or (iv) as an account party with respect to any letter of credit, letter of guaranty or bankers’ acceptance.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is putable or exchangeable), or upon the happening of any event, matures or is mandatorily redeemable (other than as a result of a change of control or asset sale), pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than as a result of a change of control or asset sale), in whole or in part, in each case prior to the earlier of the final maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of CDW or any of its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by CDW or any of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations; provided further that any Capital Stock held by any future, current or former employee, director, officer, manager or consultant of CDW, any of its Subsidiaries, any of its direct or indirect parent companies or any other entity in which CDW or a Restricted Subsidiary has an Investment, in each case pursuant to any stock subscription or shareholders’ agreement, management equity plan or stock option plan or any other management or employee benefit plan or agreement, shall not constitute Disqualified Stock solely because it may be required to be repurchased by CDW or its Subsidiaries.

“Domestic Subsidiaries” means, with respect to any Person, any subsidiary of such Person other than a Foreign Subsidiary.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any public or private sale of Common Stock or Preferred Stock of CDW or any of its direct or indirect parent companies (excluding Disqualified Stock of such entity), other than (i) public offerings with respect to Common Stock of CDW or of any of its direct or indirect parent companies registered on Form S-4 or Form S-8 or (ii) an issuance to any Subsidiary of CDW.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Existing Inventory Financing Agreements” means the following agreements, in each case, as amended, supplemented, refinanced, refunded or otherwise modified and in effect from time to time: (i) that certain Inventory Financing Agreement, dated as of June 6, 2014, by and among GE Commercial Distribution Finance Corporation, CDW Logistics LLC, an Illinois limited liability company, CDW Technologies LLC, a Wisconsin limited liability company, CDW Government LLC, an Illinois limited liability company, CDW Direct, LLC, an Illinois limited liability company, and CDW LLC, an Illinois limited liability company, (ii) that certain Inventory Financing Agreement, dated as of October 12, 2007, by and among GE Commercial Distribution Finance Corporation, CDW Logistics LLC, an Illinois limited liability company, CDW Technologies LLC (f/k/a Berbee Information Networks Corporation), a Wisconsin limited liability company, CDW Government LLC (as successor in interest to CDW Government, Inc.), an Illinois limited liability company and CDW Direct, LLC, an Illinois limited liability company, and (iii) that certain Agreement for Inventory Financing, dated as of the October 12, 2007, by and among IBM Credit LLC, a Delaware limited liability company, CDW Logistics LLC, an Illinois limited liability company, and CDW Technologies LLC, a Wisconsin limited liability company.

“Finance Lease Obligation” means, at the time any determination thereof is to be made, the amount of the lease liability that is required to be accounted for as a finance lease (and not an operating lease) for financial reporting purposes in accordance with GAAP.

“Fitch” means Fitch Ratings Inc., or any successor to the rating agency business thereof.

“Foreign Subsidiary” means, with respect to any Person, (a) any subsidiary of such Person that is organized and existing under the laws of any jurisdiction outside the United States of America or (b) any subsidiary of such Person that has no material assets other than the Capital Stock of one or more subsidiaries described in clause (a) and other assets relating to an ownership interest in any such Capital Stock or subsidiaries.

“GAAP” means generally accepted accounting principles in the United States in effect on the Issue Date, except for any reports required to be delivered under the covenant described under “—Reports,” which shall be prepared in accordance with GAAP in effect on the date thereof. At any time after the Issue Date, CDW may elect to apply International Financial Reporting Standards (“IFRS”) accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided in the Indenture); provided that any such election, once made, shall be irrevocable; provided, further, any calculation or determination in the Indenture that requires the application of GAAP for periods that include fiscal quarters ended prior to CDW’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP. CDW shall give notice of any such election made in accordance with this definition to the Trustee and the holders of Notes.

For purposes of this “Description of Notes,” the term “consolidated” with respect to any Person means such Person consolidated with its Restricted Subsidiaries and does not include any Unrestricted Subsidiary.

“Governmental Authority” means the government of the United States of America or any other nation, any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness or other obligations. When used as a verb, “guarantee” shall have a corresponding meaning.

“Guarantee” means any guarantee of the obligations of CDW under the Indenture and the Notes by a Guarantor in accordance with the provisions of the Indenture. When used as a verb, “Guarantee” shall have a corresponding meaning.

“Guarantor” means any Person that incurs a Guarantee of the Notes; provided that upon the release and discharge of such Person from its Guarantee in accordance with the Indenture, such Person shall cease to be a Guarantor. On the Issue Date, the Guarantors will be Parent and each Domestic Subsidiary of CDW that was a Restricted Subsidiary and a guarantor under the Senior Credit Facilities.

“holder” means, with reference to any Indebtedness or other Obligations, any holder or lender of, or trustee or collateral agent or other authorized representative with respect to, such Indebtedness or Obligations.

“Holder” means the Person in whose name a Note of a series is registered, in each case on the registrar’s books.

“Indebtedness” means, with respect to any Person,

(a)    any indebtedness (including principal and premium) of such Person, whether or not contingent:

(i)    in respect of borrowed money,

(ii)    evidenced by bonds, notes, debentures or similar instruments,

(iii)    evidenced by letters of credit (or, without duplication, reimbursement agreements in respect thereof),

(iv)    Capitalized Lease Obligations, or

(v)    representing the deferred and unpaid balance of the purchase price of any property (other than Capitalized Lease Obligations), except (A) any such balance that constitutes a trade payable or similar obligation to a trade creditor in each case accrued in the ordinary course of business, (B) liabilities accrued in the ordinary course of business and (C) earn-outs and other contingent payments in respect of acquisitions except to the extent that the liability on account of any such earn-outs or contingent payment becomes fixed, if and to the extent that any of the foregoing Indebtedness (other than letters of credit) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP,

(b)    to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business),

(c)    Disqualified Stock of such Person, and

(d)    to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person);

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (A) Contingent Obligations incurred in the ordinary course of business, (B) items that would appear as a liability on a balance sheet prepared in accordance with GAAP as a result of the application of ASC 840-40, “Sale-Leaseback Transactions,” (C) [Reserved] and (D) obligations under or in respect of the Existing Inventory

Financing Agreements and other similar inventory financing agreements entered into in the ordinary course of business. The amount of Indebtedness of any person under clause (d) above shall be deemed to equal the lesser of (x) the aggregate unpaid amount of such Indebtedness secured by such Lien and (y) the fair market value of the property encumbered thereby as determined by such person in good faith.

“Investment Grade Rating” means a rating equal to or higher than BBB- or better by Fitch (or the equivalent), Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Issue Date” means December 1, 2021.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York, the city in which the principal corporate trust office of the Trustee is located or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday, payment shall be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in such asset and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction with respect to such asset; provided that in no event shall an operating lease or occupancy agreement be deemed to constitute a Lien.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Obligations” means any principal, interest, premium, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit), costs, expenses, damages and other liabilities, and guarantees of payment of such principal, interest, premium, penalties, fees, indemnifications, reimbursements, costs, expenses, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Officer” means the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Operating Officer, principal accounting officer, controller, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or Assistant Treasurer or the Secretary or any Assistant Secretary of CDW.

“Officer’s Certificate” means a certificate signed on behalf of CDW, by an Officer of CDW who is the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of CDW that meets the requirements set forth in the Indenture.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to CDW.

“Parent” means CDW Corporation and any successor thereto.

“Permitted Liens” means the following types of Liens:

(1)    deposits of cash or government bonds made in the ordinary course of business to secure surety or appeal bonds to which such Person is a party;

(2)    Liens in favor of issuers of stay, customs, performance, surety, bid, indemnity, warranty, release, appeal or similar bonds or with respect to other regulatory requirements or letters of credit or bankers’ acceptance issued, and completion guarantees provided for, in each case pursuant to the request of and for the account of such Person in the ordinary course of its business or consistent with past practice;

(3)    Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, or to provide all or any portion of the funds or credit support utilized in connection with, such other Person becoming such a Subsidiary; provided further, however, that such Liens may not extend to any other property owned by CDW or any Restricted Subsidiary;

(4)    Liens on property at the time CDW or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into CDW or any of its Restricted Subsidiaries; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, or to provide all or any portion of the funds or credit support utilized for, such acquisition; provided further, however, that such Liens may not extend to any other property owned by CDW or any Restricted Subsidiary;

(5)    [Reserved];

(6)    Liens existing on the Issue Date; provided, however, that if the Refinancing has not occurred on or before the Issue Date, the Liens securing the Existing Secured Facilities will be deemed no longer outstanding under this clause (6) upon consummation of the Refinancing;

(7)    Liens in favor of CDW or any Restricted Subsidiary;

(8)    Liens to secure any Indebtedness that is incurred to refinance any Indebtedness that has been secured by a Lien existing on the Issue Date or referred to in clauses (3) and (4) of this definition; provided, however, that such Liens (x) are no less favorable to the Holders of the Notes taken as a whole, and are not more favorable to the lien holders with respect to such Liens than the Liens in respect of the Indebtedness being refinanced, and (y) do not extend to or cover any property or assets of CDW or any of its Restricted Subsidiaries not securing the Indebtedness so refinanced;

(9)    [Reserved];

(10)    Liens for taxes, assessments or other governmental charges or levies not yet overdue or the nonpayment of which in the aggregate would not reasonably be expected to result in a material adverse effect, or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted or for property taxes on property that CDW or one of its Subsidiaries has determined to abandon if the sole recourse for such tax, assessment, charge, levy or claim is to such property;

(11)    judgment liens in respect of judgments that do not constitute an Event of Default;

(12)    pledges, deposits or security under workmen’s compensation, unemployment insurance and other social security laws or regulations, or deposits to secure the performance of tenders, contracts (other than for the payment of Indebtedness) or leases, or deposits to secure public or statutory obligations, or deposits as security for contested taxes or import or customs duties or for the payment of rent, or deposits or other security securing liabilities to insurance carriers under insurance or self-insurance arrangements or earnest money deposits required in connection with a purchase agreement or other acquisition, in each case incurred in the ordinary course of business or consistent with past practice;

(13)    landlords’, carriers’, warehousemen’s, mechanics’, material-men’s, repairmen’s and other like Liens imposed by applicable law, (i) arising in the ordinary course of business and securing obligations that are not overdue by more than sixty (60) days, (ii) (A) that are being contested in good faith by appropriate proceedings, (B) CDW or a Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (C) such contest effectively suspends collection of the contested obligation and enforcement of any Lien securing such obligation or (iii) the existence of which would not reasonably be expected to result in a material adverse effect;

(14)    minor survey exceptions, encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of business or to the ownership of properties that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business;

(15)    leases, licenses, subleases, sublicenses or operating agreements (including, without limitation, licenses and sublicenses of intellectual property) granted to others in the ordinary course of business that do not interfere in any material respect with the business of CDW or any of its material Restricted Subsidiaries or which do not by their own terms secure any Indebtedness;

(16)    the rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by CDW or any of its Restricted Subsidiaries or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;

(17)    banker’s Liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution;

(18)    Liens arising from Uniform Commercial Code financing statement filings regarding operating leases or consignments entered into by CDW and its Restricted Subsidiaries in the ordinary course of business;

(19)    [Reserved];

(20)    Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business and (iii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of setoff) and which are within the general parameters customary in the banking industry;

(21)    Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(22)    Liens that are contractual rights of setoff (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of CDW or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of CDW and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into by CDW or any Restricted Subsidiary in the ordinary course of business;

(23)    Liens solely on any cash earnest money deposits made by CDW or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted under the Indenture;

(24)    Liens with respect to the assets of a Restricted Subsidiary that is not a Guarantor securing Indebtedness of such Restricted Subsidiary;

(25)    Liens arising by operation of law under Article 2 of the Uniform Commercial Code in favor of a reclaiming seller of goods or buyer of goods;

(26)    security given to a public or private utility or any Governmental Authority as required in the ordinary course of business;

(27)    landlords’ and lessors’ Liens in respect of rent not in default for more than sixty days or the existence of which, individually or in the aggregate, would not reasonably be expected to result in a material adverse effect;

(28)    Liens in favor of customs and revenues authorities imposed by applicable law arising in the ordinary course of business in connection with the importation of goods and securing obligations (i) with respect to customs duties in the ordinary course of business, (ii) that are not overdue by more than sixty

(60) days, (iii) (A) that are being contested in good faith by appropriate proceedings, (B) CDW or Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (C) such contest effectively suspends collection of the contested obligation and enforcement of any Lien securing such obligation, or (iv) the existence of which would not reasonably be expected to result in a material adverse effect;

(29)    Liens on securities which are the subject of repurchase agreements incurred in the ordinary course of business;

(30)    [Reserved];

(31)    Liens on inventory or equipment of CDW or any of its Restricted Subsidiaries granted in the ordinary course of business to CDW’s or such Restricted Subsidiary’s clients or customers at which such inventory or equipment is located;

(32)    pledges or deposits made in the ordinary course of business to secure liability to insurance carriers and Liens on insurance policies and the proceeds thereof (whether accrued or not), rights or claims against an insurer or other similar asset securing insurance premium financings;

(33)    Liens on cash deposits of CDW and Foreign Subsidiaries subject to a Cash Pooling Arrangement or otherwise over bank accounts of CDW and Foreign Subsidiaries maintained as part of the Cash Pooling Arrangement, in each case securing liabilities for overdrafts of CDW and Foreign Subsidiaries participating in such Cash Pooling Arrangements;

(34)    any encumbrance or retention (including put and call agreements and rights of first refusal) with respect to the Equity Interests of any joint venture or similar arrangement pursuant to the joint venture or similar agreement with respect to such joint venture or similar arrangement;

(35)    Liens consisting of customary contractual restrictions on cash and Cash Equivalents;

(36)    Liens securing the Notes and related Guarantees; and

(37)    Liens securing other Indebtedness; provided that at the time of and after giving effect to the incurrence thereof, the aggregate principal amount of Indebtedness secured thereby does not exceed the greater of $1,200.0 million and 10% of Consolidated Total Assets of the CDW and its Subsidiaries.

“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends upon liquidation, dissolution or winding up.

“Principal Property” means our corporate headquarters and any warehouse or distribution center, together with any land, land improvements, buildings and fixtures related thereto, owned or leased at the Issue Date or acquired after that date by CDW or a Restricted Subsidiaries and which is located within the United States, other than: (a) any property which in the opinion of our Board of Directors is not of material importance to the total business conducted by us as an entirety; or (b) any portion of a particular property which is similarly found not to be of material importance to the use or operation of such property.

“Purchase and Sale Agreement” means the agreement governing the Sirius Acquisition.

“Rating Agencies” means Fitch, Moody’s and S&P or if Fitch, Moody’s or S&P or any of them shall not make a rating on the notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuers which shall be substituted for Fitch, Moody’s or S&P or any of them, as the case may be.

“Ratings Event” means the rating of a series of Notes is lowered by each of the Rating Agencies and a series of Notes are rated below Investment Grade Rate by each of the Rating Agencies on any day during the period (which period will be extended so long as the rating of a series of Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) commencing on the earlier of the date of the first public occurrence of a Change of Control or the date of public announcement by CDW of an agreement that, if consummated, would result in a Change of Control and ending 60 days following consummation of such Change of Control.

“Refinancing” means (i) the repayment in full of CDW’s existing term loan credit facility and asset based revolving credit facility (the “Existing Secured Facilities”), the termination of all commitments thereunder and release of all Liens related thereto and (ii) entry into the Revolving Credit Facility and the Term Loan Facility.

“Required Holders” as to a series of Notes means, as of any date of determination, Holders that hold such Notes that, in the aggregate, represent more than 50% of the sum of the principal amount of all Notes of such series outstanding at such time.

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of CDW (including any Foreign Subsidiary) (a) of which substantially all the property is located, or substantially all the business is carried on, within the United States and (b) which owns a Principal Property.

“Revolving Credit Facility” means that certain senior revolving credit facility credit agreement, to be dated on or about the Issue Date, among CDW LLC, JP Morgan Chase Bank, N.A., as Administrative Agent, the lenders party thereto and certain other parties specified therein, providing for revolving loans, including any related notes, debentures, bonds, guarantees, instruments and agreements executed in connection therewith, and in each case as amended, restated, supplemented, modified, renewed, refunded, replaced (whether at maturity or thereafter) or refinanced from time to time in one or more agreements indentures, notes, bonds, facilities or other forms of indebtedness in whole or in part (in each case with the same or new agents, lenders or investors), including any agreement adding or changing the borrower or issuer or any guarantor or extending the maturity thereof or otherwise restructuring all or any portion of the Indebtedness thereunder or increasing the amount loaned or issued thereunder or altering the maturity thereof.

“S&P” means S&P Global Ratings, a division of S&P Global, Inc., and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement with any Person providing for the leasing by CDW or any Restricted Subsidiary of any real or tangible personal property, which property has been or is to be sold or transferred by CDW or such Restricted Subsidiary to such Person in contemplation of such leasing.

“Secured Indebtedness” means any Indebtedness of CDW or any of its Restricted Subsidiaries secured by a Lien.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Senior Credit Facilities” means the Revolving Credit Facility and the Term Credit Facility; provided that if the Refinancing is not consummated on or prior to the Issue Date, “Senior Credit Facilities” means (i) that certain Revolving Loan Credit Agreement, dated as of June 6, 2014, among CDW LLC, JP Morgan Chase Bank, N.A., as Administrative Agent, the lenders party thereto and certain other parties specified therein, providing revolving loans and other extensions of credit and (ii) that certain amended and restated senior secured term loan, dated as of August 17, 2016, among CDW LLC, Barclays Bank PLC, as Administrative Agent and Collateral Agent, the lenders party thereto and certain other parties specified therein, providing for term loans, in each case including any related notes, debentures, bonds, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, supplemented, modified, renewed, refunded, replaced (whether at maturity or thereafter) or refinanced from time to time in one or more agreements, indentures, notes, bonds, facilities or other forms of indebtedness in whole or in part (in each case with the same or new agents, lenders or investors), including the Revolving Credit Facility, the Term Loan Facility, any agreement adding or changing the borrower or issuer or any guarantor or extending the maturity thereof or otherwise restructuring all or any portion of the Indebtedness there under or increasing the amount loaned or issued there under or altering the maturity thereof.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

“Sirius Acquisition” means the acquisition of Granite Parent, Inc. from Sirius Computer Solutions Holdco, L.P. by CDW pursuant to the Purchase and Sale Agreement related thereto dated October 15, 2021.

“Subordinated Indebtedness” means (a) with respect to CDW, any Indebtedness of CDW which is by its terms subordinated in right of payment to the Notes, and (b) with respect to any Guarantor, any Indebtedness of such Guarantor which is by its terms subordinated in right of payment to its Guarantee.

“Subsidiary” means, with respect to any specified Person:

(1)    any corporation, association or other business entity, of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)    any partnership, joint venture, limited liability company or similar entity of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise and (y) such Person or any Wholly Owned Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Term Credit Facility” means that certain senior term credit facility credit agreement, to be dated on or about the Issue Date, among CDW LLC, JP Morgan Chase Bank, N.A., as Administrative Agent, the lenders party thereto and certain other parties specified therein, providing for term loans, including any related notes, debentures, bonds, guarantees, instruments and agreements executed in connection therewith, and in each case as amended, restated, supplemented, modified, renewed, refunded, replaced (whether at maturity or thereafter) or refinanced from time to time in one or more agreements indentures, notes, bonds, facilities or other forms of indebtedness in whole or in part (in each case with the same or new agents, lenders or investors), including any agreement adding or changing the borrower or issuer or any guarantor or extending the maturity thereof or otherwise restructuring all or any portion of the Indebtedness thereunder or increasing the amount loaned or issued thereunder or altering the maturity thereof.

“Transactions” means (i) the consummation of the Sirius Acquisition, (ii) the consummation of the Refinancing and (iii) the issuance of the Notes.

“Unrestricted Subsidiary” means any Subsidiary of CDW that at the time of determination is not a Restricted Subsidiary.

“U.S. Dollar Equivalent” means, with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the “Exchange Rates” column under the heading “Currency Trading” on the date two Business Days prior to such determination.

Whenever it is necessary to determine whether CDW has complied with any covenant in the Indenture or a Default has occurred and an amount is expressed in a currency other than U.S. dollars, such amount will be treated as the U.S. Dollar Equivalent determined as of the date such amount is initially determined in such currency.

“U.S. Government Securities” means securities that are:

(a)    direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or

(b)    obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Securities or a specific payment of principal of or interest on any such U.S. Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Securities or the specific payment of principal of or interest on the U.S. Government Securities evidenced by such depository receipt.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Wholly Owned Restricted Subsidiary” is any Wholly Owned Subsidiary that is a Restricted Subsidiary.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares and shares issued to foreign nationals under applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of certain U.S. federal income tax considerations relating to the purchase, ownership and disposition of the notes. This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect or in existence on the date hereof, and all of which are subject to change or different interpretation, possibly with retroactive effect. No rulings have been sought or are expected to be sought from the Internal Revenue Service (the “IRS”) with respect to any of the tax consequences discussed below, and no assurance can be given that the IRS will not successfully assert contrary positions.

This discussion only addresses U.S. federal income tax considerations for notes held as “capital assets,” within the meaning of the Code and purchased in this offering at the “issue price” (i.e. the first price at which a substantial amount of notes is sold for cash (excluding sales to underwriters or persons acting in a similar capacity).

This discussion is for general information only and does not address all of the U.S. federal income tax considerations that may be relevant to specific beneficial owners of the notes in light of their particular circumstances (such as beneficial owners that are treated as being related to us for U.S. federal income tax purposes) or to beneficial owners of the notes that are subject to special treatment under U.S. federal income tax laws (such as banks or other financial institutions, insurance companies, partnerships or S corporations for U.S. federal income tax purposes (or investors in such entities), tax-exempt entities, retirement plans, dealers in securities or currencies, brokers, traders in securities that have elected the mark-to-market method of accounting for their securities, holders that have made an election to include in gross income all interest on a note under the constant yield method, real estate investment trusts, regulated investment companies, persons who hold their notes as part of a straddle, hedge, conversion transaction or other integrated investment, U.S. holders (as defined below) whose functional currency is not the U.S. dollar, persons subject to special tax accounting rules as a result of any item of gross income with respect to the notes being taken into account in an applicable financial statement (as defined in section 451 of the Code), controlled foreign corporations, passive foreign investment companies, U.S. holders that hold notes through non-U.S. brokers or other non-U.S. intermediaries, or U.S. expatriates). This discussion does not address alternative minimum taxes, the base erosion and anti-abuse tax, U.S. state or local tax considerations, U.S. federal tax laws other than income tax laws (such as the Medicare tax on certain investment income or estate and gift tax laws), or non-U.S. tax considerations. Further this discussion does not address any consequences that may result pursuant to Treasury regulations promulgated under section 385 of the Code with respect to any holder that is considered related to the Issuers for the purposes of such regulations.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds the notes, the tax treatment of such partnership and each partner will depend upon the status and the activities of the partnership and the partner. If you are a partnership or a partner in a partnership considering an investment in the notes, we urge you to consult your tax advisors.

WE URGE PROSPECTIVE BENEFICIAL OWNERS TO CONSULT THEIR TAX ADVISORS FOR ANALYSIS OF THE PARTICULAR TAX CONSIDERATIONS APPLICABLE TO THEM AS A RESULT OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE APPLICABILITY OF ANY U.S. FEDERAL, STATE, AND LOCAL TAX LAWS OR NON-U.S. TAX LAWS, ANY CHANGES IN APPLICABLE TAX LAWS, AND ANY PENDING OR PROPOSED LEGISLATION OR REGULATIONS.

Effect of Certain Additional Payments

In certain circumstances, including certain changes of control or the Special Mandatory Redemption, we are required to make payments on the notes in addition to stated principal and interest or to make payments in advance of their scheduled times. See “Description of Notes—Repurchase at the Option of Holders—Change of Control” and “Description of the Notes—Special Mandatory Redemption.” Such contingencies may cause the notes to be treated as contingent payment debt instruments, in which case the timing and amount of income inclusions and the character of income recognized may be different from the consequences discussed herein. The Treasury regulations regarding debt instruments that provide for one or more contingent payments state that, for purposes of determining whether a debt instrument is a contingent payment debt instrument, remote or incidental contingencies (and certain other contingencies) are ignored. Although the matter is not free from doubt, we believe that the foregoing contingencies, in the aggregate, are remote or incidental (or that certain other exceptions apply), and, accordingly, we intend to take the position that the notes are not contingent payment debt instruments. Our determination will be binding on all holders, except a holder that discloses its differing position in a statement attached to its timely filed U.S. federal income tax return for the taxable year during which a note was acquired. Our determination is not, however, binding on the IRS, and if the IRS were to challenge such determination, a holder might be required to accrue ordinary income on the notes at a rate in excess of the stated interest rate, and to treat as ordinary income, rather than capital gain, any income recognized on the taxable disposition of a note. In the event a contingency actually occurs, it may affect the amount and timing (and possibly character) of the income that a holder will recognize. The discussion below assumes that our determination that these contingencies are remote or incidental is correct and assumes that the notes will not be treated as contingent payment debt instruments.

Certain U.S. Federal Income Tax Considerations for U.S. Holders

For purposes of this discussion, “U.S. holder” means a beneficial owner of a note that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any State thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income tax regardless of the source thereof; or

•

a trust, if (i) a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions, or (ii) the trust was in existence on August 19, 1996 and was treated as a domestic trust on that date and has made a valid election to continue to be treated as a United States person.

Taxation of Stated Interest

Generally, payments of stated interest on the notes will be taxable as ordinary income as received or accrued in accordance with the U.S. holder’s regular method of accounting for U.S. federal income tax purposes.

Sale, Exchange, Retirement, Redemption or Other Taxable Disposition of the Notes

Upon the sale, exchange, retirement, redemption or other taxable disposition of a note, a U.S. holder generally will recognize gain or loss equal to the difference, if any, between (A) the amount of cash and the fair market value of all other property received on the disposition (other than any such amount attributable to accrued and unpaid stated interest, which will be taxed as ordinary income to the extent not previously so taxed) and (B) the U.S. holder’s “adjusted tax basis” in the note. A U.S. holder’s adjusted tax basis in a note generally will equal the amount paid for the note determined at the time of purchase.

Any gain or loss that a U.S. holder recognizes upon the sale, exchange, retirement, redemption or other taxable disposition of a note generally will be capital gain or loss and will be long-term capital gain or loss if, at the time of the disposition, the U.S. holder’s holding period for the note is more than one year. Long-term capital gains recognized by an individual or other non-corporate U.S. holder generally are subject to a reduced rate of U.S. federal income tax. Capital losses are subject to limits on deductibility.

Information Reporting and Backup Withholding

Information reporting will apply to stated interest paid on, and the proceeds of the sale, exchange, retirement, redemption or other taxable disposition of, a note held by a U.S. holder unless such holder establishes an exemption from information reporting. Backup withholding may also apply (currently, at a rate of 24%) unless such holder establishes an exemption by providing the appropriate intermediary with a taxpayer identification number, certified under penalties of perjury, as well as certain other information (generally, on IRS Form W-9) or otherwise establishes an exemption. Any amount withheld under the backup withholding rules is allowable as a credit against a U.S. holder’s U.S. federal income tax liability, if any, and a refund may be obtained if the amounts withheld exceed such holder’s actual U.S. federal income tax liability and such holder timely provides the required information or appropriate claim form to the IRS.

Certain U.S. Federal Income Tax Considerations for Non-U.S. Holders

For purposes of this discussion, “non-U.S. holder” means a beneficial owner of a note that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust that is not a U.S. holder.

For purposes of the following discussion, interest on the notes, and gain on the sale, exchange, retirement, redemption or other taxable disposition of the notes, will be considered “U.S. trade or business income” of a non-U.S. holder if such income or gain is effectively connected with the conduct of a trade or business in the United States by such non-U.S. holder.

Taxation of Interest

Subject to the discussion below concerning backup withholding and FATCA legislation, a non-U.S. holder will not be subject to U.S. federal income or withholding tax in respect of interest paid on the notes if the interest qualifies for the “portfolio interest exemption.” This will be the case if each of the following requirements is satisfied:

•	the interest is not U.S. trade or business income of the non-U.S. holder;

•	the non-U.S. holder does not actually or constructively own stock possessing 10% or more of the combined voting power of all classes of stock of CDW Corporation;

•	the non-U.S. holder is not a controlled foreign corporation, within the meaning of the Code, that is actually or constructively related to CDW Corporation through sufficient stock ownership;

•	the non-U.S. holder is not a bank whose receipt of interest on the notes is described in section 881(c)(3)(A) of the Code; and

•	the non-U.S. holder complies with the certification requirement described below.

The certification requirement generally will be satisfied if the non-U.S. holder provides the withholding agent with a statement on IRS Form W-8BEN or IRS Form W-8BEN-E (or suitable substitute form), together with all appropriate attachments, signed under penalties of perjury, identifying the non-U.S. holder and stating, among other things, that the non-U.S. holder is not a United States person. Prospective non-U.S. holders should consult their tax advisors regarding alternative methods for satisfying the certification requirement.

If the requirements of the portfolio interest exemption are not satisfied with respect to a non-U.S. holder, a 30% U.S. federal income withholding tax will apply to interest paid on the notes to such non-U.S. holder, unless another exemption is applicable. For example, an applicable income tax treaty may reduce or eliminate such tax, in which event a non-U.S. holder claiming the benefit of such treaty must provide the withholding agent with a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or suitable substitute form). Alternatively, an exemption applies if the interest is U.S. trade or business income of the non-U.S. holder and the non-U.S. holder provides the withholding agent with a properly executed IRS Form W-8ECI (or suitable substitute form). If the interest is U.S. trade or business income of a non-U.S. holder, such non-U.S. holder generally will be subject to U.S. federal income tax with respect to all interest on the notes in the same manner as U.S. holders, as described above, unless an applicable income tax treaty provides otherwise. Additionally, non-U.S. holders that are corporations generally will be subject to a branch profits tax with respect to any earnings and profits attributable to such U.S. trade or business (subject to adjustments) at a rate of 30% (or at a reduced rate under an applicable income tax treaty).

Sale, Exchange, Retirement, Redemption or Other Taxable Disposition of the Notes

Subject to the discussion below concerning backup withholding and FATCA legislation, generally, a non-U.S. holder will not be subject to U.S. federal income tax on any gain recognized on the sale, exchange, retirement, redemption or other taxable disposition of a note, unless (i) such non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement, redemption or other taxable disposition and certain other conditions are met or (in which case such gain will be subject to U.S. federal income tax at a rate of 30% (or lower applicable treaty rate)) or (ii) the gain is U.S. trade or business income of the non-U.S. holder. If the gain is U.S. trade or business income of the non-U.S. holder, the non-U.S. holder generally will be subject to U.S. federal income tax with respect to such gain in the same manner as U.S. holders, as described above, unless an applicable income tax treaty provides otherwise. Additionally, non-U.S. holders that are corporations generally will be subject to a branch profits tax with respect to any earnings and profits attributable to such U.S. trade or business (subject to adjustments) at a rate of 30% (or at a reduced rate under an applicable income tax treaty).

To the extent the proceeds from the sale, exchange, retirement, redemption or other taxable disposition of a note represent accrued and unpaid interest, the non-U.S. holder generally will be subject to U.S. federal income tax with respect to such accrued and unpaid interest in the same manner as described above under “Taxation of Interest.”

Information Reporting and Backup Withholding

Amounts of interest paid to a non-U.S. holder on a note, and amounts withheld from such payments, if any, generally will be required to be reported to the IRS and to such holder.

U.S. federal backup withholding (currently at a rate of 24%) generally will not apply to payments of interest on a note to a non-U.S. holder if the statement described above under “Taxation of Interest” is duly provided by such holder or such holder otherwise establishes an exemption.

Payments to a non-U.S. holder of the proceeds of a sale, exchange, retirement, redemption or other taxable disposition of a note effected by the U.S. office of a U.S. or foreign broker will be subject to information reporting requirements and backup withholding unless such holder properly certifies under penalties of perjury as to such holder’s non-U.S. status and certain other conditions are met or such holder otherwise establishes an exemption. Backup withholding generally will not apply to any payment to a non-U.S. holder of the proceeds of the disposition of a note effected outside the United States by a non-U.S. office of a broker. However, unless such a broker has documentary evidence in its records as to such non-U.S. holder’s non-U.S. status and certain other conditions are met, or such holder otherwise establishes an exemption, information reporting will apply to a payment of the proceeds of the disposition of a note effected outside the United States by such a broker if the broker:

•	is a United States person;

•	derived 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States;

•	is a controlled foreign corporation for U.S. federal income tax purposes; or

•

is a foreign partnership that, at any time during its taxable year, has more than 50% of its income or capital interests owned by United States persons or is engaged in the conduct of a U.S. trade or business.

Any amount withheld under the backup withholding rules is allowable as a credit against a non-U.S. holder’s U.S. federal income tax liability, if any, and a refund may be obtained if amounts withheld exceed such holder’s actual U.S. federal income tax liability and if the proper information is timely provided to the IRS.

Legislation Affecting Taxation of Notes Held by or Through Foreign Entities

Sections 1471 through 1474 of the Code (the “FATCA legislation”) generally impose a U.S. federal withholding tax of 30% on interest income paid on a debt obligation to (i) a foreign financial institution (as the beneficial owner or as an intermediary for the beneficial owner), unless such institution enters into an agreement with the U.S. government to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which would include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners), and (ii) a foreign entity that is not a financial institution (as the beneficial owner or as an intermediary for the beneficial owner), unless such entity provides the withholding agent with a certification identifying the substantial U.S. owners of the entity, which generally includes any U.S. person who directly or indirectly owns more than 10% of the entity. The FATCA legislation initially imposed a withholding tax on gross proceeds from a sale, exchange, retirement, redemption or other taxable disposition of the notes. However, proposed Treasury Regulations, which state that taxpayers may rely on the proposed regulations until final regulations are issued, provide that this withholding tax shall not apply to gross proceeds from a sale or other taxable disposition of the notes. An intergovernmental agreement between the U.S. and the applicable foreign country, or future Treasury regulations or other guidance, may modify these requirements. Investors are strongly encouraged to consult with their tax advisors regarding the implications of this FATCA legislation on their investment in our notes.

UNDERWRITING

J.P. Morgan Securities LLC is acting as the representative of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement between us and the representative, we have agreed to sell to each underwriter, and each underwriter has severally agreed to purchase from us, the principal amount of notes that appears opposite its name in the table below:

Underwriters	Principal Amount of 2.670% Senior Notes due 2026	Principal Amount of 3.276% Senior Notes due 2028	Principal Amount of 3.569% Senior Notes due 2031
J.P. Morgan Securities LLC	$350,000,000	$175,000,000	$350,000,000
BofA Securities, Inc.	$125,000,000	$62,500,000	$125,000,000
Wells Fargo Securities, LLC	$125,000,000	$62,500,000	$125,000,000
Morgan Stanley & Co. LLC	$66,000,000	$33,000,000	$66,000,000
Capital One Securities, Inc.	$66,000,000	$33,000,000	$66,000,000
Mizuho Securities USA LLC	$66,000,000	$33,000,000	$66,000,000
MUFG Securities Americas Inc.	$66,000,000	$33,000,000	$66,000,000
Goldman Sachs & Co. LLC	$42,000,000	$21,000,000	$42,000,000
Scotia Capital (USA) Inc.	$42,000,000	$21,000,000	$42,000,000
U.S. Bancorp Investments, Inc.	$42,000,000	$21,000,000	$42,000,000
Siebert Williams Shank & Co., LLC	$10,000,000	$5,000,000	$10,000,000

Total	$1,000,000,000	$500,000,000	$1,000,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters have agreed to purchase all of the notes if any of them are purchased.

The underwriters initially propose to offer the notes to the public at the applicable public offering price that appears on the cover page of this prospectus supplement. The underwriters may offer the 2026 notes to selected dealers at the public offering price minus a concession of up to 0.350% of the principal amount of the 2026 notes. In addition, the underwriters may allow, and those selected dealers may reallow, a concession of up to 0.250% of the principal amount of the 2026 notes to certain other dealers. The underwriters may offer the 2028 notes to selected dealers at the public offering price minus a concession of up to 0.375% of the principal amount of the 2028 notes. In addition, the underwriters may allow, and those selected dealers may reallow, a concession of up to 0.250% of the principal amount of the 2028 notes to certain other dealers. The underwriters may offer the 2031 notes to selected dealers at the public offering price minus a concession of up to 0.400% of the principal amount of the 2031 notes. In addition, the underwriters may allow, and those selected dealers may reallow, a concession of up to 0.250% of the principal amount of the 2031 notes to certain other dealers. After the initial offering, the underwriters may change the public offering prices and any other selling terms. The underwriters may offer and sell notes through certain of their affiliates. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The following table shows the underwriting discounts to be paid to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes).

Paid by us
Per 2026 note	0.600%
Per 2028 note	0.625%
Per 2031 note	0.650%

In the underwriting agreement, we have agreed that:

•

We will not offer or sell any of our debt securities (other than the notes) from the date of this prospectus supplement through and including the date of settlement without the prior consent of the representative.

•

We will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in respect of those liabilities.

•	In addition to the underwriting discount discussed above, we will pay our expenses related to the offering, which we estimate will be $6.1 million.

The notes are new issues of securities, and there are currently no established trading markets for the notes. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any quotation system. The underwriters have advised us that they intend to make a market in the notes of each series, but they are not obligated to do so. The underwriters may discontinue any market making in the notes at any time at their sole discretion. Accordingly, we cannot assure you that a liquid trading market will develop for the notes of any series, that you will be able to sell your notes at a particular time or that the prices that you receive when you sell will be favorable.

In connection with the offering of the notes, the underwriters may engage in overallotment, stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which creates a short position for the underwriters. Stabilizing transactions involve bids to purchase the notes in the open market for the purpose of pegging, fixing or maintaining the price of the notes. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the prices of the notes to be higher than it would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing or syndicate covering transactions, they may discontinue them at any time.

We expect that delivery of the notes will be made against payment therefor on or about December 1, 2021, which will be the fifth business day following the date of pricing of the notes (such settlement cycle being herein referred to as “T+5”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of pricing will be required, by virtue of the fact that the notes initially will settle T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of notes who wish to trade notes prior to the second business day before settlement should consult their own advisor.

Certain of the underwriters and their affiliates have in the past provided, and may in the future provide, investment banking, commercial banking, derivative transactions and financial advisory services to us and our affiliates in the ordinary course of business for which they have received and may continue to receive customary fees and commissions. In particular, in connection with the financing of the Acquisition, we entered into a commitment letter dated as of October 15, 2021, among us and JPMorgan Chase Bank, N.A. (“JPMorgan”), an affiliate of J.P. Morgan Securities LLC, as supplemented by that certain joinder to commitment letter dated as of November 15, 2021, among us, JPMorgan and certain of the underwriters or their affiliates, pursuant to which JPMorgan and certain of the underwriters or their affiliates will provide a 364-day senior unsecured bridge loan (the “Bridge Facility”) in connection with the Acquisition. JPMorgan will receive customary fees in connection with its commitment under the Bridge Facility and, in the event that any borrowings are made under the Bridge Facility, certain additional funding and other fees. We expect to issue the notes in lieu of the borrowings under the Bridge Facility to finance the Acquisition; however, if and to the extent we do not issue a sufficient amount of the notes at or prior to the closing of the Acquisition, we expect to borrow under the Bridge Facility in order to finance the Acquisition. The commitments under the Bridge Facility will be reduced by the gross proceeds of the notes issued in this offering. Finally, affiliates of certain of the underwriters have entered into commitments to provide, and are expected to serve as agents, bookrunners or lenders under our Term Loan Facility and the Revolving Loan Facility. In addition, U.S. Bancorp Investments, Inc., one of the underwriters, is an affiliate of the trustee under the indenture governing the notes.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities)

and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling restrictions

Notice to prospective investors in Canada

The notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and that are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable Canadian securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this prospectus supplement.

Prohibition of sales to European Economic Area retail investors

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (“MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation. Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

Notice to prospective investors in the United Kingdom

This document is only being distributed to and is only directed at (i) persons who are outside the UK or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000

(Financial Promotion) Order 2005 (the “Order”) as amended or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). Any notes will only be available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents. No key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

Each underwriter has represented and agreed that:

(a)    it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)    it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Prohibition of sales to UK retail investors

Each underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any notes which are the subject of the offering contemplated by this prospectus supplement in relation thereto to any retail investor in the United Kingdom. For the purposes of this provision:

(a)     the expression “retail investor” means a person who is one (or more) of the following:

(i)    a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the EUWA; or

(ii)    a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or

(iii)    not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of “retained EU law”, as defined in the EUWA; and

(b)     the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

Notice to prospective investors in Switzerland

The notes may not be publicly offered, sold or advertised, directly or indirectly, in or from Switzerland and will not be listed on the SIX Swiss Exchange Ltd (“SIX”) or on any other stock exchange or regulated trading venue in Switzerland. Neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the notes constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Federal Code of Obligations or a listing prospectus within the meaning of the listing rules of SIX or any other exchange or regulated trading venue in Switzerland, and neither this prospectus supplement nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to prospective investors in Hong Kong

No notes have been offered or sold or delivered, and no notes may be offered or sold or delivered in Hong Kong, by means of any document, other than to “professional investors” as defined in the Securities and Futures

Ordinance (Cap. 571 of the laws of Hong Kong) (the “SFO”) and in the manner as permitted under the SFO or the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the laws of Hong Kong) (the “C(WUMP)O”); or in other circumstances which would not result in this prospectus supplement constituting a “prospectus” as defined in the C(WUMP)O or which would not constitute an offer or invitation to the “public” within the meaning of the SFO. No document, invitation, offer or advertisement relating to the notes has been issued, circulated or distributed or has been in the possession of any person for the purpose of issue, circulation or distribution, or may be issued, circulated or distributed or may be in the possession of any person for the purpose of issue, circulation or distribution (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and in the manner as permitted under the SFO or the C(WUMP)O.

The contents of this prospectus supplement have not been reviewed, approved or authorized by any regulatory authority in Hong Kong and this prospectus supplement has not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus supplement may not be issued, circulated or distributed in Hong Kong, and the notes may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the notes will be required, and is deemed by the acquisition of the notes, to confirm that he is aware of the restriction on offers of the notes described in this prospectus supplement and the relevant offering documents and that he is not acquiring, and has not been offered any notes in circumstances that contravene any such restrictions.

Notice to prospective investors in Japan

The offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended) (the “FIEL”), and the underwriters will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means, unless otherwise provided herein, any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for reoffering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to prospective investors in Singapore

In connection with Section 309B of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”) and the Securities and Futures (Capital Markets Products) Regulations 2018 (the “CMP Regulations 2018”), unless otherwise specified before an offer of the notes, the notes have been classified as, and all relevant persons (as defined in Section 309A(1) of the SFA) are hereby notified that the notes have been classified as, capital markets products other than prescribed capital markets products (as defined in the CMP Regulations 2018) and Specified Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

This prospectus supplement and any other materials relating to the securities have not been, and will not be, lodged or registered as a prospectus with the Monetary Authority of Singapore under the SFA. Accordingly, this prospectus supplement and any other document or materials issued in connection with the offer or sale, or the invitation for subscription or purchase, of the securities may not be issued, circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to an offer referred to in Section 275(1A) of the

SFA, and in accordance with the applicable conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA. Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)    a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)    a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor,

securities and securities-based derivative contracts (each as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except:

(i)    to an institutional investor or to a relevant person, or (in the case of such corporation) where the transfer arises from an offer referred to in Section 276(3)(i)(B) of the SFA or (in the case of such trust) where the transfer arises from an offer referred to in Section 276(4) (i)(B) of the SFA;

(ii)    where no consideration is or will be given for the transfer;

(iii)    where the transfer is by operation of law;

(iv)    as specified in Section 276(7) of the SFA; or

(v)    as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivative Contracts) Regulations 2018 of Singapore.

Singapore SFA Product Classification. Solely for the purposes of our obligations pursuant to Section 309B(1)(A) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the shares of common stock are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to prospective investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the notes may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the notes without disclosure to investors under Chapter 6D of the Corporations Act.

The notes applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring notes must observe such Australian on-sale restrictions.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to prospective investors in Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Rule 2.3 (Offered Securities Rules) of the Markets Rules (MKT) VER15/07-19 of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. This prospectus supplement relates to an Exempt Offer, which is not subject to any form of regulation or approval by the DFSA. The DFSA has no responsibility for reviewing or verifying any prospectus or documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement. The notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to prospective investors in Taiwan

The notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the notes in Taiwan.

Notice to prospective investors in the United Arab Emirates

This prospectus supplement and the accompanying prospectus have not been reviewed, approved or licensed by the Central Bank of the United Arab Emirates (the “UAE”), the Securities and Commodities Authority (the “SCA”) or any other relevant licensing authority in the UAE (including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the UAE including, without limitation, the DFSA, a regulatory authority of the Dubai International Financial Centre and the Financial Services Marketing Authority of the Abu Dhabi Global Market), and does not constitute a public offer of securities in the UAE in accordance with the Commercial Companies Law, Federal Law No. 1 of 2015 (as amended) or otherwise, does not constitute an offer in the UAE in accordance with the SCA Chairman Resolution No. 3/R.M. of 2017 Concerning the Regulation of Promotion and Introduction, and further does not constitute the brokerage of securities in the UAE in accordance with the Board Decision No. 27 of 2014 Concerning Brokerage in Securities.

This prospectus supplement and the accompanying prospectus are not intended to, and do not, constitute an offer, sale or delivery of notes or other securities under the laws of the UAE. Each underwriter has represented and agreed that the notes have not been and will not be registered with the SCA or the UAE Central Bank, the Dubai Financial Market, the Abu Dhabi Securities Market or any other UAE regulatory authority or exchange. The issue and/or sale and/or marketing of the notes has not been approved or licensed by the SCA, the UAE Central Bank or any other relevant licensing authority in the UAE. The SCA accepts no liability in relation to the marketing, issuance and/or sale of the notes and is not making any recommendation with respect to any investment. Nothing contained in this prospectus supplement is intended to constitute UAE investment, legal, tax, accounting or other professional advice. This prospectus supplement is for the information of prospective investors only and nothing in this prospectus supplement is intended to endorse or recommend a particular course of action. Prospective investors should consult with an appropriate professional for specific advice rendered on the basis of their situation.

LEGAL MATTERS

The validity of the notes and the guarantees offered hereby and certain other legal matters will be passed upon for us by Kirkland & Ellis LLP, Chicago, Illinois. Certain matters under Wisconsin law will be passed upon by Foley & Lardner LLP, Milwaukee, Wisconsin and certain matters under Virginia law will be passed upon by Fluet & Associates PLLC, Tysons, Virginia. Certain legal matters related to the notes offered hereby will be passed upon for the underwriters by Cahill Gordon & Reindel LLP, New York, New York.

EXPERTS

The consolidated financial statements of the Company appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2020, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Granite Parent, Inc. as of December 31, 2020, and for the year then ended appearing in this prospectus supplement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports and other information with the SEC. In addition, we have filed with the SEC a Registration Statement on Form S-3 relating to the securities covered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus, which form a part of the registration statement, do not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement and the exhibits and schedules filed therewith and in our reports and other information incorporated by reference herein. Any statements made in this prospectus supplement and the accompanying prospectus concerning the provisions of legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

Our SEC filings are available on the SEC’s website at http://www.sec.gov. You may access our recent Registration Statements on Form S-3 and our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. We also maintain a website at http://www.cdw.com. Except for the information incorporated by reference as noted below, our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus supplement or the accompanying prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows the “incorporation by reference” of the information filed by us with the SEC into this prospectus supplement and the accompanying prospectus, which means that important information can be disclosed to you by referring you to those documents and those documents will be considered part of this prospectus supplement and the accompanying prospectus. Information that we file later with the SEC will automatically update and supersede the previously filed information. The documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents deemed to be “furnished” or not deemed to be “filed,” including the portions of these documents that are either (1) described in paragraphs (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, including any exhibits included with such Items) are incorporated by reference herein:

•	Our Annual Report on Form 10-K for the year ended December 31, 2020 filed on February 26, 2021.

•	Our Quarterly Reports on Form 10-Q for the three month periods ended March 31, 2021, June 30, 2021 and September 30, 2021 filed on May 5, 2021, August 4, 2021 and November 3, 2021, respectively.

•

The portions of our Definitive Proxy Statement on Schedule 14A filed on April 8, 2021 that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2020.

•	Each of our Current Reports on Form 8-K filed since December 31, 2020, except to the extent portions of these documents are deemed “furnished” and not “filed.”

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement or the accompanying prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus. Our Commission File Number is 001-35985.

If you make a request for such information in writing or by telephone, we will provide you, without charge, a copy of any or all of the information incorporated by reference into this prospectus supplement or the accompanying prospectus. Any such request should be directed to:

CDW Corporation

75 Tri-State International

Lincolnshire, Illinois 60069

(847) 465-6000

Attention: Investor Relations

Granite Parent, Inc.

Consolidated Balance Sheets

	(unaudited)
$ in thousands	September 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$191,292	$128,572
Trade accounts receivable, net	810,341	930,438
Other receivables	33,924	47,067
Inventory	11,938	23,632
Current investment in leasing and installment payment agreements, net	60,418	68,628
Prepaid expenses and other assets	26,203	26,243

Total current assets	1,134,116	1,224,580

Long-term investment in leasing and installment payment agreements, net	86,437	134,086
Deposits	929	650
Long-term prepaid expenses and other assets	114,221	6,538
Property and equipment, net	23,214	28,941
Intangible assets, net	855,052	892,778
Goodwill	711,424	712,114

Total assets	2,925,393	2,999,687

Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	772,332	885,280
Current portion of notes payable	7,463	7,500
Current portion of discounted lease rentals and other loans	52,337	65,796
Accrued expenses and other	112,283	137,998
Deferred revenue	43,483	48,883

Total current liabilities	987,898	1,145,457

Notes payable, net of discount and issuance costs	709,910	713,168
Bonds payable, net of discount and issuance costs	291,914	291,199
Deferred tax liabilities, net	161,133	160,281
Long-term discounted lease rentals and other loans	83,436	133,232
Long-term deferred revenue	8,001	5,547
Other liabilities	114,152	16,901

Total liabilities	2,356,444	2,465,785

Stockholders’ equity
Common stock $0.01 par value, 1,000 shares authorized, 100 shares outstanding at September 30, 2021 and December 31, 2020	—	—
Additional paid-in capital	491,273	491,273
Accumulated other comprehensive loss	(335)	(243)
Retained earnings	78,011	42,872

Total stockholders’ equity	568,949	533,902

Total liabilities and stockholders’ equity	$2,925,393	$2,999,687

The accompanying notes are an integral part of the unaudited consolidated financial statements

Granite Parent, Inc.

Consolidated Statements of Comprehensive Income (Unaudited)

	Nine Months Ended
$ in thousands	September 30, 2021	September 30, 2020
Revenues:
Equipment and software sales	$231,871	$248,825
Managed, professional and cloud services	269,326	242,495
Income from supplier service contracts and sales agent fees	144,618	129,627
Income from leases and other	7,579	9,732
Other revenue	9	86
Rebates to customers	(3,641)	(3,822)

Total revenues	649,762	626,943

Cost of revenues:
Cost of goods sold (exclusive of items shown separately below)	169,721	170,758
Referral and finder fees	1,713	1,107
Non-billable travel expenses and other	1,266	1,667

Total cost of revenues	172,700	173,532

Gross margin	477,062	453,411

Operating expenses:
Sales, general, and administrative	331,171	327,094
Depreciation and amortization	48,034	46,140

Total operating expenses	379,205	373,234

Operating income	97,857	80,177

Other expense:
Interest expense, net	48,718	53,588
Miscellaneous expense	521	2,208

Total other expense	49,239	55,796

Income before income taxes	48,618	24,381

Income taxes	13,479	7,497

Net income	$35,139	$16,884

Other comprehensive loss
Foreign currency translation adjustments	(92)	(229)

Other comprehensive loss	(92)	(229)

Total comprehensive income	$35,047	$16,655

The accompanying notes are an integral part of the unaudited consolidated financial statements

Granite Parent, Inc.

Consolidated Statements of Stockholders’ Equity (Unaudited)

$ in thousands, except share data	Number of Common Shares	Common Stock	Additional Paid-In Capital	Accumulated Other Comprehensive Income (Loss)	Retained Earnings	Total Stockholders’ Equity
Balance at December 31, 2019	100	$—	$491,258	$(137)	$2,765	$493,886
Contribution from parent	—	—	15	—	—	15
Other comprehensive loss	—	—	—	(229)	—	(229)
Net income	—	—	—	—	16,884	16,884

Balance at September 30, 2020	100	—	491,273	(366)	19,649	510,556

Balance at December 31, 2020	100	—	491,273	(243)	42,872	533,902
Other comprehensive loss	—	—	—	(92)	—	(92)
Net income	—	—	—	—	35,139	35,139

Balance at September 30, 2021	100	$—	$491,273	$(335)	$78,011	$568,949

The accompanying notes are an integral part of the unaudited consolidated financial statements

Granite Parent, Inc.

Consolidated Statements of Cash Flows (Unaudited)

	Nine Months Ended
$ in thousands	September 30, 2021	September 30, 2020
Operating activities
Net income from continuing operations	$35,139	$16,884
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	54,925	55,055
Gain (loss) on disposal of property and equipment	(14)	1,787
Unit-based compensation	3,299	2,810
Allowance for doubtful accounts/other	(787)	(52)
Gain on sale of investments	(518)	(975)
Deferred taxes	848	17,347
Change in assets and liabilities
Trade accounts and other receivables	91,273	62,010
Inventory	11,694	(129)
Prepaid expenses and deposits	(3,302)	4,042
Trade accounts payable	(22,466)	40,707
Accrued expenses and other	(22,868)	(59,003)
Deferred revenue	(2,624)	(28,946)
Deferred rent	438	139

Net cash provided by operating activities	145,037	111,676

Investing activities
Purchases and proceeds of property and equipment	(7,686)	(717)
CD&R acquisition	—	(27,128)
Payments of purchase price of Advance Systems Group	—	(6,803)
Recovery of purchase price of Champion Solutions Group	640	—

Net cash used in investing activities	(7,046)	(34,648)

Financing activities
Payment of loan origination cost	—	(887)
Repayments of notes payable	(5,597)	(5,597)
Borrowings under revolving credit facility	—	65,000
Repayments of revolving credit facility	—	(65,000)
Proceeds from secured borrowings	10,161	116,006
Repayments of secured borrowings	(79,786)	(62,992)
Capital infusion from SCS Holdco LLC	—	15

Net cash provided by (used in) financing activities	(75,222)	46,545

Effect of exchange rate changes on cash	(49)	(55)

Change in cash and cash equivalents	62,720	123,518
Cash and cash equivalents, beginning of period	128,572	102,196

Cash and cash equivalents, end of period	$191,292	$225,714

The accompanying notes are an integral part of the unaudited consolidated financial statements

Granite Parent, Inc.

Notes to Consolidated Financial Statements

1. Organization and Description of Business

Description of the Business

The accompanying consolidated financial statements present the consolidated financial position, results of operations, and cash flows of Granite Parent, Inc. (the “Company”), a Delaware corporation, and its consolidated companies, SCS Holdco (as defined below); SCS Holdings I, Inc. (“SCS Holdings”); Sirius Computer Solutions, Inc. (“Sirius”); Sirius Federal, LLC (formerly known as Force 3, LLC) (“Sirius Federal”); Forsythe Technology Canada; Sirius Computer Solutions Financial Services; Sirius Computer Solutions India Private Limited; Sirius Computer Solutions Australia Pty Ltd; and Sirius Computer Solutions Mexico S. de R.L. Sirius Federal, also owns and has voting rights for 49% of CS Government Solutions LLC, a joint venture which is not included in the Company’s consolidated financial statements. The Company sells computers, computer-related equipment, cloud, and software products and provides related professional and financial services primarily to end users in the United States who acquire such products for their own use and not for resale.

Background Information

On April 3, 2019, SCS Holdco, LLC, a Delaware limited liability company (“SCS Holdco”), SCS Holdings, and KIA IX (SCS) Investor, L.P. entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Granite CS Holdco, LP, a Delaware limited partnership (“Granite”); Granite Merger Sub 1, LLC; and Granite Merger Sub 2, each a wholly owned subsidiary of funds sponsored by Clayton, Dubilier & Rice, LLC (“CD&R”). Granite Parent, Inc. is wholly owned by Sirius Computer Solutions Holdco, LP (“SCS Holdco, LP”). Pursuant to the Merger Agreement, Granite, directly or indirectly, acquired all the issued and outstanding equity interests of SCS Holdco from the Seller (as defined below) (the “Acquisition”). Prior to the merger being consummated, Granite was converted to a Delaware limited partnership and renamed SCS Holdco, LP. The Acquisition was consummated on July 1, 2019. SCS Holdco’s direct and indirect equity holders (collectively, the “Seller”) received (i) the amounts required to consummate the Acquisition and/or (ii) the equity interests of SCS Holdco, LP, if applicable, in each case in accordance with the terms of the Merger Agreement.

2. Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries. All intercompany transactions and accounts have been eliminated in consolidation.

Basis of Presentation

The accompanying consolidated financial statements included herein are unaudited for the nine months ended September 30, 2021 and 2020; however, they reflect all adjustments (consisting only of normal recurring items unless noted otherwise) considered necessary to present fairly the Company’s financial position at September 30, 2021 and December 31, 2020, the results of operations and comprehensive income for the nine months ended September 30, 2021 and 2020 and the cash flows for the nine months ended September 30, 2021 and 2020. The Company’s operating results for September 30, 2021 are not necessarily indicative of the results that may be expected for the year ending December 31, 2021. These financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”).

Use of Estimates

The preparation of the consolidated financial statements in conformity with U.S. generally accepted accounting principles (U.S. GAAP) requires management to make estimates, judgments, and assumptions that affect the

2. Summary of Significant Accounting Policies (continued)

amounts reported in the consolidated financial statements and accompanying notes. The Company bases its estimates on historical experience and on various assumptions that are believed to be reasonable under the circumstances. Actual results could differ from those estimates.

Business Combinations

The Company accounts for acquisitions using the acquisition method of accounting based on Accounting Standards Codification (“ASC”) 805, Business Combinations, which requires recognition and measurement of all identifiable assets acquired and liabilities assumed at their full fair value as of the date control is obtained. The Company determines the fair value of assets acquired and liabilities assumed in the acquisition. Goodwill represents the excess of the purchase price over the fair value of the net tangible and identifiable intangible assets. While the Company uses its best estimates and assumptions to measure the fair value of the identifiable assets acquired and liabilities assumed at the acquisition date, its estimates are inherently uncertain and subject to refinement. As a result, during the measurement period, not to exceed one year from the date of acquisition, any changes in the estimated fair values of the net assets recorded for acquisitions will result in an adjustment to goodwill. Upon the conclusion of the measurement period or final determination of the values of assets acquired or liabilities assumed, whichever comes first, any subsequent adjustments are recorded to the consolidated statements of operations.

Revenue Recognition

The Company is a systems integrator for a large group of vendors and suppliers, including original equipment manufacturers, software publishers, and wholesale distributors. Under ASC 606, Revenue from Contracts with Customers, the Company records product revenue upon satisfaction of its performance obligation. The performance obligation is primarily satisfied at time of purchase order placement with a vendor since the Company leverages drop-shipment arrangements with many of its vendors and suppliers to deliver products to its customers without having to physically hold the inventory at its warehouses. These transactions are presented on a net basis at the time that control transfers to the customer. For product orders where the Company controls the promised good, revenue recognition occurs when the Company satisfies its performance obligation by transferring the good to the customer and the customer obtains control. These transactions are presented on a gross basis under ASC 606. The Company records an estimate on a monthly basis for sales returns and allowances based on historical experience. The Company’s vendor partners provide warranties for most of the products the Company sells.

Revenue from professional services is either recognized as services are provided and billed at an hourly rate or recognized using a proportional performance model for services provided in a fixed fee project. Revenue from recurring data center services such as managed and remote managed services is recognized on a straight-line basis over the period the service is provided. For sales of maintenance contracts where the Company provides a significant portion of the service, revenue is recognized on a straight-line basis over the maintenance period.

The application of GAAP related to the measurement and recognition of revenue requires the Company to make judgments and estimates. Specifically, complex arrangements with nonstandard terms and conditions may require significant contract interpretation to determine the appropriate accounting, including whether promised goods and services specified in an arrangement are distinct performance obligations. Other significant judgments include determining whether the Company is acting as the principal or agent in a transaction and whether separate contracts should be combined and considered part of one arrangement. The Company considers various factors when making these judgments, including reviewing specific transactions, estimating variable consideration, historical experience and market and economic conditions.

2. Summary of Significant Accounting Policies (continued)

Contract Balance

The timing of revenue recognition, billings and cash collections can result in billed accounts receivable, unbilled receivables (contract assets), and deferred revenues (contract liabilities). Billings scheduled to occur after the performance obligation has been satisfied and revenue recognition has occurred result in contract assets. Contract assets are expected to be billed during the succeeding twelve-month period and are recorded in trade accounts receivable, net on the consolidated balance sheet. A contract liability results when the Company receives prepayments or deposits from customers in advance for managed services, professional services, and support services. The Company recognizes contract liabilities as revenues upon satisfaction of the underlying performance obligations. Contract liabilities that are expected to be recognized as revenues during the succeeding twelve-month period are recorded in deferred revenue and the remaining portion are recorded in long-term deferred revenue on the consolidated balance sheets at the end of each reporting period.

Unbilled Receivables

Unbilled receivables represent amounts for which the Company has recognized revenue, pursuant to its revenue recognition policy, for equipment and software licenses already delivered and professional services already performed, but billed in arrears, and for which the Company believes it has an unconditional right to payment. For the periods ended September 30, 2021 and December 31, 2020, unbilled receivables were $502.6 million and $328.4 million, respectively.

Deferred Revenue

Deferred revenue includes (1) payments received from customers in advance of providing the product or performing services and (2) amounts deferred if other conditions of revenue recognition have not been met. Deferred revenue is mainly unearned revenue related to managed services, professional services, and support services. During the nine months ended September 30, 2021 and 2020, the Company recognized $62.9 million and $63.1 million of revenue, respectively, that was included in the deferred revenue balances at the beginning of the period.

Remaining Performance Obligations

As of September 30, 2021, approximately $51.3 million of revenue is expected to be recognized from remaining performance obligations. The Company expects to recognize revenue on approximately 84% of these remaining performance obligations over the next 12 months, with the balance recognized thereafter.

Arrangements With Multiple Performance Obligations

The Company’s various solutions offered to its clients include professional services, managed services, software, hardware, cloud, maintenance, security and related financing. The Company enters into revenue arrangements that may consist of any combination of these products and services based on the needs of its clients. Revenue may be recognized at different times for various products and services based on when their related performance obligations are fulfilled. To the extent that a product or service in multiple performance obligation arrangements is subject to other specific accounting guidance, such as leasing guidance, that product or service is accounted for in accordance with such specific guidance. For all other products or services in these arrangements, the criteria below are considered to determine when the products or services are distinct and how to allocate the arrangement consideration to each distinct performance obligation.

A performance obligation is a promise in a contract with a client to transfer products or services that are distinct. A product or service that is promised to a client is distinct if both of the following criteria are met:

•

The client can benefit from the product or service either on its own or together with other resources that are readily available to the client (that is, the product or service is capable of being distinct).

2. Summary of Significant Accounting Policies (continued)

•

The Company’s promise to transfer the product or service to the client is separately identifiable from other promises in the contract (that is, the product or service is distinct within the context of the contract).

When products and services are distinct, the arrangement consideration is allocated to each performance obligation on a relative estimated stand-alone selling price (“SSP”). Estimated selling prices are management’s best estimates of the prices that the Company would charge its customers if it were to sell the stand-alone elements separately and include considerations of customer demand, prices charged by the Company and others for similar deliverables, and the cost of providing the service. The Company utilizes an expected cost plus a margin approach for its SSP methodology. This approach allocates stand-alone selling price for each performance obligation by using average profit margins at an item level, which represents the Company’s best estimate of selling prices. Deferred revenue includes payments received from customers in advance of providing the product or performing services and amounts deferred if other conditions of revenue recognition have not been met.

Revenue From Financing Arrangements

The Company enters into deferred payment arrangements with clients in the form of installment payment agreements (“IPA”) or leases. An IPA is a sale agreement with extended payment terms. The present value of cash flows under the IPA is recorded as revenue and a receivable upon execution of the sale contract. This present value is calculated using the IPA implicit interest rate. As of September 30, 2021 and December 31, 2020, amounts due from IPAs were $70.1 million and $110.0 million, respectively. The net investment in IPAs are reported as current and long-term investments in leasing and installment payment agreements, net in the consolidated balance sheet.

Thereafter, payments are allocated between a reduction in the net investment and interest income. Interest income is recognized monthly using the implicit rate of the IPA to produce a constant percentage return on the remaining investment. The related liability for each IPA is recorded in current and/or long-term lease discounted rentals and other loans depending on the term of the IPA.

A lease is a rental agreement between Sirius, the lessor, and the client lessee, where lessee assumes the right to use for a period of time. At lease commencement, each lease is classified as a sales-type or operating lease. If a lease meets one or more of the four criteria below and both the collectability of the minimum lease payments is reasonably predictable and there are no material uncertainties surrounding the amount of non-reimbursable costs yet to be incurred, the lease is classified a sales-type lease; otherwise, it is classified as an operating lease:

•	The lease transfers ownership of the property to the lessee by the end of the lease term.

•	The lease contains a bargain purchase option.

•	The lease is equal to 75% or more of the estimated economic life of the leased property.

•	The present value at the beginning of the lease term of the minimum lease payments equals or exceeds 90% of the fair value of the leased property at the inception of the lease.

The present value is calculated using the lease’s implicit interest rate. In the case of a purchase-leaseback transaction, the equipment’s fair value equals the acquisition cost paid on behalf of the lessee.

Sales-Type Leases

The fair value of equipment is recorded as the initial net investment in sales-type leases. At lease commencement, the present value of the minimum term monthly rentals is recorded as revenue from sales-type leases. Equipment cost, less the present value of the estimated residual, is recorded as cost of sales-type leases.

2. Summary of Significant Accounting Policies (continued)

Thereafter, rentals are allocated between a reduction in the net investment and interest income. Interest income is recognized monthly using the implicit interest rate of the lease to produce a constant percentage return on the remaining investment. The related liability for each lease is recorded in current and/or long-term discounted lease rentals and other loans depending on the term of the lease. Lease payments received which reduce the net investment in the lease are classified in operating activities of the consolidated statement of cash flows.

Residual Value

Residual values represent management’s estimates of the fair market or realizable values of equipment under leases at the maturity of the leases. Management reviews the residual values and they are reduced as necessary to reflect any decrease in the estimated fair market of realizable values. Residual values are evaluated on a quarterly basis and any impairment, other than temporary, is recorded in the period in which the impairment is determined. The resulting reduction in the net investment in leases is recognized as a loss in the period in which the estimate is changed. No upward revision of residual value is made subsequent to the inception of the lease.

Operating Leases

The cost of equipment is recorded as equipment on operating leases and is depreciated on a straight-line basis over the minimum lease term to the Company’s estimate of residual value at lease expiration. Revenues consist of monthly recognition of rentals, employing straight-line amortization of annuals and quarterlies, and are recorded as rentals from operating leases. Any rentals earned after the expiration of the minimum lease term are recorded as rentals from operating leases, regardless of original lease classification.

Discounting

The Company finances certain leases by assigning, or discounting, the noncancelable rentals to various financial institutions on a nonrecourse basis. In addition, the Company discounts noncancelable IPAs on a nonrecourse basis. When financial assets are transferred, the transfer is accounted for either as a sale or secured borrowing. The Company continues to service the receivables for the purchaser. The proceeds received from the sale of financial assets are included in the operating activities of the statement of cash flows. When a transfer meets all the requirements for sale accounting, the financial asset is derecognized and a net gain or loss is recorded in other expenses. Qualified attorneys are used to provide a legal opinion to support the conclusion that transferred financial assets have been legally isolated. In the event of default by a client under a discounted lease or an IPA, the lender has a security interest in the underlying equipment.

For the periods ended September 30, 2021 and December 31, 2020, the carrying value of receivables transferred and derecognized was $25.7 million and $25.6 million, respectively. The net cash proceeds received was $24.5 million for the nine months ended September 30, 2021 and $24.1 million for the year ended December 31, 2020.

At September 30, 2021 and December 31, 2020, the outstanding amount of receivables derecognized from the Company’s consolidated balance sheet, but which the Company continues to service, related to the Company’s individual agreements to monetize trade accounts receivable was $34.4 million and $30.9 million, respectively.

Incentives

The Company receives certain consideration from vendors, based either on individual transactions or the volume of transactions entered into with a certain vendor. The Company records all transactional and volume-based incentives as a reduction of cost of goods sold.

2. Summary of Significant Accounting Policies (continued)

Freight Cost

The Company nets freight that is directly billed to a client and vendor shipping cost as a part of cost of goods sold.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Concentration of Credit Risk

The Company maintains its cash and cash equivalents in bank deposit accounts, which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts.

Accounts Receivable, Allowance for Doubtful Accounts, and Notes Receivable

Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of trade accounts receivable. Generally, the Company’s payment terms are net 30 days and receivables are secured by the equipment sold. Non-lease transactions do not generally have significant financing components. Please refer to the section on Revenue From Financing Arrangements earlier in this footnote for more details on the types of leasing transactions the Company completes as part of its normal course of business. Credit risk with respect to trade receivables is minimized because of the diversification of the Company’s large customer base and its geographical dispersion; however, customer accounts are aged and written off when, in management’s opinion, they become uncollectible.

For the nine months ended September 30, 2021 and year ended December 31, 2020, no single customer’s invoiced sales accounted for more than 2.8% and 4.4%, respectively, of the Company’s total invoiced gross revenues. Sirius’ customer base is a diverse group of companies across many industries, including financial, insurance, government, health care, and professional services. The diversity of the Company’s customer base, as well as the diversity of solutions offered, allows the Company to mitigate its risk of revenue and cash flow uncertainty as industries ebb and flow across the global economy.

An allowance for doubtful accounts is determined based on historical percentages on total receivables in each aging category, as well as regular review of specific items that provide some doubt as to their collectability. The provision amounts recognized in other sales, general, and administrative expenses for the nine months ended September 30, 2021 and 2020, was $(0.8) million and $(0.1) million, respectively.

Inventory

Inventory consists of hardware staged for the customer at a Company-owned warehouse or hardware or software that the Company provides labeling, tagging or quality control services prior to sending to the customer. The Company takes title of the inventory until it arrives at the end customer. All inventories are carried at the lower of cost (specific identification method) or net realizable value.

Fair Value of Financial Instruments

Financial assets and liabilities with carrying amounts approximating fair value include cash and cash equivalents, accounts receivable, other receivables, inventory, prepaid expenses and deposits, accounts payable, accrued expenses, and deferred revenue. The carrying amount of these financial assets and liabilities approximates fair value because of their short maturities.

2. Summary of Significant Accounting Policies (continued)

The carrying amount of SCS Holdings’ debt and other long-term liabilities approximates their fair value. The fair value of debt was based upon management’s best estimate of interest rates that would be available for similar debt obligations as of September 30, 2021 and December 31, 2020.

Sales Tax

The Company presents sales tax on a net basis in the accrued expense and other line item of the accompanying consolidated financial statements.

Recent Accounting Pronouncements

Accounting Pronouncements Not Yet Adopted

In February 2016, the FASB issued ASU 2016-02, Leases, which improves transparency and comparability among organizations by requiring lessees to recognize a lease liability and a corresponding lease asset for virtually all lease contracts. It also requires additional disclosures about leasing arrangements. Lessors are required to classify leases as either sales-type, finance, or operating, and a lease will be treated as a sale if it transfers all of the risks and rewards, as well as control of the underlying asset to the lessee. If risks and rewards are conveyed without the transfer of control, the lease is treated as financing. If the lessor does not convey risks and rewards of control, an operating lease results. ASU 2016-02 is effective for the Company for the annual reporting period beginning January 1, 2022. At this time, the Company is evaluating the potential impact of this standard to its consolidated financial statements.

In June 2016, the FASB issued ASU 2016 -13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which introduced the expected credit losses methodology for the measurement of credit losses on financial assets measured at amortized cost basis, replacing the previous incurred loss methodology. This guidance is effective for the Company for the annual reporting period beginning January 1, 2023, and early adoption is permitted. At this time, the Company is evaluating the potential impact of this standard to its consolidated financial statements.

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, which eliminates various exceptions to the current guidance and provides certain changes to the accounting for franchise tax, entity allocations, and tax law changes. This guidance is effective for the Company for the annual reporting period beginning January 1, 2023, and early adoption is permitted. At this time, the Company is evaluating the potential impact of this standard to its consolidated financial statements.

3. Debt

Total debt consisted of the following:

	September 30,	December 31,
$ in thousands	2021	2020
Term Loan, principal paid quarterly with a scheduled maturity date of July 1, 2026; interest accrues at an adjusted LIBOR plus an applicable margin (3.58% and 3.65% at September 30, 2021 and December 31, 2020, respectively)	$733,191	$738,788
Revolving Credit Facility, scheduled maturity date of July 1, 2024; interest accrues at an adjusted LIBOR plus an applicable margin	—	—
Senior Notes indenture, interest paid semi-annually with a scheduled maturity date of July 15, 2027; interest accrues at 11.0%	300,000	300,000

Total	1,033,191	1,038,788
Unamortized discount and issuance costs	(23,904)	(26,920)
Current maturities	(7,463)	(7,500)

Notes payable, excluding current maturities	$1,001,824	$1,004,368

Origination and Issuance Costs

Discount and issuance costs related to the Term Loan facility and the Senior Notes are deferred and recorded as a reduction to debt on the consolidated balance sheets at September 30, 2021 and December 31, 2020. Such costs are amortized to interest expense using the effective interest method for the Term Loan and Senior Notes. Amortization of discount and issuance costs is included in interest expense, net in the consolidated statements of comprehensive income. The Company’s amortized costs to interest expense for the nine months ended September 30, 2021 and 2020, totaled $3.8 million and $3.6 million, respectively.

Revolving Credit Facility

On July 1, 2019, SCS Holdings entered into a five-year secured credit agreement, whereby SCS Holdings is provided access to a revolving line of credit up to $190.0 million. Issuance costs related to this agreement are reported as long-term other assets and are being amortized over the term of the agreement. Borrowings under this line are collateralized by all assets of SCS Holdings and its subsidiaries, not otherwise pledged as collateral on the line of credit with SCS Holdings’ channel finance agreements (see Note 5). The commitment fee percentage is 0.25% of any unused portion of the revolver as of quarter-end.

There was no amount outstanding under the revolving line of credit as of September 30, 2021 and December 31, 2020. The available borrowing capacity as of September 30, 2021 and December 31, 2020, was $190.0 million.

Term Loan Credit Agreement and Senior Notes

On July 1, 2019, SCS Holdings entered into a seven-year credit agreement with a syndicate of lending institutions. The credit agreement provided for initial borrowings of $750.0 million. Proceeds were used to fund the acquisition of the Company under the CD&R transaction. The credit agreement stipulates quarterly payments of $1.9 million and lump sum payment of $699.4 million due at maturity on July 1, 2026.

On January 31, 2020, SCS Holdings refinanced its Term Loan balance of $746.3 million thereby decreasing the applicable margin to 3.50% with respect to Eurodollar loans and 2.50% with respect to alternate base rate (ABR) loans. Prior to the refinancing, the applicable margin was 4.25% for Eurodollar loans and 3.25% for ABR loans. SCS Holdings incurred $0.9 million of debt issuance costs related to the refinancing and added this cost to the existing debt issuance cost to be amortized over the life of the Term Loan. The amended credit agreement

3. Debt (continued)

stipulates quarterly payments of $1.9 million and lump-sum payment of $699.6 million due at maturity on July 1, 2026.

On July 1, 2019, SCS Holdings issued Senior Notes with an aggregate principal of $300.0 million at 11% interest for an eight-year term. Proceeds were used to fund the acquisition of the Company under the CD&R transaction. The Senior Notes are subject to semiannual interest payments payable at each January 15 and July 15 commencing on January 15, 2020. The lump-sum payment of $300.0 million is due upon maturity on July 15, 2027.

The Company was in compliance with its covenants as of September 30, 2021 and December 31, 2020.

4. Leasing Activities

The following table shows the components of the net investment in sales-type and operating leases:

$ in thousands	September 30, 2021	December 31, 2020
Sales-type leases:
Minimum rentals receivable	$81,989	$99,963
Estimated residual values of leased equipment	677	979
Unearned income	(5,910)	(8,240)

Net investment in sales-type leases	76,756	92,702

Operating lease contracts:
Minimum rentals receivable	—	22

Equipment cost	—	334
Accumulated depreciation	—	(248)

Net equipment on operating leases	—	86

Unearned income	—	(33)

Net investment in operating leases	—	75

Net investment in leases	$76,756	$92,777

Unearned income exceeds minimum rentals receivable on operating leases as revenue is recognized on a straight-line basis monthly, whereas invoicing occurs monthly, quarterly, or annually, depending on the contract.

Discounted Lease Rentals and Nonrecourse Receivables

The Company finances certain leases by assigning, or discounting, the noncancelable rentals to various financial institutions on a nonrecourse basis. Interest rates are fixed, with rates ranging from 2.0% to 7.9% per annum. When financial assets are transferred, the transfer is accounted for either as a sale or secured borrowing. When a transfer meets all the requirements for sale accounting, the financial asset is derecognized and a net gain or loss is recorded in other expenses. Qualified attorneys are used to provide a legal opinion to support the conclusion that transferred financial assets have been legally isolated. In the event of default by a lessee under a discounted lease, the lender has a security interest in the underlying equipment.

Discounted lease rentals and other nonrecourse receivables net of deferred interest, aggregated to $135.8 million for the Company as of September 30, 2021 and $199.0 million at December 31, 2020.

5. Channel Finance Facilities

The Company maintains two separate channel finance facilities, the first of which was established on June 1, 2004, and amended as of December 7, 2012, and provides a line of credit for acquisitions of product for sale to customers. The amended credit agreement provides for a line of credit of $30.0 million until the credit agreement is terminated. The credit agreement was further amended to reduce the line of credit to $20.0 million for Sirius effective September 1, 2020, and $5.0 million for Sirius Federal effective January 27, 2017. The facility continues to provide exceptions to exceed this credit line to address seasonal needs. As of September 30, 2021 and December 31, 2020, the Company’s outstanding borrowings were $9.5 million and $39.9 million, respectively, and are included in trade accounts payable. The line has no maturity date, and the delinquency fee interest rate is prime plus 0%.

The second channel finance facility was acquired as of March 31, 2016 with an aggregate amount available of $60.0 million to support the purchasing and cash flow needs of Sirius Federal. Effective January 1, 2017, the agreement was amended to add Sirius as a borrower. In addition, effective January 1, 2018, the agreement was amended to add Forsythe Technology Inc. as a borrower and the aggregate amount available on the line was increased to $200.0 million. On July 1, 2019, as a result of the CD&R transaction, the amount available on the line increased to $300.0 million. As of September 30, 2021 and December 31, 2020, the outstanding balances on the line were $66.8 million and $126.8 million, respectively, and are included in accounts payable due to their short-term nature. The line is secured by all inventory and accounts receivable of Sirius and Sirius Federal that is not secured under the Term Loan or the first channel finance facility agreement. The line expires annually on January 1, with automatic one-year renewals, unless terminated by either party. The creditor may terminate immediately upon an event of default or at any time with at least 60 days’ written notice.

6. Acquisitions

Champion Transaction

On November 30, 2020, Sirius completed a business combination with Florida-based Champion Solutions Group and Midrange Support and Service, LLC (“Champion”) for an aggregate purchase price of $51.4 million including a working capital adjustment of $0.8 million. Champion is engaged in the business of providing virtualization and cloud computing services, data center services, data management and security services, professional IT services, maintenance consulting services, and IT procurement services. Champion employees and client opportunities were integrated immediately into the Sirius organization, giving their clients instant access to all the solutions and value that Sirius offers.

6. Acquisitions (continued)

The following table represents the final allocation of the purchase:

$ in thousands
Total consideration:
Cash	$52,148
Working capital adjustment	(761)

Total consideration	$51,387

Assets acquired:
Accounts receivable	$21,328
Other current assets	607
Property and equipment	1,940
Intangible assets	25,033
Other long-term assets	2
Goodwill	26,826

Total assets	75,736

Liabilities assumed:
Accounts payable	12,412
Current liabilities	8,007
Other long-term liabilities	3,930

Total liabilities	24,349

Purchase price	$51,387

The Company allocated the purchase price in connection with the acquisition of Champion to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values. The excess of the purchase price over these fair values is recorded as goodwill. The Company engaged an independent third-party appraisal firm to help determine the fair values of assets acquired and liabilities assumed. Such valuations required management to make significant estimates and assumptions, especially with respect to tangible and intangible assets. The significant purchased intangible assets recorded by the Company based on the third-party appraisal firm’s valuation were customer relationships of $19.6 million to be amortized over 10 years utilizing a 20.6% discount rate based on cost of equity, noncompete agreements of $3.7 million to be amortized over 5 years, developed software of $1.8 million to be depreciated over 5 years, and a $1.7 million valuation for trade names to be amortized over 5 years utilizing a 19.6% discount rate based on cost of equity. The selected royalty rate of 1.0% was utilized for trade names based on the characteristics of trade name, analysis of market royalty rates, and analysis of profitability levels.

Management’s estimates of fair value are based upon assumptions that are believed to be reasonable, but that are inherently uncertain and unpredictable; as a result, actual results may differ from estimates. Other estimates associated with the accounting for acquisitions may change as additional information becomes available regarding the assets acquired and liabilities assumed. Acquisition-related transaction costs, such as advisory, legal, and other professional fees, are not included as a component of consideration transferred but are accounted for as expenses in the periods in which costs are incurred. For the nine months ended September 30, 2021 and 2020, the Company did not incur any advisory, legal, and other fees relating to the Champion acquisition. Goodwill recorded in connection with the acquisition of Champion is deductible for tax purposes.

ASG Transaction

On May 31, 2020, Sirius completed business a combination with Denver-based Advanced Systems Group (“ASG”) for an aggregate purchase price of $7.6 million. ASG focuses primarily on IT storage solutions for

6. Acquisitions (continued)

clients in the Rocky Mountains region. Merging the two companies brings additional technical resources to Sirius’ team of experts and offers ASG clients an extended portfolio of solution offerings to meet their needs across all lines of their business – including IT strategy (infrastructure and operations), security, business innovation (digital and data), cloud, and managed services. ASG employees and client opportunities were integrated immediately into the Sirius organization, giving their clients instant access to all the solutions and value that Sirius offers.

The following table represents the final allocation of the purchase price:

$ in thousands
Total consideration:
Cash	$7,538
Working capital adjustment	15

Total consideration	$7,553

Assets acquired:
Accounts receivable	$5,474
Other current assets	9
Intangible assets	1,627
Goodwill	779

Total assets	7,889

Liabilities assumed:
Accounts payable	171
Current liabilities	87
Other liabilities	78

Total liabilities	336

Purchase price	$7,553

The Company allocated the purchase price in connection with the acquisition of ASG to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values.

The excess of the purchase price over these fair values is recorded as goodwill. Management was required to make significant estimates and assumptions in determining the fair values of the assets acquired and liabilities assumed, especially with respect to intangible assets. The significant intangible assets recorded by the Company were customer relationships of $1.0 million to be amortized over 20 years and a $0.6 million valuation for noncompete agreements which will be amortized over 5 years.

Management’s estimates of fair value are based upon assumptions that are believed to be reasonable but that are inherently uncertain and unpredictable; as a result, actual results may differ from estimates. Other estimates associated with the accounting for acquisitions may change as additional information becomes available regarding the assets acquired and liabilities assumed.

Acquisition-related transaction costs, such as advisory, legal, and other professional fees, are not included as a component of consideration transferred but are accounted for as expenses in the periods in which costs are incurred. For the nine months ended September 30, 2020, the Company incurred $0.2 million of advisory, legal, and other fees relating to the ASG acquisition. For the nine months ended September 30, 2021, the Company did not incur any advisory, legal, and other fees relating to the ASG acquisition. Goodwill recorded in connection with the acquisition of ASG is deductible for tax purposes.

7. Commitments and Contingencies

The Company leases certain equipment and office space under various operating leases, with terms ranging from one month to ten years. Total Company office and rent expense for the nine months ended September 30, 2021 and 2020 was $9.3 million and $9.5 million, respectively.

The Company is currently not party to any material litigation. However, in the ordinary course of business, the Company is involved in legal actions, both as plaintiff and defendant, and could incur uninsured liability in any one or more of them. It is management’s opinion that these matters, individually or in the aggregate, will not have a material adverse effect on the Company’s consolidated financial position or results of operations; however, the ultimate outcome cannot be determined.

8. Income Taxes

The effective tax rate for the nine months ended September 30, 2021 is 27.72% compared with 30.75% for the corresponding period in 2020. The effective tax rate in both periods varied from the US federal statutory tax rate of 21.0% primarily as a result of state income taxes and certain non-deductible expenses.

9. Related-Party Transactions

The Company provided products and services to companies in CD&R’s portfolio at September 30, 2021 and 2020 totaling $2.9 million and $1.7 million for the nine months ended September 30, 2021 and 2020, respectively. Additionally, the Company provided products and services to customers in our debt consortium in the second quarter totaling $74.9 million and $171.8 million for nine months ended September 30, 2021 and 2020, respectively.

10. Subsequent Events

On October 15, 2021, CDW Corp. (“CDW”) and SCS Holdco, LP entered into a definitive agreement through which CDW will acquire the Company and its subsidiaries (including Sirius) for $2.5 billion in cash, subject to closing adjustments. The transaction is expected to close in December 2021, subject to receipt of regulatory approvals and the satisfaction of other customary closing conditions.

There were no other subsequent events to report as of November 8, 2021, the date the financial statements were available to be issued.

Report of Independent Auditors

The Board of Directors

Granite Parent, Inc.

We have audited the accompanying consolidated financial statements of Granite Parent, Inc., which comprise the consolidated balance sheet as of December 31, 2020, and the related consolidated statements of comprehensive income, stockholders’ equity and cash flows for the year ended December 31, 2020, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Granite Parent, Inc. at December 31, 2020, and the consolidated results of its operations and its cash flows for the year ended December 31, 2020, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

San Antonio, Texas

October 30, 2021

Granite Parent, Inc.

Consolidated Balance Sheet

$ in thousands	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$128,572
Trade accounts receivable, net	930,438
Other receivables	47,067
Inventory	23,632
Current investment in leasing and installment payment agreements, net	68,628
Prepaid expenses and other assets	26,243

Total current assets	1,224,580

Long-term investment in leasing and installment payment agreements, net	134,086
Deposits	650
Long-term prepaid expenses and other assets	6,538
Property and equipment, net	28,941
Intangible assets, net	892,778
Goodwill	712,114

Total assets	$2,999,687

Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	885,280
Current portion of notes payable	7,500
Current portion of discounted lease rentals, pooled loans, and other loans	65,796
Accrued expenses and other	137,998
Deferred revenue	48,883

Total current liabilities	1,145,457

Notes payable, net of discount and issuance costs	713,168
Bonds payable, net of discount and issuance costs	291,199
Deferred tax liabilities, net	160,281
Long-term discounted lease rentals, pooled loans, and other loans	133,232
Long-term deferred revenue	5,547
Other liabilities	16,901

Total liabilities	2,465,785

Stockholders’ equity:
Common stock, $0.01 par value, 1,000 shares authorized, 100 shares outstanding at December 31, 2020 and 2019	—
Additional paid-in capital	491,273
Accumulated other comprehensive income (loss)	(243)
Retained earnings	42,872

Total stockholders’ equity	533,902

Total liabilities and stockholders’ equity	$2,999,687

See accompanying notes

Granite Parent, Inc.

Consolidated Statement of Comprehensive Income

$ in thousands	Year Ended December 31, 2020
Revenues:
Equipment and software sales	$349,321
Managed, professional, and cloud services	323,071
Income from supplier service contracts and sales agent fees	186,242
Income from leases	13,303
Other revenue	138
Rebates to customers	(5,012)

Total revenues	867,063

Cost of revenues:
Cost of goods sold (exclusive of items shown separately below)	230,458
Referral and finder fees	1,623
Nonbillable travel expenses and other	2,080

Total cost of revenues	234,161

Gross margin	632,902

Operating expenses:
Sales, general, and administrative	440,384
Depreciation and amortization	61,799

Total operating expenses	502,183

Operating income	130,719

Other expense:
Interest expense, net	69,968
Miscellaneous expense	2,328

Total other expense	72,296

Income before income taxes	58,423

Income taxes	18,316

Net income	40,107

Other comprehensive loss
Foreign currency translation adjustments	(106)

Other comprehensive loss	(106)

Total comprehensive income	$40,001

See accompanying notes

Granite Parent, Inc.

Consolidated Statement of Stockholders’ Equity

$ in thousands, except share data	Number of Common Shares	Common Stock	Additional Paid-In Capital	Accumulated Other Comprehensive Loss	Retained Earnings	Total Stockholders’ Equity
At December 31, 2019	100	$—	$491,258	$(137)	$2,765	$493,886
Contribution from parent	—	—	15	—	—	15
Other comprehensive loss	—	—	—	(106)	—	(106)
Net income	—	—	—	—	40,107	40,107

At December 31, 2020	100	$—	$491,273	$(243)	$42,872	$533,902

See accompanying notes

Granite Parent, Inc.

Consolidated Statement of Cash Flows

$ in thousands	Year Ended December 31, 2020
Operating activities
Net income from continuing operations	$40,107
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	73,698
Gain/loss on disposal of property & equipment	1,784
Unit-based compensation	3,863
Allowance for doubtful accounts	239
Gain/loss on sale of investments	(1,235)
Deferred taxes	9,486
Change in assets and liabilities:
Trade accounts and other receivables	(112,524)
Inventory	(11,387)
Prepaid expenses and deposits	4,458
Trade accounts payable	98,007
Accrued expenses and other	11,549
Deferred revenue	(41,559)
Deferred rent	156

Net cash provided by operating activities	76,642

Investing activities
Purchases and proceeds of property and equipment	(3,260)
CD&R acquisition	(27,128)
Payments of purchase price of Advance Systems Group	(6,803)
Payments of purchase price of Champion Solutions Group	(51,888)

Net cash used in investing activities	(89,079)

Financing activities
Payment of loan origination cost	(887)
Repayments of notes payable	(7,463)
Borrowings under revolving credit facility	65,000
Repayments of revolving credit facility	(65,000)
Proceeds from secured borrowings	125,773
Repayments of secured borrowings	(78,910)
Capital infusion from parent	15

Net cash provided by financing activities	38,528

Effect of exchange rate changes on cash	285

Change in cash and cash equivalents	26,376
Cash and cash equivalents, beginning of year	102,196

Cash and cash equivalents, end of year	$128,572

Supplemental disclosures of cash flow information
Cash paid during the year for interest	65,293
Cash paid during the year for income taxes	47,374

See accompanying notes

Granite Parent, Inc.

Notes to Consolidated Financial Statements

December  31, 2020

1. Organization and Description of Business

Description of the Business

The accompanying consolidated financial statements present the consolidated financial position, results of operations, and cash flows of Granite Parent, Inc. (the “Company”), a Delaware corporation, and its consolidated companies, SCS Holdco (as defined below); SCS Holdings I, Inc. (“SCS Holdings”); Sirius Computer Solutions, Inc. (“Sirius”); Sirius Federal, LLC (formerly known as Force 3, LLC) (“Sirius Federal”); Forsythe Technology Canada; Sirius Computer Solutions Financial Services; and Sirius Computer Solutions India Private Limited. The Company sells computers, computer-related equipment, cloud, and software products and provides related professional and financial services primarily to end users in the United States who acquire such products for their own use and not for resale.

Background Information

On April 3, 2019, SCS Holdco, LLC, a Delaware limited liability company (“SCS Holdco”), SCS Holdings, and KIA IX (SCS) Investor, L.P. entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Granite CS Holdco, LP, a Delaware limited partnership (“Granite”); Granite Merger Sub 1, LLC (“Equity Merger Sub”); and Granite Merger Sub 2 (“Debt Merger Sub”), each a wholly owned subsidiary of funds sponsored by Clayton, Dubilier & Rice, LLC (“CD&R”). The Company is wholly owned by Sirius Computer Solutions Holdco, LP (“SCS Holdco, LP”). Pursuant to the Merger Agreement, Granite, directly or indirectly, acquired all the issued and outstanding equity interests of SCS Holdco from the Seller (as defined below) (the “Acquisition”). Prior to the merger being consummated, Granite was converted to a Delaware limited partnership and renamed SCS Holdco, LP. The Acquisition was consummated on July 1, 2019. SCS Holdco’s direct and indirect equity holders (collectively, the “Seller”) received (i) the amounts required to consummate the Acquisition and/or (ii) the equity interests of SCS Holdco, LP, if applicable, in each case in accordance with the terms of the Merger Agreement.

2. Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries. All intercompany transactions and accounts have been eliminated in consolidation.

Basis of Presentation

The accompanying consolidated balance sheet as of December 31, 2020, the consolidated statement of comprehensive income, the consolidated statement of stockholders’ equity, and the consolidated statement of cash flows for year ended December 31, 2020 represent the financial position, results of operations, and cash flows for the Company and its subsidiaries.

Use of Estimates

The preparation of the consolidated financial statements in conformity with U.S. generally accepted accounting principles (U.S. GAAP) requires management to make estimates, judgments, and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. The Company bases its estimates on historical experience and on various assumptions that are believed to be reasonable under the circumstances. Actual results could differ from those estimates.

2. Summary of Significant Accounting Policies (continued)

Business Combinations

The Company accounts for acquisitions using the acquisition method of accounting based on Accounting Standards Codification (ASC) 805, Business Combinations, which requires recognition and measurement of all identifiable assets acquired and liabilities assumed at their full fair value as of the date control is obtained. The Company determines the fair value of assets acquired and liabilities assumed in the acquisition. Goodwill represents the excess of the purchase price over the fair value of the net tangible and identifiable intangible assets. While the Company uses its best estimates and assumptions to measure the fair value of the identifiable assets acquired and liabilities assumed at the acquisition date, its estimates are inherently uncertain and subject to refinement. As a result, during the measurement period, not to exceed one year from the date of acquisition, any changes in the estimated fair values of the net assets recorded for acquisitions will result in an adjustment to goodwill. Upon the conclusion of the measurement period or final determination of the values of assets acquired or liabilities assumed, whichever comes first, any subsequent adjustments are recorded to the consolidated statements of operations.

Revenue Recognition

The Company is a systems integrator for a large group of vendors and suppliers, including original equipment manufacturers, software publishers, and wholesale distributors. Under Accounting Standards Codification (ASC) 606, Revenue from Contracts with Customers, the Company records product revenue upon satisfaction of its performance obligation. The performance obligation is primarily satisfied at time of purchase order placement with a vendor since the Company leverages drop-shipment arrangements with many of its vendors and suppliers to deliver products to its customers without having to physically hold the inventory at its warehouses. These transactions are presented on a net basis at the time that control transfers to the customer. For product orders where the Company controls the promised good, revenue recognition occurs when the Company satisfies its performance obligation by transferring the good to the customer and the customer obtains control. These transactions are presented on a gross basis under ASC 606. The Company records an estimate on a monthly basis for sales returns and allowances based on historical experience. The Company’s vendor partners warrant most of the products the Company sells.

Revenue from professional services is either recognized as services are provided and billed at an hourly rate, or recognized using a proportional performance model for services provided in a fixed- fee project. Revenue from recurring data center services such as managed and remote managed services is recognized on a straight-line basis over the period the service is provided. For sales of maintenance contracts where the Company provides a significant portion of the service, revenue is recognized on a straight-line basis over the maintenance period.

The application of GAAP related to the measurement and recognition of revenue requires the Company to make judgments and estimates. Specifically, complex arrangements with nonstandard terms and conditions may require significant contract interpretation to determine the appropriate accounting, including whether promised goods and services specified in an arrangement are distinct performance obligations. Other significant judgments include determining whether the Company is acting as the principal or agent in a transaction and whether separate contracts should be combined and considered part of one arrangement. The Company considers various factors when making these judgments, including reviewing specific transactions, estimating variable consideration, historical experience, and market and economic conditions.

Arrangements With Multiple Performance Obligations

The Company’s various solutions offered to its clients include professional services, managed services, software, hardware, cloud, maintenance, security and related financing. The Company enters into revenue arrangements that may consist of any combination of these products and services based on the needs of its clients. Revenue may be recognized at different times for various products and services based on when their related performance

2. Summary of Significant Accounting Policies (continued)

obligations are fulfilled. To the extent that a product or service in multiple performance obligation arrangements is subject to other specific accounting guidance, such as leasing guidance, that product or service is accounted for in accordance with such specific guidance. For all other products or services in these arrangements, the criteria below are considered to determine when the products or services are distinct and how to allocate the arrangement consideration to each distinct performance obligation.

A performance obligation is a promise in a contract with a client to transfer products or services that are distinct. A product or service that is promised to a client is distinct if both of the following criteria are met:

•

The client can benefit from the product or service either on its own or together with other resources that are readily available to the client (that is, the product or service is capable of being distinct).

•

The Company’s promise to transfer the product or service to the client is separately identifiable from other promises in the contract (that is, the product or service is distinct within the context of the contract).

When products and services are distinct, the arrangement consideration is allocated to each performance obligation on a relative estimated stand-alone selling price (“SSP”). Estimated selling prices are management’s best estimates of the prices that the Company would charge its customers if it were to sell the stand-alone elements separately and include considerations of customer demand, prices charged by the Company and others for similar deliverables, and the cost of providing the service. The Company utilizes an expected cost plus a margin approach for its SSP methodology. This approach allocates stand-alone selling price for each performance obligation by using average profit margins at an item level, which represents the Company’s best estimate of selling prices. Deferred revenue includes payments received from customers in advance of providing the product or performing services and amounts deferred if other conditions of revenue recognition have not been met.

Revenue From Financing Arrangements

The Company enters into deferred payment arrangements with clients in the form of installment payment agreements (“IPA”) or leases. An IPA is a sale agreement with extended payment terms. The present value of cash flows under the IPA is recorded as revenue and a receivable upon execution of the sale contract. This present value is calculated using the IPA implicit interest rate. As of December 31, 2020, amounts due from IPAs was $110.0 million and is reported as current and long-term investments in leasing and installment payment agreements, net in the consolidated balance sheet.

Thereafter, payments are allocated between a reduction in the net investment and interest income. Interest income is recognized monthly using the implicit rate of the IPA to produce a constant percentage return on the remaining investment. The related liability for each IPA is recorded in current and/or long-term lease discounted rentals, pooled loans, and other loans depending on the term of the IPA.

A lease is a rental agreement between Sirius, the lessor, and the client lessee, where lessee assumes the right to use for a period of time. At lease commencement, each lease is classified as a sales-type or operating lease. If a lease meets one or more of the four criteria below and both the collectability of the minimum lease payments is reasonably predictable and there are no material uncertainties surrounding the amount of nonreimbursable costs yet to be incurred, the lease is classified as a sales-type lease; otherwise, it is classified as an operating lease:

•	The lease transfers ownership of the property to the lessee by the end of the lease term.

•	The lease contains a bargain purchase option.

•	The lease is equal to 75% or more of the estimated economic life of the leased property.

•	The present value at the beginning of the lease term of the minimum lease payments equals or exceeds 90% of the fair value of the leased property at the inception of the lease.

2. Summary of Significant Accounting Policies (continued)

The present value is calculated using the lease’s implicit interest rate. In the case of a purchase-leaseback transaction, the equipment’s fair value equals the acquisition cost paid on behalf of the lessee.

Sales-Type Leases

The fair value of equipment is recorded as the initial net investment in sales-type leases. At lease commencement, the present value of the minimum term monthly rentals is recorded as revenue from sales-type leases. Equipment cost, less the present value of the estimated residual, is recorded as cost of sales-type leases. Thereafter, rentals are allocated between a reduction in the net investment and interest income. Interest income is recognized monthly using the implicit interest rate of the lease to produce a constant percentage return on the remaining investment. The related liability for each lease is recorded in current and/or long-term discounted lease rentals, pooled loans, and other loans depending on the term of the lease. Lease payments received which reduce the net investment in the lease are classified in operating activities of the consolidated statement of cash flows.

Residual Value

Residual values represent management’s estimates of the fair market or realizable values of equipment under leases at the maturity of the leases. Management reviews the residual values and they are reduced as necessary to reflect any decrease in the estimated fair market of realizable values. Residual values are evaluated on a quarterly basis and any impairment, other than temporary, is recorded in the period in which the impairment is determined. The resulting reduction in the net investment in leases is recognized as a loss in the period in which the estimate is changed. No upward revision of residual value is made subsequent to the inception of the lease.

Operating Leases

The cost of equipment is recorded as equipment on operating leases and is depreciated on a straight-line basis over the minimum lease term to the Company’s estimate of residual value at lease expiration. Revenues consist of monthly recognition of rentals, employing straight-line amortization of annuals and quarterlies, and are recorded as rentals from operating leases. Any rentals earned after the expiration of the minimum lease term are recorded as rentals from operating leases, regardless of original lease classification.

Discounting

The Company finances certain leases by assigning, or discounting, the noncancelable rentals to various financial institutions on a nonrecourse basis. In addition, the Company discounts noncancelable IPAs on a nonrecourse basis. When financial assets are transferred, the transfer is accounted for either as a sale or secured borrowing. The Company continues to service the receivables for the purchaser. The proceeds received from the sale of financial assets are included in the operating activities of the statement of cash flows. When a transfer meets all the requirements for sale accounting, the financial asset is derecognized and a net gain or loss is recorded in other expenses. Qualified attorneys are used to provide a legal opinion to support the conclusion that transferred financial assets have been legally isolated. In the event of default by a client under a discounted lease or an IPA, the lender has a security interest in the underlying equipment.

For the year ended December 31, 2020, the carrying value of receivables transferred and derecognized was $25.6 million and the net cash proceeds received was $24.1 million.

At December 31, 2020, the outstanding amount of receivables derecognized from the Company’s consolidated balance sheet, but which the Company continues to service, related to the Company’s individual agreements to monetize trade accounts receivable was $30.9 million.

2. Summary of Significant Accounting Policies (continued)

Incentives

The Company receives certain consideration from vendors, based either on individual transactions or the volume of transactions entered into with a certain vendor. The Company records all transactional and volume-based incentives as a reduction of cost of goods sold.

Freight Cost

The Company nets freight that is directly billed to a client and vendor shipping cost as a part of cost of goods sold.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Concentrations of Credit Risk

The Company maintains its cash and cash equivalents in bank deposit accounts, which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts.

Accounts Receivable, Allowance for Doubtful Accounts, and Notes Receivable

Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of trade accounts receivable. Generally, the Company’s payment terms are net 30 days and receivables are secured by the equipment sold. Non-lease transactions do not generally have significant financing components. Please refer to the section on Revenue From Financing Arrangements earlier in this footnote for more details on the types of leasing transactions the Company completes as part of its normal course of business. Credit risk with respect to trade receivables is minimized because of the diversification of the Company’s large customer base and its geographical dispersion; however, customer accounts are aged and written off when, in management’s opinion, they become uncollectible.

For the year ended December 31, 2020, no single customer’s invoiced sales accounted for more than 4.4% of the Company’s total invoiced gross revenues. Sirius’ customer base is a diverse group of companies across many industries, including financial, insurance, government, health care, and professional services. The diversity of the Company’s customer base, as well as the diversity of solutions offered, allows the Company to mitigate its risk of revenue and cash flow uncertainty as industries ebb and flow across the global economy.

An allowance for doubtful accounts is determined based on historical percentages on total receivables in each aging category, as well as regular review of specific items that provide some doubt as to their collectability. The provision amounts recognized in other sales, general, and administrative expenses for the year ending December 31, 2020 was $0.2 million.

Prepaid Expenses and Deposits

Prepaid expenses primarily consist of insurance, maintenance, management fees, annual sales kickoff events, training, and rent expense. Prepaid expenses also include maintenance contracts sold to customers where the Company provides a significant amount of the service. Revenue and costs (including commission expense) associated with those contracts are being recognized on a straight-line basis over the life of the maintenance period as services are provided evenly throughout the contract term. Deposits consist primarily of deposits made on office leases.

2. Summary of Significant Accounting Policies (continued)

Inventory

Inventory consists of hardware staged for the customer at a Company-owned warehouse, or hardware or software for which the Company provides labeling, or tagging or quality control services prior to sending to the customer. The Company takes title of the inventory until it arrives at the end customer. All inventories are carried at the lower of cost (specific identification method) or net realizable value.

Property and Equipment, Net

Property and equipment are recorded at cost. Expenditures for major additions are capitalized, while expenditures for repairs and maintenance are charged to expense as incurred.

Depreciation and amortization expense are calculated by the straight-line method using the estimated useful lives of the related assets. Leasehold improvements are amortized using the straight-line method over the life of the lease or the estimated life, whichever is shorter.

The following table provides estimated useful lives and cost of property and equipment and provides the asset breakdown by classification:

$ in thousands Classification	Estimated Useful Lives (in years)	December 31, 2020
Office furniture and equipment	3-10	$25,065
Software	3-5	30,256
Leasehold improvements	5-7	3,056

Total depreciation expense for the year ending December 31, 2020 was $19.0 million.

Internal-Use Software

Certain costs incurred in the planning and evaluation stage of internal-use software are expensed as incurred. Costs incurred during the application development stage are capitalized and included in property and equipment. Capitalized internal-use software costs are amortized over the expected economic life of three to five years using the straight-line method once the software is ready for intended use. The total amortization expense for internal-use software was $4.2 million for the year ended December 31, 2020. The net book value for internal-use software was $7.2 million as of December 31, 2020.

Intangible Assets

Goodwill is tested for impairment on an annual basis as of December 31 and between annual tests if indicators of potential impairment exist, using a fair value-based approach.

The Company holds finite-lived intangible assets that consist of customer relationships, trade names, noncompete, and backlog. Some finite-lived intangible assets are amortized using the straight-line method over their estimated period of benefit, while others are amortized based on specific run-off schedules. Customer relationships are amortized between 10 to 20 years. Trade names are amortized between 5 and 20 years. The Company evaluates the recoverability of intangible assets periodically and takes into account events or circumstances that warrant revised estimates of useful lives or that indicate that impairment exists.

No impairments of goodwill or other intangible assets were identified during any of the periods presented.

2. Summary of Significant Accounting Policies (continued)

Long-Lived Assets

The Company periodically reviews the carrying amounts of property and equipment and other long-lived assets to determine whether current events or circumstances warrant adjustments to such carrying amounts. During such reviews, management takes into consideration, among other things, the future cash inflows expected to result from the use of the asset and its eventual disposition, less the future cash outflows expected to be necessary to obtain those inflows. During the reporting period, no impairment loss was recorded.

On July 21, 2020, the Company sold the land, building, and all interests in the real estate property located in Skokie, Illinois. A loss on the sale was recognized in the amount of $1.8 million.

Income Taxes

The Company accounts for income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to the differences between the financial statement carrying amounts of existing assets and liabilities, and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the period that includes the enactment date.

The Company recognizes and measures benefits for uncertain tax positions, which require significant judgment from management. The Company evaluates its uncertain tax positions on an annual basis and bases these evaluations upon several factors, including changes in facts or circumstances, changes in tax law, correspondence with tax authorities during the course of audits,and effective settlement of audit issues. The Company recognizes interest and penalties, if any, related to uncertain tax positions as a component of pretax income. The Company has not recorded any uncertain tax positions as of December 31, 2020.

Fair Value of Financial Instruments

Financial assets and liabilities with carrying amounts approximating fair value include cash and cash equivalents, accounts receivable, other receivables, inventory, prepaid expenses and deposits, accounts payable, accrued expenses, and deferred revenue. The carrying amount of these financial assets and liabilities approximates fair value because of their short maturities. The carrying amount of SCS Holdings’ debt and other long-term liabilities approximates their fair value. The fair value of debt was based upon management’s best estimate of interest rates that would be available for similar debt obligations as of December 31, 2020.

Incentive Plan Compensation

The Company accounts for incentive payments to employees, including compensation expense related to grants of units in SCS Holdco, LP, its indirect parent company, in accordance with ASC 718, Compensation – Stock Compensation, which requires that unit-based payments be recognized in the consolidated statement of comprehensive income (loss) at their fair values, or ASC 710, Compensation – General, under which compensation expense related to profits earned to be recognized in the consolidated statement of comprehensive income (loss) when the expected obligation is probable and estimable.

On July 1, 2019, SCS Holdco, LP entered into the Amended and Restated Agreement of Limited Partnership (“LP Agreement”), under which Phantom Units are granted.

On August 1, 2019, Sirius adopted the Phantom Unit Plan, under which service and performance units are granted.

2. Summary of Significant Accounting Policies (continued)

For awards that vest based on service conditions (Class B and Service Units), the Company recognizes unit-based compensation expense using the straight-line method. The Company will recognize compensation expense for Class C and Performance Units when the expected obligation is deemed probable and estimable.

Loss Contingencies

The Company accrues for probable losses from contingencies, including legal defense costs, on an undiscounted basis, when such costs are considered probable of being incurred and are reasonably estimable. The Company periodically evaluates available information, both internal and external, relative to such contingencies and adjusts this accrual as necessary.

Sales Tax

The Company presents sales tax on a net basis in the accrued expense and other line item of the accompanying consolidated financial statements.

Recent Accounting Pronouncements

Accounting Pronouncements Not Yet Adopted

In February 2016, the FASB issued ASU 2016-02, Leases, which improves transparency and comparability among organizations by requiring lessees to recognize a lease liability and a corresponding lease asset for virtually all lease contracts. It also requires additional disclosures about leasing arrangements. Lessors are required to classify leases as either sales-type, finance, or operating, and a lease will be treated as a sale if it transfers all of the risks and rewards, as well as control of the underlying asset to the lessee. If risks and rewards are conveyed without the transfer of control, the lease is treated as financing. If the lessor does not convey risks and rewards of control, an operating lease results. ASU 2016-02 is effective for the Company for the annual reporting period beginning January 1, 2022. At this time, the Company is evaluating the potential impact of this standard to its consolidated financial statements.

In June 2016, the FASB issued ASU 2016 -13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which introduced the expected credit losses methodology for the measurement of credit losses on financial assets measured at amortized cost basis, replacing the previous incurred loss methodology. This guidance is effective for the Company for the annual reporting period beginning January 1, 2023, and early adoption is permitted. At this time, the Company is evaluating the potential impact of this standard to its consolidated financial statements.

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, which eliminates various exceptions to the current guidance and provides certain changes to the accounting for franchise tax, entity allocations, and tax law changes. This guidance is effective for the Company for the annual reporting period beginning January 1, 2023, and early adoption is permitted. At this time, the Company is evaluating the potential impact of this standard to its consolidated financial statements.

3. Acquisitions

Champion Transaction

On November 30, 2020, Sirius completed an asset purchase of Florida-based Champion Solutions Group and Midrange Support and Service, LLC (“Champion”) for an aggregate purchase price of $52.1 million. Champion is engaged in the business of providing virtualization and cloud computing services, data center services, data management and security services, professional IT services, maintenance consulting services, and IT procurement services. Champion employees and client opportunities were integrated immediately into the Sirius organization, giving their clients instant access to all the solutions and value that Sirius offers.

3. Acquisitions (continued)

The following table represents the allocation of the preliminary purchase price as of the reporting date:

$ in thousands
Total consideration:
Cash	$52,148
Working capital adjustment	(10)

Total consideration	$52,138

Assets acquired:
Accounts receivable	$21,340
Other current assets	679
Property and equipment	1,930
Intangible assets	25,033
Other long-term assets	2
Goodwill	27,491

Total assets	76,475

Liabilities assumed:
Accounts payable	12,423
Current liabilities	7,873
Other long-term liabilities	4,041

Total liabilities	24,337

Purchase price	$52,138

The Company allocated the purchase price in connection with the acquisition of Champion to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values. The excess of the purchase price over these fair values is recorded as goodwill. The Company engaged an independent third-party appraisal firm to help determine the fair values of assets acquired and liabilities assumed. Such valuations required management to make significant estimates and assumptions, especially with respect to tangible and intangible assets. The significant purchased intangible assets recorded by the Company based on the third-party appraisal firm’s valuation were customer relationships of $19.6 million to be amortized over 10 years utilizing a 20.6% discount rate based on cost of equity, noncompete agreements of $3.7 million to be amortized over 5 years, developed software of $1.8 million to be depreciated over 5 years, and a $1.7 million valuation for trade names to be amortized over 5 years utilizing a 19.6% discount rate based on cost of equity. The selected royalty rate of 1.0% was utilized for trade names based on the characteristics of trade name, analysis of market royalty rates, and analysis of profitability levels.

Management’s estimates of fair value are based upon assumptions that are believed to be reasonable, but that are inherently uncertain and unpredictable; as a result, actual results may differ from estimates. Other estimates associated with the accounting for acquisitions may change as additional information becomes available regarding the assets acquired and liabilities assumed. Acquisition-related transaction costs, such as advisory, legal, and other professional fees, are not included as a component of consideration transferred but are accounted for as expenses in the periods in which costs are incurred. For the year ended December 31, 2020, the Company incurred $0.2 million of advisory, legal, and other fees relating to the Champion acquisition. Goodwill recorded in connection with the acquisition of Champion is deductible for tax purposes.

ASG Transaction

On May 31, 2020, Sirius completed an asset purchase of Denver-based Advanced Systems Group (“ASG”) for an aggregate purchase price of $7.6 million. ASG focuses primarily on IT storage solutions for clients in the Rocky

3. Acquisitions (continued)

Mountains region. Merging the two companies brings additional technical resources to Sirius’ team of experts and offers ASG clients an extended portfolio of solution offerings to meet their needs across all lines of their business – including IT strategy (infrastructure and operations), security, business innovation (digital and data), cloud, and managed services. ASG employees and client opportunities were integrated immediately into the Sirius organization, giving their clients instant access to all the solutions and value that Sirius offers.

The following table represents the allocation of the purchase price as of the reporting date:

$ in thousands
Total consideration:
Cash	$7,538
Working capital adjustment	15

Total consideration	$7,553

Assets acquired:
Accounts receivable	$5,474
Other current assets	9
Intangible assets	1,627
Goodwill	779

Total assets	7,889

Liabilities assumed:
Accounts payable	171
Current liabilities	87
Other liabilities	78

Total liabilities	336

Purchase price	$7,553

The Company allocated the purchase price in connection with the acquisition of ASG to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values.

The excess of the purchase price over these fair values is recorded as goodwill. Management was required to make significant estimates and assumptions in determining the fair values of the assets acquired and liabilities assumed, especially with respect to intangible assets. The significant intangible assets recorded by the Company were customer relationships of $1.0 million to be amortized over 20 years and a $0.6 million valuation for noncompete agreements which will be amortized over 5 years.

Management’s estimates of fair value are based upon assumptions that are believed to be reasonable but that are inherently uncertain and unpredictable; as a result, actual results may differ from estimates. Other estimates associated with the accounting for acquisitions may change as additional information becomes available regarding the assets acquired and liabilities assumed.

Acquisition-related transaction costs, such as advisory, legal, and other professional fees, are not included as a component of consideration transferred but are accounted for as expenses in the periods in which costs are incurred. For the year ended December 31, 2020, the Company incurred $0.2 million of advisory, legal, and other fees relating to the ASG acquisition. Goodwill recorded in connection with the acquisition of ASG is deductible for tax purposes.

3. Acquisitions (continued)

CD&R Transaction

On April 3, 2019, SCS Holdco, SCS Holdings, and KIA IX (SCS) Investor, L.P., solely in its capacity as holder representative entered into the Merger Agreement with Granite, Equity Merger Sub, and Debt Merger Sub, each a wholly owned subsidiary of funds sponsored by CD&R.

Under the terms of the Merger Agreement, (i) Debt Merger Sub merged with and into SCS Holdings, with SCS Holdings being the surviving entity (the “Debt Merger”) and (ii) immediately thereafter, Equity Merger Sub merged with and into SCS Holdco, with SCS Holdco being the surviving entity (the “Equity Merger” and, together with the Debt Merger, the “Mergers”). SCS Holdings became a wholly owned subsidiary of SCS Holdco following consummation of the Debt Merger, and SCS Holdco became an indirect, wholly owned subsidiary of Granite following consummation of the Equity Merger. Pursuant to the Mergers, Granite, directly or indirectly, acquired SCS Holdco from the Seller (as defined below) (the “Acquisition”). Prior to the Merger being consummated, Granite was converted to a Delaware limited partnership and renamed SCS Holdco, LP. The Acquisition was consummated on July 1, 2019.

SCS Holdco’s direct and indirect equity holders (collectively, the “Seller”) received (i) the amounts required to consummate the Acquisition and/or (ii) equity interests of Granite, if applicable, in each case in accordance with the terms of the Merger Agreement. As a result of the Acquisition, SCS Holdings was determined to be the accounting acquirer in the transaction.

An increase in the purchase price of approximately $27.1 million was made in June 2020 recorded to goodwill. The adjustment related to an outstanding tax issue that was resolved in June 2020.

The fair value of intangible assets acquired of approximately $942.0 million was determined in accordance with the authoritative guidance for business combinations using valuation techniques consistent with the income approach to measure fair value. The cash flows from customer relationships assets represent the expected profits to be generated from the customer contracts, incorporating estimated customer retention rates. The discounted cash flow projections used discounted rates of 13.5% for customer relationships and trade name based on the indicated transaction internal rate of return and relative risk associated with the business and identifiable intangible assets. The discount rate of 9.5% was utilized for backlog based on the market derived weighted average cost of capital and the relative risk associated with the business and identifiable intangible assets. The useful lives were estimated based on the future economic benefit expected to be received from the assets and are amortized using the straight-line method. Trade names are valued using the relief of royalty method. The royalty savings for each year were calculated based on a selected royalty rate of 1.0%. The trade names were deemed to be definite-lived assets of 20 years.

Management’s estimate of fair value is based upon assumptions that are believed to be reasonable but that are inherently uncertain and unpredictable; as a result, actual results may differ from estimates. Other estimates associated with the accounting for acquisitions may change as additional information becomes available regarding the assets acquired and liabilities assumed.

Acquisition-related costs, such as advisory, legal, and other professional fees, are not included as a component of consideration transferred but are accounted for as expenses in the periods in which costs are incurred. The Company did not incur any acquisition-related costs for the year ended December 31, 2020. As a result of prior acquisitions, the Company has tax-deductible goodwill in which it received carryover basis, providing tax deductibility for $188.7 million of the $684.0 million in goodwill that otherwise would not be deductible for income tax purposes.

4. Intangible Assets

The components of intangible assets are as follows as of December 31, 2020:

$ in thousands	Useful Life (in years)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Customer relationships	10 - 20	$687,623	$(50,092)	$637,531
Trade names	5 - 20	268,670	(20,051)	248,619
Other intangible assets	varies	12,392	(5,764)	6,628

Total intangible assets		$968,685	$(75,907)	$892,778

The finite-lived intangible assets consist of customer relationships, trade names, non-competes, and backlog. Customer relationships and trade names are amortized between 5 and 20 years using the straight-line method. Non-competes are amortized over the terms of the respective signed non-compete agreements. Backlog is amortized over a specific run-off schedule using the weighted average method.

The weighted average amortization period for finite-lived intangible assets for the Company in 2020 was 19.6 years, 19.9 years for trade names, 19.7 years for customer relationships, and 4.7 years for other intangible assets.

The Company’s amortization expense for the year ending December 31, 2020 was $49.8 million. Future amortization expense is expected to be as follows:

For the Year Ending December 31
($ in thousands)
2021	$51,750
2022	50,472
2023	50,073
2024	49,913
2025	49,750
Thereafter	640,820

Total	$892,778

Loan origination costs related to the revolver prior to the Acquisition are included in intangible assets on the consolidated balance sheets. Such costs are amortized to interest expense.

The following table presents a rollforward of goodwill for year ended December 31, 2020:

$ in thousands
Balance at December 31, 2019	$656,826
Purchase price adjustments CD&R acquisition	27,128
ASG acquisition	779
Champion acquisition	27,491
Foreign currency revaluation	(110)

Balance at December 31, 2020	$712,114

5. Debt

Total debt consisted of the following:

$ in thousands	December 31, 2020
Term Loan, principal paid quarterly with a scheduled maturity date of July 1, 2026; interest accrues at an adjusted London Interbank Offered Rate plus an applicable margin (3.65% at December 31, 2020)	$738,788
Senior Notes indenture, interest paid semiannually with a scheduled maturity date of July 15, 2027; interest accrues at 11.0%	300,000

Total	1,038,788
Unamortized discount and issuance costs	(26,920)
Current maturities	(7,500)

Notes payable, excluding current maturities	$1,004,368

Origination and Issuance Costs

Discount and issuance costs related to the Term Loan facility and the Senior Notes are deferred and recorded as a reduction to debt on the consolidated balance sheet at December 31, 2020. Such costs are amortized to interest expense using the effective interest method for the Term Loan and Senior Notes. Amortization of discount and issuance costs is included in interest expense, net in the consolidated statements of comprehensive income. The Company amortized costs to interest expense for the year ended December 31, 2020 totaling $4.9 million.

Revolving Credit Facility

On July 1, 2019, SCS Holdings entered into a five-year secured credit agreement, whereby SCS Holdings is provided access to a revolving line of credit up to $190.0 million. Issuance costs of $1.1 million and discount costs of $4.3 million related to this agreement are reported as long-term other assets and are being amortized over the term of the agreement. Borrowings under this line are collateralized by all assets of SCS Holdings and its subsidiaries, not otherwise pledged as collateral on the line of credit with SCS Holdings’ channel finance agreements (see Note 7). The commitment fee percentage is 0.25% of any unused portion of the revolver as of quarter-end.

There was no amount outstanding under the revolving line of credit as of December 31, 2020. The available borrowing capacity as of December 31, 2020 was $190.0 million.

Term Loan, Senior Notes, First and Second Lien Credit Agreements

On July 1, 2019, SCS Holdings entered into a seven-year credit agreement with a syndicate of lending institutions. The credit agreement provided for initial borrowings of $750.0 million. Proceeds were used to fund the acquisition of the Company under the CD&R transaction. The credit agreement stipulates quarterly payments of $1.9 million and lump sum payment of $699.4 million due at maturity on July 1, 2026.

On January 31, 2020, SCS Holdings refinanced its Term Loan balance of $746.3 million thereby decreasing the applicable margin to 3.50% with respect to Eurodollar loans and 2.50% with respect to alternate base rate (ABR) loans. Prior to the refinancing, the applicable margin was 4.25% for Eurodollar loans and 3.25% for ABR loans. SCS Holdings incurred $0.9 million of debt issuance costs related to the refinancing and added this cost to the existing debt issuance cost to be amortized over the life of the Term Loan. The amended credit agreement stipulates quarterly payments of $1.9 million and lump-sum payment of $699.6 million due at maturity on July 1, 2026.

5. Debt (continued)

On July 1, 2019, SCS Holdings issued Senior Notes with an aggregate principal of $300.0 million at 11% interest for an eight-year term. Proceeds were used to fund the acquisition of the Company under the CD&R transaction. The Senior Notes are subject to semiannual interest payments payable at each January 15 and July 15 commencing on January 15, 2020. The lump-sum payment of $300.0 million is due upon maturity on July 15, 2027.

The Company was in compliance with its covenants as of December 31, 2020.

Debt Maturity Schedule

At December 31, 2020, the aggregate maturities for debt are as follows:

Year Ending December 31
($ in thousands):
2021	$7,463
2022	7,463
2023	7,463
2024	7,463
2025	7,463
Thereafter	1,001,475

Total	$1,038,790

6. Leasing Activities

The following table shows the components of the net investment in sales-type and operating leases:

$ in thousands	December 31, 2020
Sales-type leases:
Minimum rentals receivable	$99,963
Estimated residual values of leased equipment	979
Unearned income	(8,240)

Net investment in sales-type leases	92,702

Operating lease contracts:
Minimum rentals receivable	22
Equipment cost	334
Accumulated depreciation	(248)

Net equipment on operating leases	86
Unearned income	(33)

Net investment in operating leases	75

Net investment in leases	$92,777

Unearned income exceeds minimum rentals receivable on operating leases as revenue is recognized on a straight-line basis monthly, whereas invoicing occurs monthly, quarterly, or annually, depending on the contract.

The estimated residual values recorded at salvage value under noncancelable leases for the Company totaled $0.1 million at December 31, 2020.

6. Leasing Activities (continued)

Minimum rentals receivable under the above noncancelable leases are due as follows at December 31, 2020:

Year Ending December 31
($ in thousands):
2021	$23,586
2022	21,564
2023	20,621
2024	19,607
2025	14,607

Total	$99,985

Discounted Lease Rentals, Pooled Loans, and Nonrecourse Receivables

The Company finances certain leases by assigning, or discounting, the noncancelable rentals to various financial institutions on a nonrecourse basis. Interest rates are fixed, with rates ranging from 2.0% to 12.8% per annum. When financial assets are transferred, the transfer is accounted for either as a sale or secured borrowing. When a transfer meets all the requirements for sale accounting, the financial asset is derecognized and a net gain or loss is recorded in other expenses. Qualified attorneys are used to provide a legal opinion to support the conclusion that transferred financial assets have been legally isolated. In the event of default by a lessee under a discounted lease, the lender has a security interest in the underlying equipment.

The Company also has one pooled loan that is secured by specific leases. The lease receivables, when collected, fully liquidate the loan. Interest rate is fixed with a rate of 4.0%. This loan is nonrecourse to the Company.

Discounted lease rentals, pooled loans, and other nonrecourse receivables net of deferred interest, aggregated to $199.0 million for the Company for the year ended December 31, 2020.

The combined annual maturities of both the discounted lease rentals and pooled loans are as follows:

Year Ending December 31
($ in thousands):
2021	$20,094
2022	19,099
2023	18,938
2024	18,701
2025	14,392

Total	$91,224

7. Channel Finance Facilities

The Company maintains two separate channel finance facilities, the first of which was established on June 1, 2004, and amended as of December 7, 2012, and provides a line of credit for acquisitions of product for sale to customers. The amended credit agreement provides for a line of credit of $30.0 million until the credit agreement is terminated. The credit agreement was further amended to reduce the line of credit to $20.0 million for Sirius effective September 1, 2020, and $5.0 million for Sirius Federal effective January 27, 2017. The facility continues to provide for a limited number of exceptions to exceed this credit line to address seasonal needs. As of December 31, 2020, the Company’s outstanding borrowings were $39.9 million and are included in trade accounts payable. The line has no maturity date, and the delinquency fee interest rate is prime plus 0%.

7. Channel Finance Facilities (continued)

The second channel finance facility was acquired as of March 31, 2016 with an aggregate amount available of $60.0 million to support the purchasing and cash flow needs of Sirius Federal. Effective January 1, 2017, the agreement was amended to add Sirius as a borrower. In addition, effective January 1, 2018, the agreement was amended to add Forsythe Technology Inc. as a borrower and the aggregate amount available on the line was increased to $200.0 million. On July 1, 2019, as a result of the CD&R transaction, the amount available on the line increased to $300.0 million. As of December 31, 2020, the outstanding balances on the line were $126.8 million and are included in accounts payable due to their short-term nature. The line is secured by all inventory and accounts receivable of Sirius and Sirius Federal that is not secured under the Term Loan or the first channel finance facility agreement. The line expires annually on January 1, with automatic one-year renewals, unless terminated by either party. The creditor may terminate immediately upon an event of default or at any time with at least 60 days’ written notice.

8. Stockholders’ Equity

The Company has 1,000 shares of common stock authorized with a par value of $0.01 per share as of December 31, 2020. There were 100 shares of common stock outstanding with a par value of $0.01 per share as of December 31, 2020.

9. Incentive Plan

Subsequent to the CD&R Acquisition, two plans were established to provide incentive payments to employees of Sirius and its subsidiaries. Following is an outline of these plans.

Amended and Restated Operating Agreement of SCS Holdco, LP

The Company grants incentive units (Incentive Units) in SCS Holdco, LP to certain employees and directors as compensation for their services. Incentive units as stated in the LP Agreement are units with rights to profits and losses in distributions.

The Incentive Unit pool was granted to senior members of management and subsequent grants to certain board members. Forfeited units can be redistributed or reallocated at the discretion of the Board of Directors. Stock-related compensation expense and the associated liability are reduced when units are forfeited by terminated employees. As of December 31, 2020, SCS Holdco, LP and Sirius have authorized a total of 12,278,964 Incentive Units and Phantom Units, of which 682,714 are available for grant.

There are two categories of Incentive Units, Class B and Class C units, as described below. Both categories are classified within Level 3 of the fair value hierarchy as their values are based on valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement.

Class B Units: Class B units were granted to certain senior members of management and board members. They are considered unit-based compensation and vest ratably over four years based on the holder’s continued employment with the Company. Twenty-five percent of the units will vest on the first anniversary of the grant date. Following the first anniversary of the grant date, an additional 6.25% of the units will vest on the last day of each full three-month period. The fair value of the Class B units is valued by a third-party specialist using a Monte Carlo simulation model as of the grant date, and the related expense based on units vested is recorded in other liabilities. The fair value of the Class B units is subsequently revalued at the end of each reporting period with the incremental compensation expense being recognized ratably over the remaining vesting period. Upon termination of employment, SCS Holdco, LP is required to repurchase any vested Class B units based on the fair value of the membership units of SCS Holdco, LP.

9. Incentive Plan (continued)

The table below presents a rollforward of Class B units and the weighted average grant date fair value of the units:

	Number of Class B Units	Weighted Average Grant Date Fair Value
Nonvested at December 31, 2019	6,322,500	$5.00
Granted	—	—
Vested	(1,846,875)	5.00
Forfeited	(397,500)	5.00
Exercised	(15,000)	5.00

Nonvested at December 31, 2020	4,063,125	$5.00

Class C Units: Class C units granted to certain senior members of management vest based on a graded performance formula established in the LP Agreement. This class of units only participates in capital distributions if the performance formula is met. Upon termination, the units are canceled without any consideration being provided to the employee. Therefore, the Class C units will be recorded at the present value of the expected benefits to be paid when probable and estimable. For the year ending December 31, 2020, no expense has been recorded.

The table below presents a rollforward of performance units:

Number of Class C Units
Nonvested at December 31, 2019	2,107,500
Granted	—
Forfeited	(137,500)
Exercised	—

Nonvested at December 31, 2020	1,970,000

Service Unit Plan and the Performance Unit Plan

The Company grants performance units and service units which are Phantom Units in Sirius under the plan.

Service Units: The plan grants nontransferable service units to employees only. The units grant the holder the right to receive a cash payment from the employer following the date on which a distribution is made to the operating units in conjunction with a performance event.

Service units are granted to employees of the Company, are considered unit-based compensation, and vest ratably over a period of four years on the holders’ continuous employment with the Company. Twenty-five percent of the units will be vested on the first anniversary of the grant date. Following the first anniversary, an additional 6.25% of the units issued will vest on the last day of each full three-month period. The fair value of the service units is estimated using a Monte Carlo simulation model as of the grant date, and the related expense is amortized using the straight-line method, ensuring a sufficient amount of compensation expense being recognized ratably over the remaining vesting period. Upon termination of employment, Sirius is required to repurchase any vested service units based on the fair value of the membership units of SCS Holdco, LP, less a benchmark amount specified in the document granting the service units to an employee.

9. Incentive Plan (continued)

The table below presents a rollforward of service units and the weighted average grant date fair value of the units:

	Number of Service Units	Weighted Average Grant Date Fair Value
Nonvested at December 31, 2019	2,547,000	$5.00
Granted	521,250	5.78
Vested	(729,234)	5.00
Forfeited	(214,547)	5.09
Exercised	(20,203)	5.00

Nonvested at December 31, 2020	2,104,266	$5.18

Performance Units: The plan grants nontransferable performance units to employees. The units grant the holder the right to receive a cash payment from the employer following the date on which a distribution is made, based on a performance formula outlined in the plan, to the value units in conjunction with a performance event. Therefore, the performance units will be recorded at the present value of the expected benefits to be paid when probable and estimable. For the year ending December 31, 2020, no expense has been recorded.

The table below presents a rollforward of performance units:

Number of Performance Units
Nonvested at December 31, 2019	794,250
Granted	163,500
Forfeited	(75,000)
Exercised	—

Nonvested at December 31, 2020	882,750

The fair value of each Class B and service unit is estimated at the end of each reporting period using the Monte Carlo simulation model. The Company estimated the fair value of the Class B and service units at December 31, 2020, for $5 and $6 thresholds to be approximately $2.31 and $2.07 per share, respectively. The Company had $5.6 million recorded in long-term other liabilities associated with the unit awards as of December 31, 2020.

The expected volatility is based on the historical volatility of market participants adjusted for differences in financial leverage. The risk-free rate of the award is based on the U.S. Treasury rate maturing around the proposed exit event. The expected time until exit event reflects expectations for a change of control. The discount for lack of marketability is adjusted for the right to purchase a share of a privately held company.

The assumptions used to value the service and Class B units and determine the expense recognized are presented below:

January 1 to December 31, 2020
Expected equity volatility	65.0%
Risk-free interest rate	0.2%
Expected time until exit event in years	3
Discount for lack of marketability	25.0%

9. Incentive Plan (continued)

All distributions paid under the LP Agreement or plan are accounted for as compensation expense. For the year ending December 31, 2020, the total unit-based compensation expense is $3.9 million.

As of December 31, 2020, the Company has $8.8 million of unrecognized compensation cost related to the Class B units, and $4.4 million of unrecognized compensation costs related to service units, which the Company expects to recognize over a weighted average period of four years.

This footnote contains the estimated fair values of certain Incentive and Phantom Units. These fair values represent estimates developed using subjective assumptions about future results of operations and enterprise values. Actual results could differ materially from these estimates.

10. Accrued Liabilities

The following table sets forth additional financial information related to the Company’s accrued liabilities:

$ in thousands	December 31, 2020
Accrued taxes	$16,622
Accrued payroll	64,372
Accrued other expenses	57,004

Accrued liabilities	$137,998

11. Commitments and Contingencies

The Company leases certain equipment and office space under various operating leases, with terms ranging from one month to seven years. The Company’s rent expense for the year ended December 31, 2020 was $12.5 million.

Future minimum rental payments required under the noncancelable operating leases existing at December 31, 2020, and for the next five years are as follows:

Year Ending December 31
($ in thousands):
2021	$12,750
2022	11,421
2023	9,026
2024	7,623
2025	7,448
Thereafter	5,437

Total	$53,705

The Company is currently not party to any material litigation. However, in the ordinary course of business, the Company is involved in legal actions, both as plaintiff and defendant, and could incur uninsured liability in any one or more of them. It is management’s opinion that these matters, individually or in the aggregate, will not have a material adverse effect on the Company’s consolidated financial position or results of operations; however, the ultimate outcome cannot be determined.

12. Employee Benefits

Savings Plan

The Company has a 401(k) savings plan (the “401(k) Plan”) to reward employees for service to the Company. All employees are eligible to participate in the 401(k) Plan the first day of the month following their date of hire. Eligible employees may elect to contribute up to 50% of their compensation up to the federal maximum. In 2020, the 401(k) Plan provides for an automatic 50% match by the Company of employee contributions up to $6,000, for a maximum possible match of $3,000 from January 1, 2020 to April 30, 2020. The Company match was suspended on May 1, 2020, due to business disruption from the COVID-19 pandemic. Employees are vested 100% in their contributions. The Company’s matching contributions vest 20% per year and are fully vested after five years. Charles Schwab serves as administrator of the 401(k) Plan and the Company serves as the plan sponsor.

The Company’s total contributions to the Company’s 401(k) Plan were $3.8 million for the year ended December 31, 2020.

13. Income Taxes

Income tax expense (benefit) is summarized as follows:

$ in thousands	Year Ended December 31, 2020
Current:
Federal	$9,803
State	(1,099)
Foreign	126

Total current	8,830
Deferred:
Federal	6,275
State	3,276
Foreign	(65)

Total deferred	9,486

Total income tax expense (benefit)	$18,316

13. Income Taxes (continued)

The components of the deferred tax assets and liabilities are summarized below:

$ in thousands	December 31, 2020
Deferred tax assets:
Allowance for bad debts	$567
Accrued expenses	5,550
State net operating loss carryforward	136
Deferred revenue	5,621
Accelerated cost of goods sold	31,770
Incentive unit compensation	415
Interest limitation carryforward	44
Deferred payroll taxes	2,664
Foreign	341
Other	1,064

Total	48,172
Deferred tax liabilities:
Intangibles	(190,255)
Prepaid expenses	(658)
Property and equipment	(4,097)
Section 481(a) adjustment — Revenue Recognition	(12,778)
Other	(665)

Total	(208,453)

Deferred tax assets (liabilities), net	$(160,281)

Following the adoption of ASC 606, the Company accelerates the recognition of revenue and costs of goods sold for financial reporting purposes for certain transactions where the Company is deemed an agent acting on behalf of the vendor to complete the transaction with an end customer. For income tax purposes, the Company recognizes revenue at the earlier of when the amounts are earned, due, received, or recognized in the applicable financial statements. Thus, all revenue accelerated for financial reporting purposes under ASC 606 is recognized in the same period for income tax purposes with limited exceptions. However, cost of goods sold accelerated for financial reporting purposes under ASC 606 do not result in a corresponding income tax deduction until the period in which economic performance occurs, which is when the inventory is delivered to the end customer or the contracted services are performed. Accordingly, the Company has recognized a deferred tax asset for cost of goods sold that have been accelerated under ASC 606 but are not deductible for income tax purposes until subsequent periods. Additionally, during 2020, the Company filed an Application for Change in Accounting Method (IRS Form 3115) with respect to the timing of revenue recognition for income tax purposes, consistent with the recognition principles described above. The effect of the accounting method change was an acceleration of taxable income, which the Company elected to recognize ratably over a period of four tax years beginning with the short tax year ended July 1, 2019. The Company has recorded a deferred tax liability for a portion of the remaining Section 481(a) adjustment that will be recognized in taxable income in future periods. Realization of the Company’s deferred tax assets depends upon the Company’s ability to generate future taxable income. Management is of the opinion that it is more likely than not that all deferred tax assets will be realized based upon future taxable income from deferred tax liabilities that are expected to reverse in the relevant federal and state jurisdictions and carryforward periods.

The Company files federal, state, and local income tax returns in the U.S., Canada and India, and these returns are periodically under audit by tax authorities. There are no material unrecognized tax benefits for the Company as of December 31, 2020. The Company remains subject to U.S. federal and state income tax examinations for

13. Income Taxes (continued)

the tax years 2018 through 2020 remains subject to examination in Canada for tax years 2017 and later, and India for tax years 2018 and later.

Total income tax benefit differs from the expected amount (computed by applying the U.S. federal statutory tax rate to the income (loss) before income taxes) as follows:

$ in thousands	Year Ended December 31, 2020
Expected tax expense (benefit)	$12,312	21.0%
Nondeductible meals and entertainment	329	0.6%
Incentive unit expense	543	0.9%
Other nondeductible expenses	211	0.4%
State income tax, net of federal benefit	3,597	6.1%
Other	1,324	2.3%

Total income tax expense (benefit)	$18,316	31.3%

14. Related-Party Transactions

The Company provided products and services to companies held by CD&R at December 31, 2020 totaling $2.7 million for the year ended December 31, 2020. Additionally, the Company provided products and services to customers in our debt consortium totaling $178.1 million for the year ended December 31, 2020.

15. Subsequent Events

On October 15, 2021, CDW Corp. (“CDW”) and SCS Holdco, LP entered into a definitive agreement through which CDW will acquire the Company and its subsidiaries (including Sirius) for $2.5 billion in cash, subject to closing adjustments. The transaction is expected to close in December 2021, subject to receipt of regulatory approvals and the satisfaction of other customary closing conditions.

There were no other subsequent events to report as of October 30, 2021, the date the financial statements were available to be issued.

PROSPECTUS

CDW CORPORATION

Common Stock

Preferred Stock

Depositary Shares

Warrants

Subscription Rights

Debt Securities

Guarantees of Debt Securities

Share Purchase Contracts

Share Purchase Units

CDW LLC

CDW FINANCE CORPORATION

Debt Securities

Guarantees of Debt Securities

CDW Corporation, CDW LLC and CDW Finance Corporation may offer and sell, from time to time, in one or more offerings, any combination of securities we describe in this prospectus. This prospectus also covers guarantees, if any, of our obligations under any debt securities, which may be given by CDW Corporation and/or one or more of our subsidiaries. In addition, any selling stockholders to be named in a prospectus supplement may offer and sell, from time to time, in one or more offerings, shares of our common stock. The securities may be offered and sold to or through one or more underwriters, dealers and agents, or directly to purchasers, on a delayed or continuous basis.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus.

To the extent that any selling stockholder resells any securities, the selling stockholder may be required to provide you with the prospectus and a prospectus supplement identifying and containing specific information about the selling stockholder and the terms of the securities being offered.

Before investing, you should carefully read this prospectus and any related prospectus supplement.

CDW Corporation’s common stock is listed on the Nasdaq Global Select Market under the symbol “CDW.” If we decide to list or seek a quotation for any other securities, the prospectus supplement relating to those securities will disclose the exchange or market on which those securities will be listed or quoted.

Investing in our securities involves risks. You should refer to “ Risk Factors” on page 1 of this prospectus and the risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the Securities and Exchange Commission on February 28, 2020 (which document is incorporated by reference herein) and our other periodic reports and other information that we file with the Securities and Exchange Commission incorporated by reference in this prospectus and the applicable prospectus supplement and carefully consider that information before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 15, 2020.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we and/or any selling stockholders may sell any combination of the securities described in this prospectus in one or more offerings from time to time. This prospectus provides you with a general description of the securities we and/or any selling stockholders may offer. Each time we and/or any selling stockholders sell securities under this shelf registration, a prospectus supplement will be provided that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. Therefore, if there is any inconsistency between the information contained or incorporated by reference in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement (including any information incorporated by reference therein). You should read both this prospectus and any prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

We and/or any selling stockholders have not authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

Unless the context otherwise requires or as otherwise expressly stated, references in this prospectus to the “Company,” “we,” “us” and “our” and similar terms refer to CDW Corporation and its consolidated subsidiaries. References to our “common stock” or our “preferred shares” refer to the common stock or preferred stock of CDW Corporation.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. In addition, we have filed with the SEC a Registration Statement on Form S-3 relating to the securities covered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement and the exhibits filed therewith and in our reports and proxy statements and other information incorporated by reference herein. Any statements made in this prospectus concerning the provisions of legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Our SEC filings are available to you on the SEC’s website at http://www.sec.gov and through the Nasdaq Global Select Market, 165 Broadway, New York, New York 10006, on which our common stock is listed.

We maintain a website at http://www.cdw.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Except for the information incorporated by reference as noted below, our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows the “incorporation by reference” of the information filed by us with the SEC into this prospectus, which means that important information can be disclosed to you by referring you to those documents and those documents will be considered part of this prospectus. Information that we file later with the SEC will automatically update and supersede the previously filed information. The documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents deemed to be “furnished” or not deemed to be “filed,” including the portions of these documents that are either (1) described in paragraphs (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, including any exhibits included with such Items) after the date of this prospectus and prior to the termination of the offerings under this prospectus are incorporated by reference herein:

•	Our Annual Report on Form 10-K for the year ended December 31, 2019 filed on February 28, 2020.

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 filed on May 6, 2020.

•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 filed on August 5, 2020.

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Our Current Reports on Form 8-K filed on February 28, 2020, April  7, 2020, April  21, 2020, May  26, 2020, August  13, 2020, and September 4, 2020 and with respect to Item  8.01 only, February  6, 2020, May  6, 2020 and August 5, 2020.

•

The description of our common stock, par value $0.01 per share, as contained in the Registration Statement on Form S-1 (File No. 333-187472), originally filed with the SEC on March 22, 2013 including any amendment or report filed for the purpose of updating such description.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Our Commission File Number is 001-35985.

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If you make a request for such information in writing or by telephone, we will provide you, without charge, a copy of any or all of the information incorporated by reference into this prospectus. Any such request should be directed to:

CDW Corporation

75 Tri-State International

Lincolnshire, Illinois 60069

(847) 465-6000

Attention: Investor Relations

You should rely only on the information contained in, or incorporated by reference in, this prospectus. We have not authorized anyone else to provide you with different or additional information. This prospectus does not offer to sell or solicit any offer to buy any securities in any jurisdiction where the offer or sale is unlawful. You should not assume that the information in this prospectus or in any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document.

FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein may contain “forward-looking statements” within the meaning of the federal securities laws. All statements other than statements of historical fact included in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein are forward-looking statements. These statements relate to analyses and other information, which are based on forecasts of future results or events and estimates of amounts not yet determinable. These statements also relate to our future prospects, developments and business strategies. We claim the protection of The Private Securities Litigation Reform Act of 1995 for all forward-looking statements in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein.

These forward-looking statements are identified by the use of terms and phrases such as “anticipate,” “assume,” “believe,” “estimate,” “expect,” “goal,” “intend,” “plan,” “potential,” “predict,” “project,” “target” and similar terms and phrases or future or conditional verbs such as “could,” “may,” “should,” “will,” and “would.” However, these words are not the exclusive means of identifying such statements. Although we believe that our plans, intentions and other expectations reflected in or suggested by such forward-looking statements are reasonable, we cannot assure you that we will achieve those plans, intentions or expectations. All forward-looking statements are subject to risks and uncertainties that may cause actual results or events to differ materially from those that we expected.

Important factors that could cause actual results or events to differ materially from our expectations, or cautionary statements, are disclosed under the section entitled “Risk Factors” included in our most recent Annual Report on Form 10-K and from time to time in our subsequent Quarterly Reports on Form 10-Q and our other SEC filings. All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements contained in the section entitled “Risk Factors” included in our most recent Annual Report on Form 10-K as well as other cautionary statements that are made from time to time in our other SEC filings and public communications. You should evaluate all forward-looking statements made in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein in the context of these risks and uncertainties.

We caution you that the important factors referenced above may not reflect all of the factors that could cause actual results or events to differ from our expectations. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our operations in the way we expect. The forward-looking statements included or incorporated by reference herein are made only as of the date hereof or, with respect to any documents incorporated by reference, available at the time such document was prepared or filed with the SEC. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

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OUR COMPANY

We are a Fortune 500 company, member of the S&P 500 Index, and a market-leading provider of integrated information technology (“IT”) solutions to small, medium and large business, government, education and healthcare customers in the United States, the United Kingdom and Canada. Our broad array of offerings ranges from discrete hardware and software products to integrated IT solutions such as mobility, security, data center optimization, cloud computing, virtualization and collaboration.

We are technology “agnostic,” with a solutions portfolio including more than 100,000 products and services from more than 1,000 leading and emerging brands. Our solutions are delivered in physical, virtual and cloud-based environments through approximately 6,800 customer-facing coworkers, including sellers, highly-skilled technology specialists and advanced service delivery engineers. We are a leading sales channel partner for many original equipment manufacturers, software publishers and cloud providers (collectively, our “vendor partners”), whose products we sell or include in the solutions we offer. We provide our vendor partners with a cost-effective way to reach customers and deliver a consistent brand experience through our established end-market coverage, technical expertise and extensive customer access.

CDW Corporation is a Delaware corporation. CDW LLC is an Illinois limited liability company and a subsidiary of CDW Corporation. CDW Finance is a Delaware corporation and a subsidiary of CDW Corporation. Our principal executive offices are located at 75 Tri-State International, Lincolnshire, Illinois 60069, and our telephone number at that address is (847) 465-6000. Our website is located at http://www.cdw.com. The information on our website is not part of this prospectus.

RISK FACTORS

Our business is subject to uncertainties and risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q. Our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities for general corporate purposes, which may include capital expenditures, working capital, acquisitions, investments and the repayment of indebtedness. Pending these uses, the net proceeds may also be temporarily invested in short- and medium-term investments, including, but not limited to, marketable securities.

We will not receive any proceeds from the sale of common stock by any selling stockholders.

DESCRIPTION OF CAPITAL STOCK

The following summary of certain provisions of our capital stock does not purport to be complete and is subject to our amended and restated certificate of incorporation (the “Certificate of Incorporation”), our amended and restated bylaws (the “Bylaws”) and provisions of applicable law. Copies of our Certificate of Incorporation and Bylaws are incorporated by reference into the registration statement, of which this prospectus is a part.

Authorized Capital Stock

Our authorized capital stock consists of 1,000,000,000 shares of common stock, par value $0.01 per share, and 100,000,000 shares of preferred stock, par value $0.01 per share.

Common Stock Voting Rights

Each holder of common stock is entitled to one vote per share on each matter submitted to a vote of stockholders. Our Bylaws provide that the presence, in person or by proxy, of holders of shares representing a majority of the outstanding shares of capital stock entitled to vote at a stockholders’ meeting shall constitute a quorum. When a quorum is present, the affirmative vote of a majority of the votes cast is required to take action, unless otherwise specified by law or our Certificate of Incorporation. There are no cumulative voting rights.

Common Stock Dividend Rights

Each holder of shares of common stock is entitled to receive such dividends and other distributions in cash, stock or property as may be declared by our board of directors (“Board”) from time to time out of our assets or funds legally available for dividends or other distributions. These rights are subject to the preferential rights of any other class or series of our preferred stock that we may designate and issue in the future.

The Delaware General Corporation Law (the “DGCL”) permits a corporation to declare and pay dividends out of “surplus” or, if there is no “surplus,” out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. “Surplus” is defined as the excess of the net assets of the corporation over the amount determined to be the capital of the corporation by the board of directors. The capital of the corporation is typically calculated to be (and cannot be less than) the aggregate par value of all issued shares of capital stock. Net assets equals the fair value of the total assets minus total liabilities. The DGCL also provides that dividends may not be paid out of net profits if, after the payment of the dividend, remaining capital would be less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.

Declaration and payment of any dividend will be subject to the discretion of the Board. The time and amount of dividends will be dependent upon our results of operations, financial condition, business prospects, capital requirements, contractual restrictions, any potential indebtedness we may incur, the provisions of Delaware law affecting the payment of distributions to stockholders, tax considerations and other factors that the Board deems relevant. In addition, our ability to pay dividends on our common stock will be limited by restrictions on our ability to pay dividends or make distributions to our stockholders and on the ability of our subsidiaries to pay dividends or make distributions to us, in each case, under the terms of our current and any future agreements governing our indebtedness.

Since the fourth quarter of 2013, we have paid a quarterly cash dividend on our common stock and we currently expect to continue to pay a cash dividend on our common stock. However, any determination to pay dividends in the future will be at the discretion of our board of directors.

Other Rights

Each holder of common stock is subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock that we may designate and issue in the future. Holders of common stock will have no preemptive, conversion or other rights to subscribe for additional shares.

Liquidation Rights

In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of our common stock would be entitled to share ratably in our assets that are legally available for distribution to stockholders after payment of our debts and other liabilities. If we have any preferred stock outstanding at such time, holders of the preferred stock may be entitled to distribution and/or liquidation preferences. In either such case, we must pay the applicable distribution to the holders of our preferred stock before we may pay distributions to the holders of our common stock.

Preferred Stock

The Board has the authority to issue shares of preferred stock from time to time on terms it may determine, to divide shares of preferred stock into one or more series and to fix the designations, preferences, privileges and restrictions of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preference, sinking fund terms and the number of shares constituting any series or the designation of any series to the fullest extent permitted by the DGCL. The issuance of our preferred stock could have the effect of decreasing the trading price of our common stock, restricting dividends on our capital stock, diluting the voting power of our common stock, impairing the liquidation rights of our capital stock, or delaying or preventing a change in control of our company. At present, we have no plans to issue preferred stock.

Anti-Takeover Effects of the Certificate of Incorporation and Bylaws

The Certificate of Incorporation and Bylaws contain provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with the Board, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give the Board the power to discourage acquisitions that some stockholders may favor.

Undesignated Preferred Stock

The ability to authorize undesignated preferred stock will make it possible for the Board to issue preferred stock with super voting, special approval, dividend or other rights or preferences on a discriminatory basis that could impede the success of any attempt to acquire us. These and other provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of our company.

Classified Board of Directors Until 2021 Stockholder Meeting

The Certificate of Incorporation provides that, until the 2021 annual meeting of stockholders, the Board, other than those directors who may be elected by the holders of any series of preferred stock under specified circumstances, will be divided into three classes, with each class serving three-year staggered terms. Commencing with the 2021 annual meeting of stockholders, the classification of the Board will terminate and all directors will be of one class, other than those directors who may be elected by the holders of any series of preferred stock under specified circumstances, with such class serving a one-year term. In addition, directors serving on the Board may be removed with or without cause upon the affirmative vote of stockholders representing at least a majority of the voting power of our then outstanding shares of capital stock entitled to vote generally in the election of directors (“Voting Stock”). However, at any time prior to the 2021 annual meeting of stockholders, directors serving on the classified Board may only be removed from the Board with cause and by an affirmative vote of two-thirds of our outstanding Voting Stock.

Stockholder Action by Written Consent

The Certificate of Incorporation provides that any action required or permitted to be taken by our stockholders may be effected only at a duly called annual or special meeting of the stockholders and cannot be taken by written consent in lieu of a meeting.

Special Meeting of Stockholders and Advance Notice Requirements for Stockholder Proposals

The Certificate of Incorporation and Bylaws provide that, except as otherwise required by law, special meetings of the stockholders can only be called by or at the direction of the Board pursuant to a written resolution adopted by the affirmative vote of the majority of the total number of directors that we would have if there were no vacancies.

In addition, the Bylaws require advance notice procedures for stockholder proposals to be brought before an annual meeting of the stockholders, including the nomination of directors. Stockholders at an annual meeting may only consider the proposals specified in the notice of meeting or brought before the meeting by or at the direction of the Board, or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered a timely written notice, in proper form to our secretary, of the stockholder’s intention to bring such business before the meeting.

These provisions could have the effect of delaying until the next stockholder meeting any stockholder actions, even if they are favored by the holders of a majority of our outstanding voting securities.

Amendment to Certificate of Incorporation and Bylaws

The DGCL provides generally that the affirmative vote of a majority of the outstanding stock entitled to vote on amendments to a corporation’s certificate of incorporation or bylaws is required to approve such amendment, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. The Bylaws may be amended or repealed by a majority vote of the Board or, in addition to any other vote otherwise required by law, the affirmative vote of at least a majority of the voting power of our outstanding shares of Voting Stock, voting as a single class. Our Certificate of Incorporation provides that the affirmative vote of at least two-thirds of the voting power of our outstanding shares of Voting Stock, voting as a single class, is required to amend or repeal or to adopt any provision inconsistent with specified provisions, including the provisions governing: (i) the number and classes of directors; (ii) the election and term of directors; (iii) newly created directorships and filling vacancies; (iv) advance notice requirements for stockholder proposals; (v) the limitations of liability of directors; (vi) stockholder action by written consent and special meetings of stockholders; (vii) business combinations with interested stockholders; (viii) the required vote for amendments to the Certificate of Incorporation and Bylaws and (ix) exclusive forum for certain actions. These provisions may have the effect of deferring, delaying or discouraging the removal of any anti-takeover defenses provided for in the Certificate of Incorporation and Bylaws. The Certificate of Incorporation also provides that the provision of the Certificate of Incorporation that deals with corporate opportunity may only be amended, altered or repealed by a vote of 80% of the voting power of our outstanding shares of Voting Stock, voting as a single class.

Business Combinations with Interested Stockholders

We elect in the Certificate of Incorporation not to be subject to Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with a person or group owning 15% or more of the corporation’s voting stock for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Accordingly, we will not be subject to any anti-takeover effects of Section 203. However, the Certificate of Incorporation contains provisions that have substantially the same effect as Section 203.

Corporate Opportunity

The Certificate of Incorporation provides that we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any business opportunity that may from time to time be presented to our former sponsors or any of their officers, directors, agents, stockholders, members, partners, affiliates and subsidiaries (other than us and our subsidiaries) and that may be a business opportunity for our former sponsors, even if the opportunity is one that we might reasonably have pursued or had the ability or desire to pursue if granted the opportunity to do so. No such person will be liable to us for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such person, acting in good faith, pursues or acquires any such business opportunity, directs any such business opportunity to another person or fails to present any such business opportunity, or information regarding any such business opportunity, to us unless, in the case of any such person who is our director or officer, any such business opportunity is expressly offered to such director or officer solely in his or her capacity as our director or officer. Neither our former sponsors nor any of their representatives has any duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us or any of our subsidiaries.

Exclusive Jurisdiction of Certain Actions

The Certificate of Incorporation requires, to the fullest extent permitted by law, that derivative actions brought in our name, actions against directors, officers and employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers. The enforceability of similar exclusive jurisdiction provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with any action, a court could find the exclusive jurisdiction provision contained in the Certificate of Incorporation to be inapplicable or unenforceable in such action.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Listing

Our common stock is listed on the Nasdaq Global Select Market under the trading symbol “CDW.”

DESCRIPTION OF DEPOSITARY SHARES

The following description of the depositary shares and the terms of the deposit agreement is a summary. It summarizes only those aspects of the depositary shares and those portions of the deposit agreement that we believe will be most important to your decision to invest in our depositary shares. There may be other provisions in the deposit agreement that are also important to you. You should read the deposit agreement for a full description of the terms of the depositary shares. The form of the deposit agreement will be filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

The particular terms of the depositary shares offered by any prospectus supplement and the extent to which the general provisions described below may apply to such depositary shares will be outlined in the applicable prospectus supplement.

General

We may elect to offer fractional interests in preferred shares, rather than offer whole preferred shares. If we choose to do this, we will provide for the issuance by a depositary to the public of receipts for depositary shares. Each depositary share will represent fractional interests of a particular series of preferred shares.

The shares of any series of preferred shares underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company, which we will select. The bank or trust company must have its principal office in the United States and a combined capital and surplus of at least $50,000,000. The prospectus supplement relating to a series of depositary shares will state the name and address of the depositary. Unless otherwise provided by the deposit agreement, each owner of depositary shares will be entitled, in proportion to the applicable fractional interests in preferred shares underlying the depositary shares, to all the rights and preferences of the preferred stock underlying the depositary shares including dividend, voting, redemption, conversion and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional interests in shares of the related series of preferred shares in accordance with the terms of the offering described in the related prospectus supplement.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of preferred shares to the record holders of depositary shares relating to the preferred shares in proportion to the numbers of the depositary shares owned by the holders on the relevant record date. The depositary will distribute only an amount, however, that can be distributed without attributing to any holder of depositary shares a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary shares.

If there is a non-cash distribution, the depositary will distribute property received by it to the record holders of depositary shares entitled to it, unless the depositary determines that it is not feasible to make the distribution. If this happens, the depositary may, with our approval, sell the property and distribute the net sale proceeds to the holders. The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights that we offer to holders of the preferred stock will be made available to the holders of depositary shares.

Redemption of Depositary Shares

If a series of the preferred shares underlying the depositary shares is redeemed in whole or in part, the depositary shares will be redeemed from the redemption proceeds received by the depositary. The depositary will mail notice of redemption not less than 30, and not more than 60, days before the date fixed for redemption to the record holders of the depositary shares to be redeemed at their addresses appearing in the depositary’s books. The redemption price for each depositary share will be equal to the applicable fraction of the redemption price for each share payable with respect to the series of the preferred shares. Whenever we redeem preferred shares held by the depositary, the depositary will redeem on the same redemption date the number of depositary shares relating to the preferred shares so redeemed. If less than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionally as may be determined by the depositary.

After the date fixed for redemption, the depositary shares called for redemption will no longer be considered outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the cash, securities or other property payable upon the redemption and any cash, securities or other property to which the holders of the redeemed depositary shares were entitled upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

The amount distributed in any of the foregoing cases will be reduced by any amount required to be withheld by us or the depositary on account of any taxes.

Voting the Preferred Shares

Upon receipt of notice of any meeting at which the holders of the preferred shares are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to the preferred shares. Each record holder of depositary shares on the record date, which will be the same date as the record date for the preferred shares, will be entitled to instruct the depositary how to exercise the voting rights pertaining to the number of preferred shares underlying the holder’s depositary shares. The depositary will endeavor, to the extent practicable, to vote the number of preferred shares underlying the depositary shares in accordance with these instructions, and we will agree to take all action which the depositary may consider necessary in order to enable the depositary to vote the shares. The depositary will abstain from voting preferred shares to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred shares.

Amendment and Termination of Depositary Agreement

We may enter into an agreement with the depositary at any time to amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement. However, the holders of a majority of the depositary shares must approve any amendment which materially and adversely alters the rights of the existing holders of depositary shares. We or the depositary may terminate the deposit agreement only if (a) all outstanding depositary shares issued under the agreement have been redeemed or (b) a final distribution in connection with any liquidation, dissolution or winding up has been made to the holders of the depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the preferred shares and any redemption of the preferred shares. Holders of depositary shares will pay transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to resign, and we may at any time remove the depositary. Any resignation or removal will take effect when a successor depositary has been appointed and has accepted the appointment. Appointment must occur within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The depositary will forward to the holders of depositary shares all reports and communications that we deliver to the depositary and that we are required to furnish to the holders of the preferred shares. Neither the depositary nor we will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of us and the depositary under the deposit agreement will be limited to performance in good faith of their duties under the agreement and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred shares unless the holders provide them with satisfactory indemnity. They may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents they believe to be genuine.

DESCRIPTION OF WARRANTS

The following description of the warrants and terms of the warrant agreement is a summary. It summarizes only those aspects of the warrants and those portions of the warrant agreement which we believe will be most important to your decision to invest in our warrants. There may be other provisions in the warrant agreement and the warrant certificate relating to the warrants which are also important to you. You should read these documents for a full description of the terms of the warrants. The forms of the warrant agreement and the warrant certificate will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

General

We may issue warrants to purchase debt or equity securities. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include, but are not limited to, the following:

•	the title of the warrants;

•	the designation, amount and terms of the securities for which the warrants are exercisable;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

•	the price or prices at which the warrants will be issued;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	the terms of any mandatory or optional redemption provisions relating to the warrants;

•	the terms of any right we have to accelerate the exercise of the warrants upon the occurrence of certain events;

•	if the warrants will be sold with any other securities, and the date, if any, on and after which those warrants and any other securities will be transferable;

•	the identity of the warrant agent;

•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•	if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of warrants which may be exercised at any time; and

•	information with respect to book-entry procedures, if any.

Exercise of Warrants

Each warrant will entitle the holder of warrants to purchase for cash the amount of debt or equity securities, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the prospectus supplement relating to the warrants, unless otherwise specified in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the prospectus supplement relating to the warrants. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the debt or equity securities that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

This section describes the general terms of the subscription rights to purchase common stock or other securities that we may offer to stockholders using this prospectus. The following description is only a summary and does not purport to be complete. You must look at the applicable forms of subscription agent agreement and subscription certificate for a full understanding of all terms of any series of subscription rights. The forms of the subscription agent agreement and the subscription certificate will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

General

Subscription rights may be issued independently or together with any other security and may or may not be transferable. As part of the rights offering, we may enter into a standby underwriting or other arrangement under which the underwriters or any other person would purchase any securities that are not purchased in such rights offering. If we issue subscription rights, they may be governed by a separate subscription agent agreement that we will sign with a bank or trust company, as rights agent, that will be named in the applicable prospectus supplement. The rights agent will act solely as our agent and will not assume any obligation to any holders of rights certificates or beneficial owners of rights.

In general, a right entitles the holder to purchase for cash a specific number of shares of common stock or other securities at a specified exercise price. The rights are normally issued to stockholders as of a specific record date, may be exercised only for a limited period of time and become void following the expiration of such period. If we determine to issue subscription rights, we will accompany this prospectus with a prospectus supplement that will describe, among other things:

•	the record date for stockholders entitled to receive the rights;

•	the number of shares of common stock or other securities that may be purchased upon exercise of each right;

•	the exercise price of the rights;

•	whether the rights are transferable;

•	the period during which the rights may be exercised and when they will expire;

•	the steps required to exercise the rights;

•	the price, if any, for the subscription rights;

•	the number of subscription rights issued;

•	the terms of the shares of common stock or shares of preferred stock, debt securities or depositary shares;

•	the extent to which the subscription rights are transferable;

•	if applicable, the material terms of any standby underwriting or other arrangement entered into by us in connection with the offering of subscription rights;

•	the other terms of the subscription rights, including the terms, procedures and limitations relating to the exercise of the subscription rights;

•	whether the rights include “oversubscription rights” so that the holder may purchase more securities if other holders do not purchase their full allotments;

•

whether we intend to sell the shares of common stock or other securities that are not purchased in the rights offering to an underwriter or other purchaser under a contractual “standby” commitment or other arrangement; and

•	any applicable United States federal income tax considerations.

If fewer than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

The following description discusses the general terms and provisions of the debt securities that we may offer under this prospectus. The debt securities may be issued as senior debt securities or subordinated debt securities. The indebtedness represented by the senior debt securities will rank equally with all of our other unsecured and unsubordinated debt. The senior debt securities will, however, be subordinated in right of payment to all of our secured indebtedness to the extent of the value of the assets securing that indebtedness. The indebtedness represented by the subordinated debt securities will rank junior and be subordinate in right of payment to the prior payment in full of our senior debt, to the extent and in the manner set forth in the applicable prospectus supplement for the securities.

Unless otherwise specified in the applicable prospectus supplement, the senior debt securities and the subordinated debt securities will be issued by CDW LLC and CDW Finance Corporation and will be guaranteed by CDW Corporation and/or one or more of our domestic subsidiaries. The senior debt securities and the subordinated debt securities will be issued under indenture(s) between us and one or more United States banking institutions. Unless otherwise specified in the applicable prospectus supplement, the trustee under the indentures will be U.S. Bank National Association.

The form of the indenture is filed as an exhibit to the registration statement of which this prospectus is a part. The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act, and may be supplemented or amended from time to time following its execution. The form of the indenture gives us broad authority to set the particular terms of each series of debt securities, including the right to modify certain of the terms contained in the indenture. The particular terms of a series of debt securities and the extent, if any, to which the particular terms of the issue modify the terms of the form of indenture will be described in the prospectus supplement relating to such series of debt securities.

CDW LLC and CDW Finance Corporation may also issue additional senior debt securities under the indenture governing their 5.5% Senior Notes due 2024 (the “2024 Senior Notes”), the indenture governing their 4.125% Senior Notes due 2025 (the “2025 Senior Notes”), the indenture governing their 4.25% Senior Notes due 2028 (the “2028 Senior Notes”) or the indenture governing their 3.250% Senior Notes due 2029 (the “2029 Senior Notes”), which will have terms substantially identical in all material respects to the 2024 Senior Notes, the 2025 Senior Notes, the 2028 Senior Notes or the 2029 Senior Notes, respectively, and which will be guaranteed by CDW Corporation and our domestic subsidiaries that are guarantors under our senior secured term loan facility. The notes issued under any such series and any additional notes issued under such series will be treated as a single class for all purposes of the indenture governing such series. The indentures governing the 2024 Senior Notes, the 2025 Senior Notes, the 2028 Senior Notes and the 2029 Senior Notes are filed as exhibits to the registration statement of which this prospectus is a part.

The following summary describes selected provisions of the form of indenture. This summary does not describe every aspect of the debt securities or the indenture and is subject to, and qualified in its entirety by reference to, all the provisions of the indenture, including the terms defined in the indenture. We urge you to read the indenture in its entirety. This summary is also subject to, and qualified in its entirety by reference to, the description of the particular debt securities in the applicable prospectus supplement.

General

The indenture provides that we will be able to issue an unlimited aggregate principal amount of debt securities under the indentures, in one or more series, and in any currency or currency units. We are not required to issue all debt securities of one series at the same time and, unless otherwise provided, we may reopen a series, without the consent of the holders of the debt securities of that series, for issuances of additional debt securities of that series.

Prior to the issuance of each series of debt securities, the terms of the particular securities will be specified in a supplemental indenture or a resolution of our board of directors or in one or more officers’ certificates pursuant to a board resolution. We will describe in the applicable prospectus supplement the terms of the debt securities being offered, including:

•	the title, and the price at which we will sell, the offered debt securities;

•	whether the offered debt securities are senior debt securities or subordinated debt securities;

•	the aggregate principal amount of the offered debt securities;

•	the date or dates on which principal will be payable or how to determine such date or dates;

•	the rate or rates or method of determination of interest;

•	the date from which interest will accrue;

•	the dates on which interest will be payable and any record dates for the interest payable on the interest payment dates;

•	the place of payment on the offered debt securities;

•

any obligation or option we have to redeem, purchase or repay the offered debt securities, or any option of the registered holder to require us to redeem, repurchase or repay offered debt securities, and the terms and conditions upon which the offered debt securities will be redeemed, purchased or repaid;

•

the currency or currencies, including composite currencies or currency units, in which payment of the principal of (or premium, if any) or interest, if any, on any of the offered debt securities will be payable if other than the currency of the United States of America;

•	whether the securities are to be guaranteed and the terms of any guarantees;

•	any index, formula or other method used to determine the amount of principal, premium, if any, or interest;

•	applicable material federal income tax considerations;

•	our right, if any, to defer payment of interest and the maximum length of this deferral period;

•	whether the offered debt securities are defeasible;

•	any addition to or change in the events of default;

•	any addition to or change in the covenants in the indenture;

•	the terms of any right to convert the offered debt securities into common shares; and

•	any other terms of the offered debt securities not inconsistent with the provisions of the indenture.

The general provisions of the indentures do not contain any provisions that would limit our ability or the ability of our subsidiaries to incur indebtedness or that would afford holders of our debt securities protection in the event of a highly leveraged or similar transaction involving us or any of our subsidiaries. Please refer to the applicable prospectus supplement for information with respect to any deletions from, modifications of or additions to, the events of default described below that are applicable to the offered debt securities or any covenants or other provisions providing event risk or similar protection.

Payment

Unless we state otherwise in the applicable prospectus supplement, we will pay interest on a debt security on each interest payment date to the person in whose name the debt security is registered as of the close of business on the regular record date relating to the interest payment date.

Unless we state otherwise in the applicable prospectus supplement, we will pay principal of and any premium on the debt securities at stated maturity, upon redemption or otherwise, upon presentation of the debt securities at the office of the trustee, as our paying agent, or at other designated places. Any other paying agent initially designated for the debt securities of a particular series will be identified in the applicable prospectus supplement.

Forms, Transfers and Exchanges

The debt securities of each series will be issued only in fully registered form, without interest coupons. Unless we state otherwise in the applicable prospectus supplement, the debt securities will be issued in denominations of $2,000 each and integral multiples of $1,000 in excess of $2,000.

Subject to the terms of the indenture and the limitations applicable to global securities, you may exchange or transfer debt securities at the corporate trust office of the trustee or at any other office or agency maintained by us for that purpose, without the payment of any service charge, except for any tax or governmental charge.

Global Securities

The debt securities of any series may be issued, in whole or in part, by one or more global certificates that will be deposited with the depositary identified in the applicable prospectus supplement.

No global security may be exchanged in whole or in part for the debt securities registered in the name of any person other than the depositary for that global security or any nominee of that depositary except in the following circumstances or as otherwise provided in the applicable prospectus supplement. The depositary may discontinue providing its services as depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, certificates are required to be printed and delivered. In addition, we may decide to discontinue use of the system of book-entry-only transfers through a depositary. In that event, certificates will be printed and delivered to the depositary.

Unless otherwise stated in any prospectus supplement, The Depository Trust Company (“DTC”) will act as depositary. Beneficial interests in global certificates will be shown on, and transfers of global certificates will be effected only through records maintained by DTC and its participants.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, an event of default occurs with respect to debt securities of any series if:

•	we default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the debt securities;

•	we default in the payment when due of interest on or with respect to the debt securities and such default continues for a period of 30 days;

•

we default in the performance of, or breach any covenant, warranty or other agreement contained in, the indenture (other than a default in the performance or breach of a covenant, warranty or agreement which is specifically dealt with in the immediately preceding two bullets) and such default or breach continues for a period of 60 days after the notice specified below or 90 days with respect to the covenant described under Section 4.03 of the indenture;

•	certain events of bankruptcy affecting us;

•

if Article X of the indenture is made applicable with respect to such debt securities, the guarantee of CDW Corporation ceases to be in full force and effect (except as contemplated by the terms hereof); or

•	CDW Corporation denies or disaffirms its obligations under any indenture or guarantee, other than by reason of the release of the guarantee in accordance with the terms of any indenture.

If an event of default (other than an event of default with respect to certain events of bankruptcy affecting us) shall occur and be continuing, the trustee acting at the written direction of the holders of at least 25% in aggregate principal amount of the then total outstanding debt securities of an affected series may declare the principal of the debt securities and any accrued interest on the debt securities to be due and payable by notice in writing to us and the trustee specifying the respective event of default and that it is a “notice of acceleration,” and the same shall become immediately due and payable.

Upon such declaration of acceleration, the aggregate principal amount of, and accrued and unpaid interest, if any, on all of the outstanding debt securities shall ipso facto become and be immediately due and payable in cash without any declaration or other act on the part of the trustee or any holder of the debt securities. After such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of such outstanding debt securities may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal of or interest on such debt securities, have been cured or waived as provided in the indenture.

The holders of a majority in principal amount of the debt securities then outstanding may rescind and cancel such declaration and its consequences:

•	if the rescission would not conflict with any judgment or decree;

•	if all existing events of default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

•

to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

•	if we have paid the trustee its reasonable compensation and reimbursed the trustee for its expenses, disbursements and advances; and

•

in the event of the cure or waiver of an event of default of the type related to certain events of bankruptcy affecting us, the trustee shall have received an officers’ certificate and an opinion of counsel that such event of default has been cured or waived.

No such rescission shall affect any subsequent default or impair any right consequent thereto.

The holders of a majority in principal amount of the debt securities of the affected series issued and then outstanding under the indenture may waive any existing default or event of default under the indenture, and its consequences, except a default in the payment of the principal of or interest on such debt securities.

Holders of the debt securities may not enforce the indenture or such debt securities except as provided in such indenture and under the Trust Indenture Act. Subject to the provisions of the indenture relating to the duties of the trustee, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request, order or direction of any of the holders of the debt securities, unless such holders have offered to the trustee reasonable indemnity satisfactory to the trustee. Subject to all provisions of the indenture and applicable law, the holders of a majority in aggregate principal amount of the then outstanding debt securities of a series issued under the Indenture have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

We are required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any default or event of default, we are required to promptly deliver to the trustee a statement specifying such default or event of default (unless such default or event of default has been cured prior to such time).

Merger or Consolidation

The indenture provides that we may not consolidate or merge with or into another person, whether or not we are the surviving entity, and that we may not sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of our properties and assets, unless:

•

we are the surviving corporation; or the person formed by or surviving such consolidation or merger (if other than us) or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made is a corporation or limited liability company organized or existing under the laws of the United States, any state of the United States, the District of Columbia or any territory thereof;

•	the successor company (if other than us) assumes all of our obligations under the debt securities and the indenture pursuant to agreements reasonably satisfactory to the trustee;

•	immediately after such transaction, no default or event of default exists; and

•

each guarantor (except if it is party to the transactions described above, in which case the second bullet above shall apply) shall have by supplemental indenture confirmed that its guarantee shall apply to such person’s obligations under the debt securities and the indenture.

Modification or Waiver

Without the consent of any holder, we and the trustee may modify the indenture for any of the following purposes:

•	to cure any ambiguity, mistake, defect or inconsistency, as certified by us;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•

to provide for the assumption by a successor company or a successor company of a guarantor, as applicable, of our or such guarantor’s obligations under the indenture, the debt securities or any guarantee;

•

to make any change that would provide any additional rights or benefits to the holders of debt securities or that does not adversely affect the legal rights under the indenture of any such holder; provided that such changes pursuant to this clause shall not adversely affect the interests of the holders in any material respect, as determined in good faith by our board of directors;

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

•	to evidence and provide for the acceptance and appointment of a successor trustee;

•	to provide for the issuance of exchange notes or private exchange notes, which are identical to exchange notes except they are not freely transferable;

•	to add a guarantee of the debt securities;

•

to mortgage, pledge, hypothecate or grant any other lien in favor of the trustee for the benefit of the holders of the debt securities, as security for the payment and performance of all or any portion of the obligations, in any property or assets, or otherwise to secure the debt securities;

•

to conform the text of the indenture, the guarantees or the debt securities to any provision of the “Description of New Securities” to the extent that such provision in such “Description of New Securities” was intended to be a verbatim recitation of a provision of the indenture, the guarantee or debt securities, as certified by us; or

•

to establish any form of security or guarantee, to provide for the issuance of any series of securities or guarantees thereof, and to set forth the terms thereof and/or add to the rights of the holders of the securities or guarantees of any series.

We and the trustee may, with some exceptions, amend or modify either indenture with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of all series affected by the amendment or modification. However, no amendment or modification may, without the consent of the holder of each outstanding debt security affected thereby:

•	reduce the principal amount of debt securities issued thereunder whose holders must consent to an amendment;

•	reduce the principal of or change the fixed maturity of any debt security or alter the provisions with respect to the redemption of any debt security;

•	reduce the rate of or change the time for payment of interest on any debt security issued thereunder;

•

waive a default or event of default in the payment of principal of, premium, if any, or interest on the debt securities issued thereunder (except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the debt securities of the applicable series then outstanding and a waiver of the payment default that resulted from such acceleration or in respect of a covenant or provision contained in the indenture or any guarantee which cannot be amended or modified without the consent of all holders);

•	make any debt security payable in money other than that stated therein;

•

make any change in the provisions of any indenture relating to waivers of past defaults or the rights of holders of debt securities to receive payments of principal of, or interest or premium, if any, on the debt securities issued thereunder or impair the right of any holder of debt securities to institute suit for the enforcement of any payment on or with respect to such holder’s debt securities;

•	make any change to or modify the ranking of the debt securities that would adversely affect either the holders of debt securities;

•	modify the guarantees in any manner adverse to the holders of the debt securities; or

•	make any change in the preceding amendment and waiver provisions.

Legal Defeasance and Covenant Defeasance

The indenture provides that we may, at our option and at any time, elect to have all of our obligations and the obligations of the applicable guarantors discharged with respect to any outstanding debt securities issued under the indenture, subject to the terms and conditions as specified in the applicable prospectus supplement, except for:

•

the rights of holders of outstanding debt securities issued thereunder to receive payments in respect of the principal of, premium, if any, and interest on such debt securities when such payments are due solely out of the trust referred to below;

•

our obligations with respect to the debt securities issued thereunder concerning issuing temporary debt securities, registration of debt securities, mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment and money for security payments held in trust;

•	the rights, powers, trusts, duties and immunities of the trustee, and our obligations in connection therewith; and

•	the legal defeasance provisions of the indenture.

In addition, we may, at our option and at any time, elect to have our obligations and the obligations of the guarantors released with respect to certain covenants that are described in the indenture and thereafter any omission to comply with those covenants will not constitute a default or event of default with respect to the debt securities issued thereunder. In the event that a covenant defeasance occurs, certain events (not including nonpayment, bankruptcy, receivership, rehabilitation and insolvency events of ours) described under “—Events of Default” will no longer constitute an event of defaults with respect the debt securities issued under the indenture.

In order to exercise either legal defeasance or covenant defeasance under the indenture:

•

we must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the debt securities of such series, cash in U.S. dollars, non-callable U.S. government securities, or a combination of cash in U.S. dollars and non-callable U.S. government securities, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the outstanding debt securities of such series (calculated on the cash interest rate, if applicable) issued thereunder on the stated maturity date or on the applicable redemption date, as the case may be, of such principal, premium, if any, or interest on such debt securities and we must specify whether such debt securities are being defeased to maturity or to a particular redemption date;

•

in the case of legal defeasance, we shall have delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that, subject to customary assumptions and exclusions, (a) we have received from, or there has been published by, the United States Internal Revenue Service a ruling or (b) since the issuance of the debt securities of such series, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, subject to customary assumptions and exclusions, the holders of the outstanding debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

•

in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that, subject to customary assumptions and exclusions, the holders of the outstanding debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

•

no default or event of default has occurred and is continuing on the date of such deposit (other than a default or event of default resulting from the borrowing of funds to be applied to make such deposit and the grant of any lien securing such borrowings);

•

such legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under any other material agreement or instrument (other than the indenture) to which we or any guarantor is a party or by which we or any guarantor is bound;

•

we must deliver to the trustee an officers’ certificate stating that the deposit was not made by us with the intent of preferring the holders of the debt securities over the other creditors of ours or any guarantor or defeating, hindering, delaying or defrauding creditors of ours or any guarantor or others; and

•

we must deliver to the trustee an officers’ certificate and an opinion of counsel (which opinion of counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent provided for or relating to the legal defeasance or the covenant defeasance, as the case may be, have been complied with.

Senior Debt Securities

The senior debt securities will be unsecured senior obligations and will rank equally with all other senior unsecured and unsubordinated debt. The senior debt securities will, however, be effectively subordinated in right of payment to all of our secured indebtedness to the extent of the value of the assets securing that indebtedness. Except as provided in the senior indenture or specified in any authorizing resolution or supplemental indenture relating to a series of senior debt securities to be issued, no senior indenture will limit the amount of additional indebtedness that may rank equally with the senior debt securities or the amount of indebtedness, secured or otherwise, that may be incurred or preferred shares that may be issued by any of our subsidiaries.

Subordinated Debt

Subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the indenture, to all of our “senior indebtedness.” The indenture defines “senior indebtedness” as all obligations or indebtedness of, or guaranteed or assumed by, us for borrowed money whether or not represented by bonds, notes, debentures or other similar instruments, and amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligation, in each case, whether outstanding on the date hereof or the date the debt securities are issued or created, incurred, or thereafter guaranteed or assumed. “Senior indebtedness” does not include any subordinated debt securities or any other obligations specifically designated as being subordinate in right of payment to senior indebtedness.

In general, the holders of all senior indebtedness are first entitled to receive payment of the full amount unpaid on senior indebtedness before the holders of any of the subordinated debt securities are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities in certain events. Because the subordinated debt securities will be our unsecured obligations, our secured debt and other secured obligations will also be effectively senior to the subordinated debt securities to the extent of the value of the assets securing such debt or other obligations.

Corporate Existence

Subject to the terms of the indenture, we will do or cause to be done all things necessary to preserve and keep in full force and effect our corporate (and in the case of CDW LLC, limited liability company) existence, charter and statutory rights and franchises; provided, however, that we will not be required to preserve any right or franchise if we determine that the preservation thereof is no longer desirable in the conduct of our business.

Governing Law

The indentures and our debt securities will be governed by, and construed in accordance with, the law of the State of New York.

Guarantees

If the applicable prospectus supplement relating to a series of debt securities provides that those debt securities will have the benefit of a guarantee by CDW Corporation and/or any of its then existing or future domestic subsidiaries, then the debt securities will be fully and unconditionally guaranteed by such guarantors. Unless otherwise specified in the applicable prospectus supplement, we expect that the debt securities will be guaranteed by the guarantors under our existing indentures and our existing senior credit facilities. The guarantees will be general obligations of each guarantor. The guarantees will be joint and several obligations of the guarantors. If a series of debt securities is so guaranteed, the indenture or a supplemental indenture to the base indenture will be executed by each guarantor. The obligations of each guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. The terms of any guarantee and the conditions upon which any guarantor may be released from its obligations under that guarantee will be set forth in the applicable prospectus supplement.

DESCRIPTION OF SHARE PURCHASE CONTRACTS AND SHARE PURCHASE UNITS

We may issue share purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of common stock at a future date or dates. The price per share of common stock and the number of shares of common stock may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula stated in the share purchase contracts.

The share purchase contracts may be issued separately or as part of units that we call “share purchase units.” Share purchase units consist of a share purchase contract and either our debt securities or debt obligations of third parties, including United States treasury securities, securing the holders’ obligations to purchase the common stock under the share purchase contracts.

The share purchase contracts may require us to make periodic payments to the holders of the share purchase units or vice versa, and these payments may be unsecured or refunded on some basis. The share purchase contracts may require holders to secure their obligations in a specified manner.

The applicable prospectus supplement will describe the terms of the share purchase contracts or share purchase units. The description in the prospectus supplement will only be a summary, and you should read the share purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the share purchase contracts or share purchase units. Material United States federal income tax considerations applicable to the share purchase units and the share purchase contracts will also be discussed in the applicable prospectus supplement.

Each share purchase contract or share purchase unit and any related agreement will be governed by, and construed in accordance with, the laws of the State of New York.

SELLING STOCKHOLDERS

Selling stockholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, shares of common stock in various private transactions. Such selling stockholders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. The initial purchasers of our securities, as well as their transferees, pledges, donees or successors, all of whom we refer to as “selling stockholders,” may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.

The applicable prospectus supplement will set forth the name of each of the selling stockholders and the number of shares of our common stock beneficially owned by such selling stockholders that are covered by such prospectus supplement. The applicable prospectus supplement will also disclose whether any of the selling stockholders has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION

We may offer and sell the securities described in this prospectus, and certain stockholders may sell common stock, in one or more of the following ways from time to time in one or more transactions:

•	to underwriters or dealers for resale to the public or to institutional investors;

•	directly to institutional investors;

•	directly to a limited number of purchasers or to a single purchaser;

•	through agents to the public or to institutional investors; or

•	through a combination of any of these methods of sale.

The prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the net proceeds to be received by us and any selling stockholders from the sale;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

If we or any selling stockholders use underwriters or dealers in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:

•	privately negotiated transactions;

•	at a fixed public offering price or prices, which may be changed;

•	in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale of any securities, the securities may be offered either to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or a post-effective amendment to this registration statement.

If indicated in an applicable prospectus supplement, we and any selling stockholders may sell the securities through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions paid to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. We and any selling stockholders may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us and any selling stockholders at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions paid for solicitation of these delayed delivery contracts.

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us or any selling stockholders. Any remarketing firm will be identified and the terms of its agreements, if any, with us or any selling stockholders and its compensation will be described in the applicable prospectus supplement.

Agents, underwriters and other third parties described above may be entitled to indemnification by us or any selling stockholders against certain civil liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Each series of securities will be a new issue of securities and may not have an established trading market, other than our common stock, which is listed on the Nasdaq Global Select Market. The securities other than the common stock may or may not be listed on a national securities exchange and no assurance can be given that there will be a secondary market for any such securities or liquidity in the secondary market if one develops. Any underwriters to whom securities are sold by us or any selling stockholders for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

LEGAL MATTERS

Certain legal matters with regard to the validity of the securities will be passed upon for us by Kirkland & Ellis LLP, Chicago, Illinois. Certain matters under Wisconsin law will be passed upon by Foley & Lardner LLP.

Any underwriters or agents will be advised about other issues relating to any offering by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of CDW Corporation and its subsidiaries appearing in CDW Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2019, and the effectiveness of CDW Corporation and its subsidiaries’ internal control over financial reporting as of December 31, 2019, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.